EXHIBIT 10.28

PARTICIPATION AGREEMENT

among

GENENTECH, INC., as Lessee,

VACAVILLE REAL ESTATE TRUST 2001,
a Delaware business trust,
as Lessor,

WILMINGTON TRUST COMPANY, not in its individual capacity except as set forth herein, but solely as Trustee,

VARIOUS FINANCIAL INSTITUTIONS, as Investors,

DNA FINANCE CORP., as SPC,

VARIOUS FINANCIAL INSTITUTIONS, as Banks,

THE CHASE MANHATTAN BANK,
as Agent Bank and as Collateral Agent,

and

THE CHASE MANHATTAN BANK,
as CP Administrative Agent

THE CHASE MANHATTAN BANK,
as Issuing and Paying Agent to SPC

J.P. MORGAN SECURITIES INC., as Arranger and Book Runner

BNP PARIBAS, CREDIT SUISSE FIRST BOSTON, UBS AG, STAMFORD BRANCH, AND
WACHOVIA BANK, as Syndication Agents

Dated as of October 26, 2001

TABLE OF CONTENTS
SECTION 1.	BASIC TRANSACTIONS

1.1	SPC Loans
1.2	Investor Contributions
1.3	Backup Facility
1.4	Collateral For SPC Loans
1.5	Collateral For Facility Loans
1.6	Guarantee

SECTION 2.	SUMMARY OF THE TRANSACTIONS; COMPUTATIONS

2.1	Operative Agreements
2.2	Computations

SECTION 3.	INTENTIONS OF THE PARTIES

3.1	Ownership of the Property Interest
3.2	Amounts Due Under Lease

SECTION 4.	THE CLOSING

4.1	Closing Date
4.2	Trust Company Authorization

SECTION 5.	FUNDING OF ADVANCES

5.1	General
5.2	Procedures for Funding

SECTION 6.	CONDITIONS OF THE CLOSING AND ADVANCES

6.1	General Conditions to Investor's and SPC's Obligations to Make Investor Contributions and SPC Loans
6.2	Conditions to Initial Issuance of Commercial Paper
6.3	Conditions to each Investor's and SPC's Obligations to Make SPC Loans and Investor Contributions on Subsequent Funding Dates

SECTION 7.	REPRESENTATIONS AND WARRANTIES

7.1	Representations and Warranties of each Investor on the Closing Date
7.2	Representations and Warranties of Lessor on the Closing Date
7.3	Representations and Warranties of the Lessee on the Closing Date and each Funding Date
7.4	Representations and Warranties of the Trust Company on the Closing Date
7.5	Representations and Warranties of the Lessor on each Funding Date
7.6	Representations and Warranties of the Investors on each Funding Date
7.7	Representations and Warranties of SPC
7.8	Representations of Agent Bank and the Banks

SECTION 8.	PAYMENT OF CERTAIN FEES AND EXPENSES

8.1	Transaction Expenses
8.2	Brokers' Fees and Stamp Taxes
8.3	Certain Fees and Expenses
8.4	Operative Agreements and Related Obligations

SECTION 9.	OTHER COVENANTS AND AGREEMENTS

9.1	Covenants of Certain Parties
9.2	SPC Covenants
9.3	Proceeds of Casualty
9.4	Intercreditor Agreement
9.5	No Proceedings
9.6	Notice of Credit Rating Decline
9.7	Performance of Operative Agreements, Waiver of Set-off and Other Rights
9.8	Subordination of Certain Claims to Payment of Maturing Commercial Paper
9.9	Notice of Commercial Paper Deficit
9.10	Grant of Easements, etc.
9.11	Lessee's Call Option

SECTION 10.	LESSEE'S RIGHTS

10.1	Lessee's Rights

SECTION 11.	TRANSFER OF INTEREST

11.1	Transfers by Investors
11.2	Transfers by SPC
11.3	Transfers by Banks

SECTION 12.	INDEMNIFICATION

12.1	General Indemnity
12.2	General Tax Indemnity
12.3	Withholding Tax
12.4	Additional Costs
12.5	Illegality
12.6	Compensation
12.7	Mandatory Prepayment of SPC Loan by Lessee
12.8	Indemnity Payments in Addition to Lease Obligations
12.9	Repayment of Investor Contributions
12.10	Inability to Determine Eurodollar Rate

SECTION 13.	DISTRIBUTIONS OF PAYMENTS AND GROSS PROCEEDS

13.1	Agreement of Collateral Agent and Participants
13.2	Basic Rent
13.3	Purchase Payments by Lessee
13.4	Maximum Residual Guarantee Amount
13.5	Sales Proceeds
13.6	Supplemental Rent
13.7	Excepted Payments
13.8	Distribution of Payments After Event of Default
13.9	Payments in Respect of Condominium Utility Owner Buy-In
13.10	Other Payments
13.11	Remaining Funds
13.12	Time of Payment
13.13	Application of Proceeds of Commercial Paper
13.14	Application of Proceeds of Facility Loans
13.15	Operating Rules for Distributions from Funding Account
13.16	Investor Distributions

SECTION 14.	MISCELLANEOUS

14.1	Survival of Agreements
14.2	No Broker, etc.
14.3	Notices
14.4	Counterparts
14.5	Amendments and Termination
14.6	Parties in Interest
14.7	GOVERNING LAW
14.8	Severability
14.9	Rights of Lessee
14.10	Further Assurances
14.11	Successors and Assigns
14.12	No Representation or Warranty
14.13	Highest Lawful Rate
14.14	Appointment of the Collateral Agent
14.15	Resignation by the Collateral Agent
14.16	Limitation of Liability
14.17	SUBMISSION TO JURISDICTION
14.18	WAIVER OF JURY TRIAL
14.19	Consequential Damages
14.20	Limited Recourse
14.21	Confidentiality
14.22	Entire Agreement
14.23	Register for SPC Notes

Annex A	Rules of Usage and Definitions

Exhibits
Exhibit A	Form of Requisition
Exhibit B	Form of Assignment and Acceptance

Schedules
Schedule I	Addresses for Payments and Other Communications
Schedule II	Investor Contribution Commitments

                        PARTICIPATION AGREEMENT, dated as of October 26, 2001 (this "Agreement"), among GENENTECH, INC., a Delaware corporation (the "Lessee"); VACAVILLE REAL ESTATE TRUST 2001, a Delaware business trust (the "Lessor"); WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual corporate capacity, except as expressly stated herein, but solely as trustee of the Lessor (in its individual capacity, the "Trust Company", and solely in its capacity as trustee of the Lessor, the "Trustee"); THE VARIOUS FINANCIAL INSTITUTIONS time to time party to the Trust Agreement referred to herein, as Investors (collectively, the "Investors;" each an "Investor"); THE VARIOUS FINANCIAL INSTITUTIONS time to time party to the Backup Facility Agreement referred to herein, as Banks (collectively, the "Banks"; each a "Bank"); THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent Bank"); DNA FINANCE CORP., a Delaware corporation ("SPC"); THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the SPC (in such capacity, the "CP Administrative Agent"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as Collateral Agent for the Participants (in such capacity, the "Collateral Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A hereto.

Preliminary Statement

            A.    Pursuant to the Trust Agreement, the Investors have created the Lessor in order to facilitate the acquisition of title to the Property Interest.

            B.    Pursuant to the SPC Loan Agreement, SPC will provide SPC Loans to the Lessor to enable it to acquire title to the Property Interest, and to pay other Project Costs.

            C.    Pursuant to the Commercial Paper Documents, the SPC Loans will be indirectly funded through the issuance of Commercial Paper or by Facility Loans made by the Banks.

            D.    Pursuant to the terms hereof and the Trust Agreement, the Investors will provide funding to the Lessor to enable it to acquire title to the Property Interest and to pay other Project Costs.

            E.    Pursuant to the Guarantee, the Guarantor will guarantee certain obligations of Lessor under the Operative Agreements.

            F.    Pursuant to the Lease, the Lessor will lease the Property Interest to the Lessee for the Term.

            G.    Lessee desires to enter into the Overall Transaction in order to refinance the obligations of Lessee arising under (i) that certain Amended and Restated Lease Agreement dated as of December 8, 1995, as amended, and the Amended and Restated Purchase Agreement dated as of December 8, 1995, entered into between Lessee and BNP Leasing Corporation, pursuant to which BNP Leasing Corporation holds title to the Subdivision and certain improvements therein as security for the obligations of Lessee arising under said lease and purchase agreement, and (ii) that certain Lease dated March 20, 2000, between Lessee and Vacaville Statutory Trust 2000-A ("VST"), pursuant to which VST holds title to a leasehold interest in certain land and title to certain improvements as security for the obligations of Lessee under said lease and certain related agreements. In connection with that refinancing, Lessee intends to repay, from its own funds, that portion of said obligations which is attributable to the value of those interests in the Subdivision other than the Property Interest, and to finance, through the Overall Transaction, the portion of such obligations which is attributable to the value of the Property Interest. In connection with that refinancing, it is anticipated that the respective security interests held by BNP Leasing Corporation and VST in those interests in the Subdivision other than the Property Interest will be released either through conveyance of their respective interests in the entire Subdivision to the Lessor, or through the contribution of their interests to Lessor in exchange for beneficial interests in Lessor, which will be transferred to the Investors upon the Closing Date, or both, with the Lessor concurrently to convey to Lessee those interests in the Subdivision other than the Property Interest.

                        In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                        SECTION 1.    BASIC TRANSACTIONS

                        1.1  SPC Loans.  Pursuant to the SPC Loan Agreement, SPC has agreed to make SPC Loans to the Lessor in an aggregate principal not to exceed the SPC Loan Commitment in order for the Lessor to acquire title to the Property Interest and to pay other Project Costs, and in consideration of the receipt of the proceeds of such SPC Loans, the Lessor will issue to SPC the Tranche A SPC Note and the Tranche B SPC Note. The SPC Loans shall be made and the SPC Notes shall be issued pursuant to the SPC Loan Agreement. Pursuant to this Agreement and the SPC Loan Agreement, the SPC Loans will be made to the Lessor from time to time. Upon the terms and subject to the conditions of the SPC Loan Agreement and this Agreement, on each Funding Date, SPC shall make Tranche A SPC Loans and Tranche B SPC Loans, respectively, to the Lessor in immediately available funds in an amount equal to the Tranche A Percentage and the Tranche B Percentage, respectively, of the amount of the Advance requested in the Requisition for such Funding Date.

                        1.2  Investor Contributions.  Upon the terms and subject to the conditions of this Agreement, on each Funding Date, each of the Investors shall make an investment in the Lessor (each, an "Investor Contribution") by making available in immediately available funds an aggregate amount equal to its Percentage Share of an amount equal to 3% of the amount of the Advance requested in the Requisition for such Funding Date. The Lessor shall use the Investor Contributions to pay a portion of the Project Costs simultaneously and pro rata with the fundings by SPC under the SPC Loan Agreement. The aggregate outstanding amount of Investor Contributions made under this Section 1.2 made by each Investor shall not exceed the "Investor Contribution Commitment" for the applicable Investor (the "Investor Contribution Commitment") set forth on Schedule II attached hereto.

                        1.3  Backup Facility.  On the Closing Date the Banks shall extend Backup Facility Commitments pursuant to the Backup Facility Agreement to make Facility Loans from time to time to SPC.

                        1.4  Collateral For SPC Loans.  The SPC Loans and the obligations of the Lessor under the SPC Loan Agreement shall be secured by, inter alia, (i) a first perfected priority assignment of the Lease, granted pursuant to the Assignment of Leases and consented to by the Lessee pursuant to the Consent to Assignment, (ii) a first priority deed of trust lien on the Property Interest pursuant to the Mortgage; and (iii) the other Security Documents.

                        1.5  Collateral For Facility Loans.  The Facility Loans and the obligations of the SPC under the Backup Facility Loan Agreement shall be secured by a first perfected priority security interest in the Collateral.

                        1.6  Guarantee.  The obligations of the Lessor under the SPC Loan Agreement and the other Operative Agreements shall be guaranteed by the Guarantor to the extent provided in the Guarantee.

                        SECTION 2.    SUMMARY OF THE TRANSACTIONS; COMPUTATIONS

                        2.1  Operative Agreements.  On the Closing Date, each of the respective parties thereto shall execute and deliver this Agreement, the Conveyance Documents, the Condominium Documents, the Lease, the SPC Notes, the Guarantee, the SPC Loan Agreement, the Assignment of Leases, the Consent to Assignment, the Trust Agreement, the Certificates, the Commercial Paper Documents, the Security Documents, and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

                        2.2  Computations.  (a)   All computations of interest in respect of Eurodollar Loans under the Backup Facility Agreement, Investor Yield in respect of the Investor Contributions and other accrued amounts pursuant to the Operative Agreements shall be made by Agent Bank on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such amount is payable over a year comprised of 360 days (or, in the case of computations of Facility Fees and amounts accruing interest or Investor Yield by reference to the ABR, 365 days or, if appropriate, 366 days).

                        (b)   Each determination by Agent Bank of the Interest Rate, Facility Fees, the Investor Yield Rate or any other amount due pursuant to any provision of this Agreement or any of the other Operative Agreements shall be conclusive and binding on all parties hereto, absent manifest error.

                        (c)   Each of the Investors and the Lessor hereby appoints Agent Bank as its agent for purposes of (and solely for purposes of) computing Investor Yield in respect of the Investor Contributions and determining the Investor Yield Rate.

                        SECTION 3.    INTENTIONS OF THE PARTIES

                        3.1  Ownership of the Property Interest.  (a)   The parties hereto intend that (i) for financial accounting purposes with respect to Lessee (A) the Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, and all EITF pronouncements pursuant thereto, (B) Lessor will be treated as the owner and lessor of the Property Interest, and (C) Lessee will be treated as the lessee of the Property Interest, but (ii) for all federal, state and local taxes, income taxes, withholding taxes, franchise taxes, any other taxes measured by net income and for property, sales, use and transfer taxes and all other purposes (other than for financial accounting purposes) (A) the transactions contemplated by the Operative Agreements will be treated as a financing arrangement, (B) SPC (or the Banks or CP Holders directly) will be treated as a senior lender making loans to Lessee in an amount equal to the SPC Loans, which loans will be collateralized by the Property Interest, (C) Lessor (or Investors) will be treated as a subordinated lender making a loan to Lessee in an amount equal to the Investor Contributions, which loan is secured by the Property Interest, and (D) Lessee will be treated as the owner of the Property Interest and will be entitled to all tax benefits ordinarily available to an owner of property like the Property Interest for such tax purposes. Each of the parties agrees that it will report the transactions contemplated by the Operative Agreements on all applicable Tax returns, reports and statements in a manner consistent with the intention of the parties expressed in this Section 3.1(a) and in the Trust Agreement unless, as a result of an action initiated against it by a taxing authority, such party determines in its reasonable discretion to report the transaction in a manner consistent with the action taken by such taxing authority; provided that a change in income tax reporting shall be made only as a result of an action taken against such party by a taxing authority with respect to income taxes.

                        (b)   The parties hereto further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code and a real Property Interest mortgage or deed of trust, as applicable; (ii) the conveyance provided for in Section 2 of the Lease shall be deemed a grant of a security interest in and a mortgage lien on the Lessee's right, title and interest in the Property Interest (including the right to exercise all remedies as are contained in the Mortgage and Memorandum of Lease upon the occurrence of a Lease Event of Default) and all the proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, for the benefit of the Lessor to secure the Lessee's payment of all amounts owed by the Lessee under the Lease and the other Operative Agreements and Lessor holds title to the Property Interest so as to create and grant a first lien and prior security interest in the Property Interest (A) pursuant to the Lease for the benefit of the Agent Bank under the Assignment of Leases, to secure to the Agent Bank the obligations of the Lessee under the Lease and (B) pursuant to the Mortgage to secure to the Agent Bank the obligations of the Lessor under the Mortgage and the SPC Notes (subject to the release and reconveyance provisions therein, including those applicable in the event Lessee exercises its Maturity Date Election Notice or as provided in Section 21 of the Lease); (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. The Participants shall, to the extent consistent with the Lease and the other Operative Agreements, take such actions as may be necessary to ensure that, if the Lease were deemed to create a security interest in the Property Interest in accordance with this Section, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term. Nevertheless, Lessee acknowledges and agrees that none of the Participants has provided or will provide tax, accounting or legal advice to Lessee regarding the Lease, the Operative Agreements or the transactions contemplated hereby and thereby, or made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements, and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate.

                        (c)   The parties hereto further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by the Lease shall be regarded as secured loans made by an unrelated third party lender to Lessee.

                        3.2  Amounts Due Under Lease.  (a)   Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Lessor, each Investor, SPC, the Banks and Agent Bank that the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable on each Loan Payment Date and Certificate Payment Date, respectively, with respect to interest and Facility Fees on the Backup Facility Commitments and Investor Yield on the Investor Contributions then due.

                        (b)   Notwithstanding anything to the contrary contained in the Operative Agreements, if Lessee makes a payment of Rent to the Funding Account or Commercial Paper Account as required under the Operative Agreements, and the amount of and the timing of such payment is based on or defined by a payment due by another party pursuant to the Operative Agreements, payment by Lessee of such amount to such account shall be deemed to also constitute payment of such amount by such other party at the time such amount is received in the Funding Account or Commercial Paper Account, as the case may be. By way of illustration, but not by way of limitation, if interest in the amount of $1,000,000 owing by the SPC to the Agent Bank (for the account of the Banks) with respect to Facility Loans is due on June 1, 2001, the same amount is due on such date by the Lessor to the SPC with respect to the SPC Loan, and by Lessee to Lessor as Basic Rent, Lessee pays such amount by wire transfer to the Funding Account and such amount is received in such account on June 1, 2001 within the time period required in the Operative Agreements, then such $1,000,000 shall be deemed to have been paid in a timely manner (i) by Lessee with respect to Basic Rent, (ii) by Lessor with respect to the SPC Loan, and (iii) by the SPC with respect to the Facility Loans.

                        SECTION 4.    THE CLOSING

                        4.1  Closing Date.  All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other location as may be determined by the Agent Bank and the Lessee.

                        4.2  Trust Company Authorization.  The Investors agree that, with respect to the Closing Date and each Funding Date, the satisfaction or waiver of the conditions contained in Section 6 hereof shall constitute, without further act, authorization and direction by the Investors to the Trust Company to take on behalf of the Lessor the actions specified in Section 2.1 of the Trust Agreement.

                        SECTION 5.    FUNDING OF ADVANCES

                        5.1  General.  The SPC Loans and Investor Contributions made to the Lessor on the Closing Date will be used to (i) allow the Lessor to acquire title to the Property Interest, (ii) allow the Lessor, on behalf of the Lessee, to pay Transaction Expenses, and (iii) pay all other Project Costs. The SPC Loans and Investor Contributions made to the Lessor on each subsequent Funding Date will be used to allow the Lessor to make funds available to the Lessee for payment of the costs of Permitted Leasehold Improvements pursuant to Section 11 of the Lease.

                        5.2  Procedures for Funding.  (a)   Not later than 1:00 P.M. New York City time one (1) Business Day prior to each proposed Funding Date, the Lessee (as agent for the Lessor) shall deliver to the Agent Bank and the Investors, a requisition (a "Requisition"), appropriately completed, in the form of Exhibit A attached hereto.

                        (b)   Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount of at least $5,000,000 (or such lesser amount as shall be equal to the total aggregate of the Backup Facility Commitments plus the Investor Contribution Commitment at such time) and not more than $20,000,000 during any one (1) year period for the payment of Project Costs which have previously been incurred and were not the subject of and funded pursuant to a prior Requisition, in each case as specified in such Requisition, and (iii) specify whether the funds requested are to bear Investor Yield based upon ABR or the Eurodollar Rate, and with respect to any Eurodollar Rate Advances, the Interest Period with respect thereto. Lessee shall not be entitled to submit more than one (1) Requisition during any calendar quarter.

                        (c)   So long as no Default or Event of Default has occurred and is continuing and subject to the Lessor and the Agent Bank having each received the materials required by Section 6.1, 6.2 and/or 6.3, as applicable, on each Funding Date (i) SPC shall make SPC Loans to the Lessor in an aggregate amount equal to 97% of the funds specified in any Requisition, up to an aggregate principal amount equal to the SPC Loan Commitment, (ii) the Investors shall make Investor Contributions in an aggregate amount equal to 3% of the funds specified in any Requisition, up to an amount equal to the Investor Contribution Commitments of the Investors, and (iii) the total amount of such SPC Loans and Investor Contributions made on such date shall be paid to the Lessor (or its designee) to pay Project Costs in accordance with the terms of the Operative Agreements.

                        (d)   Notwithstanding anything to the contrary in this Agreement, (i) SPC shall not be required to make SPC Loans in an aggregate principal amount in excess of the SPC Loan Commitment, and (ii) the Investors shall not be required to make Investor Contributions in an aggregate amount in excess of the Investor Contribution Commitment.

                        (e)   Notwithstanding anything to the contrary in this Agreement, if on any Funding Date the Investors and SPC would otherwise be obligated to advance funds to Lessor pursuant to Section 5.2(c) above, and on such Funding Date there are funds on deposit in the Funding Account which have been deposited therein pursuant to Section 3.2(d) of the Backup Facility Agreement, such funds shall be advanced to Lessor on such Funding Date before any such Advances are made by SPC or the Investors.

                        SECTION 6.    CONDITIONS OF THE CLOSING AND ADVANCES

                        6.1  General Conditions to Investor's and SPC's Obligations to Make Investor Contributions and SPC Loans.   The obligation of Lessee, Lessor, each Investor, SPC, Agent Bank and each Bank to perform its obligations on the Closing Date, including funding Investor Contributions, in the case of each Investor, funding SPC Loans and issuing Commercial Paper, in the case of SPC, and providing Backup Facility Commitments, in the case of the Banks, shall be subject to the fulfillment to the reasonable satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by Lessee, Lessor, each Investor, SPC, Agent Bank, and the Banks, as applicable, of the following conditions precedent on or before the Closing Date:

            (a)   Certain Operative Agreements.  Lessor, Lessee and (except in the case of the SPC Notes and the Certificates) each of the Participants shall have received a fully executed counterpart of each Operative Agreement, and each of the Operative Agreements shall have been duly authorized, executed and delivered by each of the parties thereto, shall be in form and substance satisfactory to Lessor, Lessee, Agent Bank and each of the Participants and shall be in full force and effect;

            (b)   Requisition.  The Agent Bank shall have received a fully executed counterpart of a Requisition dated as of the Closing Date (but delivered at least one (1) Business Day prior to such date), appropriately completed;

            (c)   Condominium.  The Conveyance Documents shall have been executed by the appropriate Persons and delivered to the Lessor. Lessor and Lessee shall have executed, and Lessee shall have accepted, the Condominium Deed, and Lessor and Condominium Utility Owner shall have executed, and Condominium Utility Owner shall have accepted, the Utility Deed, each to be in form and substance appropriate for recording with the applicable Governmental Authorities, in each case subject only to Permitted Exceptions, and the Condominium shall have been duly established, and all of the other Condominium Documents shall have been executed and delivered (and, where applicable, recorded or delivered for recording) by the parties thereto;

            (d)   Title.  Title to the Property Interest shall conform to the representations and warranties set forth in Section 7.3(w);

            (e)   Memorandum of Lease.  The Lessee shall have recorded (or delivered to the Title Company for recording with "gap" coverage being provided by the Title Company) in the real estate records of the county where the Property Interest is located an original of the Memorandum of Lease executed by the Lessee and the Lessor;

            (f)   Mortgage.  The Lessee shall have recorded (or delivered to the Title Company for recording with "gap" coverage being provided by the Title Company) in the real estate records of the county where the Property Interest is located an original of the Mortgage executed by the Lessor and Lessee, and the Lien of the Mortgage shall conform to the representations and warranties set forth in Section 7.3(r);

            (g)   Assignment of Leases.  The Lessee shall have recorded (or delivered to the Title Company for recording with "gap" coverage being provided by the Title Company) in the real estate records of the county where the Property Interest is located an original of the Assignment of Leases executed by the Lessor;

            (h)   Consent to Assignment of Leases.  The Lessee shall have delivered to the Agent Bank a consent to the Assignment of Leases executed by the Lessee;

            (i)   Environmental Audit.

(i)   The Agent Bank, the Banks and the Investors shall have received an Environmental Audit with respect to the Property Interest, prepared by the Environmental Engineer and the results of the Environmental Audit shall be in form and substance satisfactory to the Agent Bank and the Investors;

(ii)   The Agent Bank and the Investors shall have received letters from the Environmental Engineer stating, among other things, that the Agent Bank, SPC, the Banks, the Trust Company and the Investors may rely on the Environmental Audits with respect to the Property Interest which were prepared by such firm as if they were originally addressed to them in all respects;

            (j)   Appraisal.  The Agent Bank, the Banks and the Investors shall have received an Appraisal of the Property Interest and such Appraisal shall show a value of not less than $424,000,000, and shall otherwise be in form and substance acceptable to the Investors and the Agent Bank;

            (k)   Default.  There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

            (l)   Survey.  The Agent Bank shall have received, and the Title Company shall have received, a survey of the Subdivision, certified to the Agent Bank, the Investors, the Lessor, and the Title Company in a manner satisfactory to them, dated as of a date within thirty (30) days of the Closing Date, by an independent professionally licensed land surveyor satisfactory to the Agent Bank, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations on the Subdivision of all the buildings, structures and other improvements, if any, and the established building setback lines; (ii) the lines of streets abutting the Subdivision; (iii) all access and other easements appurtenant to the Subdivision; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the Subdivision, whether recorded, apparent from a physical inspection of the Subdivision or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the Subdivision; and (vi) if the Property Interest is described as being on a filed map, a legend relating the survey to said map (which may be on a "pro forma" basis if the map is being recorded as one of the Condominium Documents);

            (m)   Mortgagee's Title Insurance Policy.  The Agent Bank shall have received with respect to the Mortgage a mortgagees' title insurance policy or marked up unconditional binder for such insurance dated the Closing Date (together with such reinsurance and coinsurance as is acceptable to the Agent Bank); such policy shall (i) be in an amount equal to $485,000,000 (with a pending disbursements clause); (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on the Property Interest, free and clear of all defects and encumbrances, except Permitted Exceptions; (iv) name SPC as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1992 (Amended 10/17/92) with no exception for "recharacterization", or if such exception is taken, with an endorsement committing to issue an alternative owner's policy; (vi) contain comprehensive, usury, access, subdivision, tax lot and such other endorsements and affirmative coverage as the Agent Bank may reasonably request; and (vii) be issued by the Title Company; and the Agent Bank shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy or binder, and all charges for any mortgage recording tax with respect to the Mortgage, have been paid or provision made therefor;

            (n)   Owner's Title Insurance Policy.  The Lessor shall have received an extended coverage owner's title insurance policy, or marked up unconditional binder for such insurance, dated the Closing Date, with insurance coverage and endorsements applicable to such a policy similar to those afforded SPC under Section 6.1(m); and the Lessor shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy have been paid or provision made therefor;

            (o)   Recorded Documents.  The Agent Bank and the Investors shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy referred to above;

            (p)   Taxes.  All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the applicable Operative Agreements and Condominium Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent Bank and the Investors;

            (q)   Litigation.  No action or proceeding shall have been instituted, nor to the knowledge of the Lessee shall any action or proceeding be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any of the transactions contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

            (r)   Legal Requirements.  In the reasonable opinion of the Agent Bank, the Investors and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate in any respect any Legal Requirements and do not and will not subject the Agent Bank, any Bank or the Investors to any material adverse regulatory prohibitions or constraints;

            (s)   Corporate Proceedings of the Lessee.  On the Closing Date, the Agent Bank and the Investors shall have received a copy of the resolutions, minutes, or unanimous written consents, in form and substance satisfactory to the Agent Bank and the Investors, of the Board of Directors of the Lessee authorizing the transactions contemplated by the Operative Documents and execution, delivery and performance of all documents necessary or appropriate therefor, certified by the Secretary or an Assistant Secretary of the Lessee as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent Bank and the Investors and shall state that the resolutions, minutes, or unanimous written consents thereby certified have not been amended, modified, revoked or rescinded;

            (t)   Lessee Incumbency Certificate.  On the Closing Date, the Agent Bank and the Investor shall have received a certificate of the Lessee, dated the Closing Date, as to the incumbency and signature of the officers of the Lessee executing any Operative Agreement satisfactory in form and substance to the Agent Bank and the Investors, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Lessee;

            (u)   Corporate Proceedings of the Trust Company.  On the Closing Date, the Agent Bank, the Investors and the Lessee shall have received a copy of the resolutions, in form and substance satisfactory to the Agent Bank, the Investors and the Lessee, of the Board of Directors of the Trust Company authorizing the execution, delivery and performance of the Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Trust Company as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent Bank, the Investors and the Lessee and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

            (v)   Trust Company Incumbency Certificate.  On the Closing Date, the Agent Bank, the Investors and the Lessee shall have received a certificate of the Trust Company, dated the Closing Date, as to the incumbency and signature of the officers of the Trust Company executing any Operative Agreement, satisfactory in form and substance to the Agent Bank, the Investors and the Lessee, executed by the President or any Vice President, Assistant Vice President, Trust Officer and the Secretary or any Assistant Secretary of the Trust Company;

            (w)   Corporate Status and Proceedings of SPC.  Lessee, Lessor, the Placement Agents, the Investors, and Agent Bank shall have received a certificate of the Secretary of SPC attaching and certifying as to (i) the resolutions of the Board of Directors of SPC duly authorizing the execution, delivery and performance by SPC of each Operative Agreement to which it is or will be a party, (ii) its certificate of incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, (iii) the SPC's by-laws and (iv) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party;

            (x)   Corporate Documents.  The Agent Bank and the Investors shall have received true and complete copies of the articles of incorporation and by-laws of the Lessee, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Lessee;

            (y)   Fees.  The Agent Bank and the Arranger shall have received the fees to be paid on the Closing Date pursuant to the Fee Letter Agreement;

            (z)   Legal Opinions.

(i)   The Agent Bank and the Investors shall have received the executed legal opinion of in-house counsel to the Lessee and from Morrison & Foerster LLP, counsel to the Lessee, in form and substance satisfactory to the Agent Bank and the Investors;

(ii)   The Agent Bank, the Lessee and the Investors shall have received the executed legal opinion of Morris, James, Hitchins & Williams LLP, counsel to the Lessor and the Trust Company, in form and substance satisfactory to the Agent Bank and the Investors;

(iii)   The Agent Bank, the Lessee, and the Investors shall have received the executed legal opinion of Schuyler, Roche & Zwirner, securities counsel to SPC, in form and substance satisfactory to the Agent Bank, the Lessee, and the Investors.

            (aa)   Actions to Perfect Liens.  The Agent Bank shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing (or the delivery to the Title Company and/or the Agent Bank for filing and/or recording) of duly executed Financing Statements, the Mortgage, the Assignment of Leases, and the Memorandum of Lease, necessary or, in the opinion of the Agent Bank, desirable to perfect the Liens created by the Security Documents shall have been completed;

            (bb)   Lien Searches.  The Agent Bank and the Investors shall have received the results of a recent search, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed in the State of California and other appropriate jurisdictions as reasonably determined by the Agent Bank with respect to personal property of the Lessee, Lessor, SPC and their personal property, and the results of such search shall be satisfactory to the Agent Bank and the Investors;

            (cc)   Insurance.  The Agent Bank and the Investors shall have received evidence in form and substance satisfactory to them that all of the requirements of Section 14 of the Lease shall have been satisfied;

            (dd)   Representations and Warranties; Absence of Backup Facility Agreement Default.  The representations and warranties of the Lessor, the Lessee, the SPC, the Investors and the Guarantor contained herein and in each of the other Operative Agreements shall be true and correct in all material respects on and as of the Closing Date. No Backup Facility Agreement Event of Default shall exist;

            (ee)   Performance of Operative Agreements.   The parties hereto (other than the Investors or SPC) shall have performed their respective agreements contained herein and in the other Operative Agreements on or prior to the Closing Date;

            (ff)   Material Adverse Change.  Since December 31, 2000, there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or financial condition of the Lessee;

            (gg)   Transaction Expenses.  All Transaction Expenses (excluding those specified in the Fee Letter Agreement) shall have been paid in full to the extent then invoiced, and all Transaction Expenses specified in the Fee Letter Agreement shall have been paid in accordance with the terms of the Fee Letter Agreement. Payments of Transaction Expenses to be paid on the Closing Date shall be made by wire transfer of immediately available funds to the accounts specified by the parties receiving such payments. Payments of Transaction Expenses to be paid on the Closing Date shall be made by wire transfer of immediately available funds to the accounts specified by the parties receiving such payments; and

            (hh)   No Event of Loss.  No casualty or loss in excess of the applicable deductible therefor shall have occurred in respect of the Property Interest unless covered by insurance. No action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or a taking by such Governmental Authority in respect of the Property Interest which is a Significant Condemnation.

                        6.2  Conditions to Initial Issuance of Commercial Paper.  SPC shall have the right to issue its initial Commercial Paper on the Closing Date if all of the conditions precedent set forth in Section 6.2 of the Backup Facility Agreement have been satisfied (or waived in writing by Lessor, SPC, each Bank and Agent Bank with, in each case, notice to the Placement Agents).

                        6.3  Conditions to each Investor's and SPC's Obligations to Make SPC Loans and Investor Contributions on Subsequent Funding Dates.  The obligations of the Investors to make an Investor Contribution, and of SPC to make an SPC Loan to the Lessor, on a Funding Date (other than the Closing Date) for the purpose of providing funds to the Lessor necessary to pay for costs of Permitted Leasehold Improvement Costs are subject to the satisfaction or waiver by the Agent Bank of the following conditions precedent:

            (a)   Requisition.  The Agent Bank shall have received a fully executed counterpart of the Requisition dated as of the applicable Funding Date (but delivered at least three (3) Business Day prior to such Funding Date), appropriately completed;

            (b)   Title.  Title to the Property Interest shall conform to the representations and warranties set forth in Section 7.3(w);

            (c)   Mortgage.  The Lien of the Mortgage shall conform to the representations and warranties set forth in Section 7.3(r);

            (d)   [Reserved]

            (e)   Default.  There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by such Requisition;

            (f)   Taxes.  All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent Bank and the Investors;

            (g)   Litigation.  No action or proceeding shall have been instituted, nor to the knowledge of the Lessee shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any of the transactions contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

            (h)   Legal Requirements.  In the reasonable opinion of the Banks, the Investors and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate in any respect any Legal Requirements applicable to such parties and do not and will not subject the Agent Bank, any Bank or the Investors to any material adverse regulatory prohibitions or constraints;

            (i)   Representations and Warranties; Absence of Backup Facility Agreement Default.  The representations and warranties of the Lessor, the Lessee, the SPC, the Investors and the Guarantor contained herein and in each of the other Operative Agreements shall be true and correct in all material respects on and as of each Funding Date as if made on and as of each Funding Date. No Backup Facility Agreement Event of Default shall exist;

            (j)   Performance of Operative Agreements.  The parties hereto (other than the Investors or SPC) shall have performed their respective agreements contained herein and in the other Operative Agreements on or prior to such Funding Date;

            (k)   Value.  The Agent Bank and the Investors shall have received evidence reasonably satisfactory to them (including, without limitation, an Officer's Certificate so stating) that the Permitted Leasehold Improvements covered by the applicable Advance enhance the value of the Property Interest by an amount commensurate with such Advance; provided, that, if this clause (k) is being invoked as a justification for declining to provide an Advance, then Lessee may satisfy this clause (k) with an Appraisal of the Property Interest (or an update to the Appraisal delivered pursuant to Section 6.1(j)) showing that the fair market value of the Property Interest (after taking into account the value of the Permitted Leasehold Improvements covered by the applicable requested Advance) is not less than 36% of the then Termination Value (after giving effect to the amount of the Advance requested on such Funding Date), and shall otherwise be in form and substance reasonably acceptable to the Investors and the Agent Bank;

            (l)   Material Adverse Change.  As of such Funding Date, there shall not have occurred any Material Adverse Effect; and

            (m)   No Event of Loss.  No casualty or loss in excess of the applicable deductible shall have occurred in respect of the Property Interest unless covered by insurance. No action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or a taking by such Governmental Authority in respect the Property Interest which is a Significant Condemnation.

                        SECTION 7.    REPRESENTATIONS AND WARRANTIES

                        7.1  Representations and Warranties of each Investor on the Closing Date.  Each Investor represents and warrants to each of the other parties hereto as of the Closing Date as follows:

            (a)   Due Organization, etc.  It is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party.

            (b)   Authorization; No Conflict.  The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by such Investor, nor the consummation of the transactions contemplated thereby by such Investor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of (which approval has not been obtained) the shareholders of, or approval or consent of any trustee or holders of any indebtedness or obligations of such Investor, (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under its articles of incorporation or by-laws, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound, or result in the creation of any Lessor Lien upon the Property Interest or any of the Improvements or (iv) does or will require any Governmental Action by any Governmental Authority.

            (c)   Enforceability, etc.   Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (d)   ERISA.  Such Investor is making the Investor Contribution contemplated to be made by it hereunder for its own account and with its general corporate assets in the ordinary course of its business, and no part of such amount constitutes the assets of any Employee Benefit Plan.

            (e)   Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any Investor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of such Investor.

            (f)   Information Memorandum.  It has received a copy of the Confidential Information Memorandum dated July, 2001, relating to the Certificates, and a copy of Lessee's 10-Q and 10-Q/A for the period ended June 30, 2001 and Lessee's 10-Q for the period ended September 30, 2001 filed with the SEC, together with such other information as it deems necessary in order to make its investment decision;

            (g)   Securities Act.  It understands that the offer and sale of the Certificates has not been registered under the Securities Act or any securities law of any other applicable jurisdiction and no other party hereto is obligated to effect any such registration;

            (h)   Transfer of Certificates Restricted.  It understands that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Operative Agreements and agrees to be bound by, and not to resell, pledge or otherwise transfer any Certificates except in compliance with, such restrictions and conditions and the Securities Act; and it further understands that the Certificates will bear a legend to the foregoing effect;

            (i)   Accredited Investor.  It is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and it is able to bear the economic risks of its investment; and

            (j)   No Distribution Intended.  It is acquiring the Certificates for its own account, and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act, provided that the disposition of its property shall at all times be within its control; and it understands that the other parties hereto will rely upon the accuracy of the foregoing representations and hereby consents to such reliance.

            (k)   Capacity.  Such Investor, by reason of its own business and financial experience or that of its professional advisors, can reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by the Operative Documents.

                        7.2  Representations and Warranties of Lessor on the Closing Date.  Lessor represents and warrants to each of the other parties hereto as of the Closing Date as follows:

            (a)   Due Organization, etc.  Lessor is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, each Operative Agreement to which it is a party and each other agreement, instrument and document executed and delivered by it on the Closing Date in connection with or as contemplated by each such Operative Agreement.

            (b)   Authorization; No Conflict.  The execution, delivery and performance of each Operative Agreement to which it is a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof by the Lessor, nor the consummation of the transactions contemplated thereby by the Lessor, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of (which approval has not been obtained) any party or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessor (ii) contravenes or will contravene any Legal Requirement applicable to or binding on it as of the date hereof, (iii) does or will contravene or result in any breach of or constitute any default under the Trust Agreement, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it or its properties may be bound, or result in the creation of any Lessor Lien upon the Property Interest or any of the Improvements or (iv) does or will require any Governmental Action by any Governmental Authority.

            (c)   Enforceability, etc.  Each Operative Agreement to which it is a party has been duly executed and delivered by it and constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (d)   Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Lessor (a) with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor.

            (e)   Assignment.  Lessor has not assigned or transferred any of its right, title or interest in or under the Lease, any other Operative Agreement or the Property Interest, except in accordance with the other Operative Agreements.

            (f)   No Default.  The Lessor is not in default under or with respect to any of its Contractual Obligations in any respect which could have a material adverse effect on the assets, liabilities, operations, business or financial condition of the Lessor. No Default or Event of Default attributable to it has occurred and is continuing.

            (g)   Use of Proceeds.  The proceeds of the SPC Loans and the Investor Contributions shall be applied by the Lessor solely in accordance with the provisions of the Operative Agreements.

            (h)   Chief Place of Business.  The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware.

            (i)   Federal Reserve Regulations.  The Lessor is not engaged principally in, and does not have as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the Loans will be used by it, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations of the Board, including but not limited to, T, U or X of the Board.

            (j)   Investment and Holding Company Status.  The Lessor is not (i) an "investment company" as defined in, or subject to regulation under the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            (k)   Securities Act.  Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Property Interest or the SPC Notes, or in any similar security or interest relating to the Property Interest, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the SPC Notes and the Facility Loans, the Agent Bank or the Arranger, and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Property Interest or the SPC Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended.

            (l)   Lessor Liens.  The Property Interest is free and clear of all Lessor Liens.

            (m)   Purpose; No Other Assets.  Lessor was organized exclusively for the purposes of (i) acquiring the Property Interest, (ii) leasing the Property Interest to Lessee pursuant to the Lease and this Agreement, (iii) conducting any ancillary business necessary to accomplish the purpose set forth in clauses (i) and (ii) and it has not engaged in any business unrelated to such purposes. It has no assets other than those related to its leasing and ownership of the Property Interest.

            (n)   Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by the Lessor in connection with the Overall Transaction, except such as have been given, made or obtained are in full force and effect.

            (o)   Capacity.  Lessor, by reason of its own business and financial experience or that of its professional advisors, can reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by the Operative Documents.

                        7.3  Representations and Warranties of the Lessee on the Closing Date and each Funding Date.  The Lessee represents and warrants to each of the other parties hereto as of the Closing Date and each Funding Date as follows:

            (a)   Organization; Powers.  The Lessee and its Material Subsidiaries (i) are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) have all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) are qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) have the power and authority to execute, deliver and perform its obligations under each of the Operative Agreements and each other agreement or instrument contemplated thereby to which it is or will be a party.

            (b)   Authorization.  The execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is a party (a) have been duly authorized by all requisite action on its part, including, if required, stockholder action and (b) will not (i) violate (A) any Legal Requirements applicable to the Lessee or of its Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Lessee or its Subsidiaries is a party or by which any of them or any of their Property Interest is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument to which Lessee is a party or by which Lessee is bound, (iii) result in the creation or imposition of any Lien upon or with respect to any Property Interest or assets now owned or hereafter acquired by the Lessee or its Subsidiaries except in accordance with the Operative Agreements, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Lessee, except for such approvals or consents which will be obtained on or before the Closing Date (or, in the case of any Operative Agreement executed and delivered after the Closing Date, on or before such date of execution or delivery) and disclosed in writing to the Agent Bank and the Investors.

            (c)   Enforceability.  This Agreement and each of the other Operative Agreements to which the Lessee is a party has been duly authorized, executed and delivered by the Lessee and constitutes a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (d)   Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by the Lessee in connection with the Overall Transaction, except such as have been made or obtained and are in full force or, in the case of actions required following the Closing Date, are reasonably expected to be obtained in the ordinary course of Lessee's business.

            (e)   Financial Statements.  The Lessee has heretofore furnished to the Lenders and the Investors the consolidated balance sheets and statements of income and cash flow of the Lessee, as of and for the fiscal year ended December 31, 2000, audited by and accompanied by the opinion of Ernst & Young independent public accountants. Such financial statements present fairly, in all material respects, the financial condition and results of operations of the Lessee and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            (f)   No Material Adverse Change.  Except as disclosed in the Current SEC Reports, the Commercial Paper Private Placement Memorandum or the Confidential Information Memorandum, there has been no material adverse change in the business, assets, Property Interest or condition, financial or otherwise, of the Lessee and its Subsidiaries, taken as a whole, since December 31, 2000.

            (g)   Information.  All information with regard to Lessee included in the Commercial Paper Private Placement Memorandum and the Confidential Information Memorandum that has been furnished by Lessee or any of its representatives is, when taken as a whole, together with all Current SEC Reports and all statements regarding Lessee contained in the Operative Agreements, correct in all material respects and does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein as regarding Lessee not materially misleading in light of the circumstances under which such statements are made. The representations and warranties of the Lessee contained in this Section 7.3(g) and in Section 7.3(n) are subject to the following qualifications: (i) the information contained in the Confidential Information Memorandum or delivered to the Participants pursuant to the Operative Agreements has been prepared to assist interested parties in making their own evaluation of the Overall Transaction and the Lessee, and does not purport to be all-inclusive or to contain all of the information that may be material to a Participant's decision to participate in the Overall Transaction; (ii) each recipient of information and data referred to in said Sections should perform its own independent investigation and analysis of the Overall Transaction and the creditworthiness of the Lessee; (iii) the information and data referred to in said Sections are not a substitute for the recipient's independent evaluation and analysis; (iv) statements contained in the Confidential Information Memorandum describing documents, agreements or transactions (including without limitation, the Overall Transaction) are provided in summary form only, and such summaries are qualified in their entirety by reference to such documents and agreements and, in the case of transactions, the applicable documentation therefore; (v) the information contained in the Confidential Information Memorandum regarding the Lessee is qualified in its entirety by the more complete information concerning the Lessee contained in its Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, Quarterly Reports on Forms 10-Q and 10-Q/A for the quarter ended June 30, 2001, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and the Current SEC Reports; (vi) it is understood that the Lessee makes no representation or warranty concerning any estimates, projections, or other forward-looking information furnished by the Lessee except that such estimates, projections, or other forward-looking information are presented in good faith by the management of the Lessee, on the basis of assumptions believed by such management to be reasonable, it being understood that (A) such estimates, projections, and other forward-looking information and assumptions on which they are based may or may not prove to be correct, and that such estimates and projections are subject to significant uncertainties and contingencies, many of which are beyond the Lessee's control, and are also subject to the risk factors which are set forth in the Lessee's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and Quarterly Reports on Forms 10-Q and 10-Q/A for the quarter ended June 30, 2001, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and other securities filings and (B) no assurances can be given that such estimates and projections will be realized, and such estimates, projections and other forward-looking information should not be regarded as a representation or warranty that the results reflected therein will be achieved; (vii) the Lessee also makes no representations or warranty concerning any industry information contained in the Confidential Information Memorandum not specifically concerning the Lessee or concerning any information prepared by a Person other than Lessee; (viii) the Confidential Information Memorandum contains forward-looking statements, including statements relating to product development, FDA approvals, product manufacturing, and future growth, earnings and financial performance, which statements involve risk and uncertainties that are discussed on pages 22-35 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 under the title "Forward-Looking Information and Cautionary Factors That May Affect Future Results," as well as risk factors that may affect product development, FDA approvals and product manufacturing, which are discussed under "The Successful Development of Pharmaceutical Products is Highly Uncertain," "We May Be Unable to Retain Skilled Personnel and Maintain Key Relationships" and "We May Be Unable to Obtain Regulatory Approvals for Our Products" on pages 23, 26 and 30 of the Form 10-Q for the quarter ended March 31, 2001, and risk factors relating to future growth, earnings and financial performance, which are discussed on pages 22-35 of the Form 10-Q for the quarter ended March 31, 2001, as all such risk factors may be further described in the current SEC Reports; and (ix) the Lessee has no intention, and disclaims any obligation, to update or revise any forward-looking statements in the Confidential Information Memorandum or otherwise delivered to any Participant as a result of new information, future events or otherwise, except for Lessee's or Guarantor's express notification obligations under the Operative Agreements.

            (h)   Title to Properties; Possession Under Leases.

(i)   Each of the Lessee and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets material to its business, except for defects which, in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(ii)   Each of the Lessee and its Material Subsidiaries has complied with all material obligations under all leases to which it is a party, the failure to comply with which would have a Material Adverse Effect, and all such leases are in full force and effect. Each of the Lessee and its Material Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

            (i)   Litigation; Compliance with Laws.  Except as disclosed in the Current SEC Reports:

(i)   There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Lessee, threatened against or affecting the Lessee or its Material Subsidiaries or any business, Property Interest or rights of any such person (x) which involve any Operative Agreements or the Overall Transactions or (y) which there is a reasonable possibility of an adverse determination and that, if adversely determined, might reasonably be expected to have a Material Adverse Effect (other than as previously disclosed in information covered by clause 7.3 (h)).

(ii)   Neither the Lessee nor its Material Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

            (j)   Agreements. Except as disclosed in the Current SEC Reports:

(i)   Neither the Lessee nor any Material Subsidiary of Lessee is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

(ii)   Neither the Lessee nor any Material Subsidiary of Lessee is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

            (k)   Federal Reserve Regulations.  Neither the Lessee nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (l)   Investment Company Act; Public Utility Holding Company Act.  Neither the Lessee nor its Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            (m)   Tax Returns.  Each of the Lessee and its Material Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Lessee or its Subsidiaries shall have set aside on its books adequate reserves, or (ii) where the failure to file such returns or pay such taxes would not have a Material Adverse Effect.

            (n)   No Material Misstatements.  Subject to the qualifications that are set forth in Section 7.3(g): No information, report, financial statement, exhibit or schedule prepared by or on behalf of the Lessee and furnished in writing to the Agent Bank, any Investor or any Bank in connection with the negotiation of any Operative Agreement or included therein or delivered pursuant thereto, when taken as a whole, together with all Current SEC Reports and all statements regarding Lessee contained in the Operative Agreements (as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, made, not materially misleading.

            (o)   Employee Benefit Plans. Each of the Lessee and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the regulations and published interpretations thereunder, except for such noncompliance as could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which the Lessee or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan in a respect that would have a Material Adverse Effect. Neither the Lessee nor any ERISA Affiliate has incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) which remains unpaid and that could reasonably be expected to result in a Material Adverse Effect. Neither the Lessee nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated for purposes of Title IV of ERISA, and to the knowledge of the Lessee no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated for purposes of Title IV of ERISA, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

            (p)   No Default.  No Lease Default or Lease Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Funding Date.

            (q)   Recording of Documents.  The Condominium Deed, the Utility Deed, Condominium Declaration, the Memorandum of Lease, the Assignment of Leases, and the Mortgage have been recorded with the appropriate Governmental Authorities in the order set forth in this paragraph (or have been delivered to the Title Company for recording with appropriate recording instructions and effective "gap" coverage), and the UCC Financing Statements with respect to the Property Interest, the Lessee and the Lessor have been delivered to a filing service or the Title Company for filing with the appropriate Governmental Authorities.

            (r)   Priority of Liens.  (i) Upon recording in the official records of Solano County, State of California, the Mortgage, the Assignment of Leases and the Memorandum of Lease constitute a valid and perfected first lien on the Property Interest in an amount not less than the Termination Value, subject only to the Permitted Exceptions, and (ii) upon filing with the appropriate Governmental Authorities, the Lessor Financing Statements perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement governed by Article 9 of the Uniform Commercial Code.

            (s)   Flood Zone.  No portion of the Property Interest is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any the Property Interest is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Property Interest in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

            (t)   Insurance Coverage.  The Lessee maintains insurance coverage for the Property Interest which meets the requirements of Section 14.1 of the Lease and the other Operative Agreements, and such coverage is in full force and effect.

            (u)   Governmental Actions.  All material Governmental Actions necessary for the construction, operation, use, leasing and ownership of the Property Interest required to be obtained on or before the date hereof have been obtained and such Governmental Actions are in full force and effect, and are not, to Lessee's Knowledge, subject to any appeal or further proceeding.

            (v)   Environmental Matters.

(i)   Except as disclosed in the Environmental Audit delivered pursuant to Section 6.1(i), to Lessee's Knowledge, the Property Interest does not contain any Hazardous Substances in amounts or concentrations which constitute an Environmental Violation or in light of Lessee's policies and practices concerning use, handling, transportation and disposal of same, would reasonably be expected to result in material liability under Environmental Laws.

(ii)   Except as set forth in the Environmental Audits delivered to the Lessee on or prior to the Closing Date Lessee has no knowledge that the Property Interest and all operations at the Property Interest are not in compliance, and have not in the last ten (10) years been in compliance, in all material respects with all applicable Environmental Laws.

(iii)   Except as disclosed in the Environmental Audit delivered pursuant to Section 6.1(i), to Lessee's Knowledge, neither the Lessee nor any of its Material Subsidiaries has received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to the Property Interest, nor does the Lessee have knowledge that any such notice will be received or is being threatened.

(iv)   Except as disclosed in the Environmental Audit delivered pursuant to Section 6.1(i), to Lessee's Knowledge, Lessee has not transported or disposed of Hazardous Substances from the Property Interest in violation of any Environmental Law in any material respect, nor has Lessee generated, treated, stored or disposed of any Hazardous Substances at, on or under the Property Interest in violation of any applicable Environmental Law in any material respect.

(v)   To Lessee's Knowledge, no material judicial proceeding or governmental or administrative action is pending or threatened in writing, under any Environmental Law to which the Lessee or its Material Subsidiaries is or will be named as a party with respect to the Property Interest, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property Interest.

(vi)   Except as disclosed in the Environmental Audit delivered pursuant to Section 6.1(i), to Lessee's Knowledge, there has been no release of Hazardous Substances at or from the Property Interest, or arising from or related to the operations of the Lessee or any of its Subsidiaries in connection with the Property Interest, in violation of or in amounts or in a manner that could reasonably be expected to give rise to any Environmental Violation or could reasonably be expected to result in material liability under Environmental Laws.

(vii)   Except as disclosed in the Environmental Audit delivered pursuant to Section 6.1(i), to Lessee's Knowledge, all applicable material Permits required as of such Funding Date for the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Property Interest during the construction of the Improvements thereon have been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties.

            (w)   Title to the Property Interest.  The Lessor has good and valid title to the Property Interest, subject only to the Permitted Exceptions. The Lessor has the right to grant the Mortgage on the Property Interest.

            (x)   Property Interest-Related Matters.  The Subdivision complies in all material respects with all Legal Requirements (including all applicable zoning and land use laws and Environmental Laws) and Insurance Requirements. Except for the Permitted Exceptions, the Improvements do not encroach in any manner onto any adjoining land (except as permitted by express written easements or variance) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply in all material respects with all applicable Legal Requirements (including all and applicable Environmental Laws and building, planning, zoning and fire codes). All water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use are available pursuant to adequate permits or the Condominium Documents (including any that may be required under applicable Environmental Laws). To Lessee's knowledge, there is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any applicable Environmental Law) pending or threatened in writing which adversely affects the title to, or the use, operation or value of, the Subdivision and Property Interests. No fire or other casualty with respect to the Improvements has occurred which fire or other casualty has had a Material Adverse Effect. All utilities serving the Subdivision and Improvements are located in, and vehicular access to the Improvements is provided by, either public rights-of-way abutting the Subdivision and Property Interest or Appurtenant Rights.

            (y)   Lease Requirements.  The Property Interest complies with all requirements and conditions set forth in the Lease and all other conditions and requirements of the Operative Agreements.

            (z)   Conditions Precedent Contained in the Operative Agreements.  To Lessee's Knowledge, all conditions precedent contained in this Agreement and in the other Operative Agreements relating to the relevant Advance have been waived and/or satisfied in full.

            (aa)   Intellectual Property.  Except as disclosed in the Current SEC Reports: (i) Lessee owns, or is licensed to use, all Lessee's Intellectual Property; (ii) to Lessee's Knowledge, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Lessee's Intellectual Property or the validity or effectiveness of any such Lessee's Intellectual Property which would reasonably be expected to have a Material Adverse Effect; and (iii) the use of such Lessee's Intellectual Property by the Lessee does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (bb)   Subsidiaries.  As of the Closing Date, Lessee has no Material Subsidiaries, directly or indirectly, other than as set forth in the Current SEC Reports.

            (cc)   Insolvency.  Lessee is not insolvent on the date hereof and has no outstanding liens, suits, garnishments or court actions which could render Lessee insolvent or bankrupt. Lessee's capital is adequate for the businesses in which Lessee is engaged and intends to be engaged. Lessee has not incurred (whether hereby or otherwise), nor does Lessee intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. There has not been filed by or, to Lessee's knowledge, against Lessee a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Lessee or any significant portion of Lessee's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law.

            (dd)   Foreign Person.  Lessee is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e. Lessee is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

            (ee)   Condominium.  (i) The Condominium and the Condominium Association have been formed in accordance with, and the Condominium Documents have been entered into in accordance with and comply in all material respects with, the Condominium Act and all other applicable Legal Requirements, (ii) the Condominium Documents are unmodified (except for modifications for which no Participant's consent is required under the Operative Agreements) and in full force and effect, (iii) there are no Common Assessments or other charges currently due and payable under the Condominium Documents with respect to the Condominium Units or the Lessor, and (iv) to Lessee's Knowledge, Lessee and Lessor are in compliance with the Condominium Documents, and to Lessee's Knowledge, there exists no default by any party under any Condominium Document.

                        7.4  Representations and Warranties of the Trust Company on the Closing Date.  The Trust Company represents and warrants to each of the other parties hereto as of the Closing Date as follows:

            (a)   Due Organization, etc.  It is a banking corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Trust Agreement and has the corporate power and authority to act as the trustee under the Trust Agreement and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Lessor, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Lessor, as the case may be, is or will be a party.

            (b)   Authorization; No Conflict.  The execution, delivery and performance of each Operative Agreement which it has executed, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Investors) as trustee of the Lessor, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current United States federal law, governmental rule or regulation governing its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its Property Interest under, its charter or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, or (iv) does or will require any Governmental Action by any Governmental Authority of the United States or the State of Delaware governing its banking or trust powers.

            (c)   Trust Company Enforceability, etc.  The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Investors, each other Operative Agreement to which Trust Company or the Lessor, as the case may be, is a party have been, or on or before the Closing Date will be, duly executed and delivered by Trust Company or the Lessor, as the case may be, and the Trust Agreement and each such other Operative Agreement to the extent entered into by the Trust Company constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company in accordance with the terms thereof.

            (d)   Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Trust Company with respect to any of the Operative Agreements or any of the transactions contemplated hereby or thereby.

            (e)   Securities Act.  Neither the Trust Company nor anyone authorized to act on behalf of the Trust Company has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the SPC Notes or the Certificate(s), or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

                        7.5  Representations and Warranties of the Lessor on each Funding Date.   The Lessor hereby represents and warrants to each of the other parties hereto as of each Funding Date as follows:

            (a)   Representations and Warranties; No Default.  The representations and warranties of the Lessor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date. The Lessor is in compliance with its respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on such Funding Date.

            (b)   Authority of the Lessor.  The execution and delivery of each Operative Agreement delivered by the Lessor on such date and the performance of the obligations of the Lessor under each Operative Agreement has been duly authorized by all requisite action of the Lessor.

            (c)   Execution and Delivery by the Lessor.  Each Operative Agreement delivered by the Lessor on such date has been duly executed and delivered by the Lessor.

            (d)   Valid and Binding Obligations of the Lessor.  Each Operative Agreement delivered by the Lessor on such date is a legal, valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (e)   Conditions Precedent contained in the Operative Agreements.  All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessor relating to the relevant Advance have been satisfied in full.

                        7.6  Representations and Warranties of the Investors on each Funding Date.  Each Investor hereby represents and warrants to each of the other parties hereto as of each Funding Date that: (a) the representations and warranties of such Investor set forth herein and in each of the other Operative Agreements are true and correct in all respects on and as of such Funding Date as if made on and as of such Funding Date, and (b) such Investor is in compliance with its obligations under the Operative Agreements.

                        7.7  Representations and Warranties of SPC.  As of the Closing Date and as of each Funding Date, SPC represents and warrants to the other parties to this Agreement that:

            (a)   Organization, etc.  SPC (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so would have a material adverse effect on it or its assets.

            (b)   Company Power and Authority; Enforceability.  SPC has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Agreements to which it is or will be a party (each an "SPC Operative Agreement") and has taken all necessary company action to authorize the execution, delivery and performance of each SPC Operative Agreement and has duly executed and delivered each SPC Operative Agreement and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each SPC Operative Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

            (c)   No Violation.  Neither the execution, delivery and performance by SPC of any SPC Operative Agreement nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Legal Requirements or (ii) will violate any provision of the SPC Certificate of Incorporation or its other organizational documents.

            (d)   Purpose; No Other Assets.  SPC was organized exclusively for the purposes of (i) issuing the Commercial Paper, (ii) providing financing for Lessor through the advance of SPC Loans to the Lessor, (iii) incurring indebtedness under the Backup Facility Agreement, and (iv) conducting any ancillary business necessary to accomplish the purpose set forth in clauses (i), (ii) and (iii), and it has not engaged in and will not engage in any business unrelated to such purposes. It has no assets other than those related to its ownership of the SPC Loans.

            (e)   Assignment.  SPC has not assigned or transferred any of its right, title or interest in or under the SPC Loans or the SPC Loan Collateral or any other Operative Agreement, except as expressly contemplated by the Operative Agreements.

            (f)   Chief Place of Business.  SPC's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are and will be kept is located at c/o Global Securitization Services LLC, 114 West 47th Street, New York, New York 10036.

            (g)   Independent Directors.  The SPC has at least two (2) Independent Directors (as defined in the SPC Certificate of Incorporation), and the SPC has not caused its board of directors to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless the Independent Directors shall have participated in such vote.

            (h)   No Other Activities.  SPC does not hold any assets, conduct any business nor is it party to any document, agreement or instrument other than the SPC Operative Agreements.

            (i)   No Other Indebtedness.  SPC has no indebtedness or liabilities other than (i) indebtedness under the Backup Facility Agreement, (ii) liabilities in the ordinary course of business relating to its ownership of the SPC Notes, and (iii) indebtedness with respect to Commercial Paper.

            (j)   No Approvals, etc.  The execution and delivery by SPC of the SPC Operative Agreements do not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority having jurisdiction over the SPC.

            (k)   Litigation.  There is no action, proceeding or investigation pending or threatened against SPC which questions the validity of the Operative Agreements, and there is no action, proceeding or investigation pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of SPC to perform its respective obligations under the Operative Agreements.

            (l)   Capacity.  SPC, by reason of its own business and financial experience or that of its professional advisors, can reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by the Operative Documents.

                        7.8  Representations of Agent Bank and the Banks.  As of the Closing Date (or, with respect to any Bank becoming party hereto after the Closing Date, as of the date such Bank becomes party hereto), and as of each subsequent Funding Date each of (with respect to clauses (a), (b), (d) and (e)) Agent Bank and (with respect to clauses (a), (b) and (c)) each Bank hereby represents and warrants to Lessor and each of the other Participants that:

            (a)   Corporate Existence and Power.  It is, respectively, a banking association, national bank, or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and authority and all material governmental licenses, authorizations and approvals required to perform its obligations under each of the Operative Agreements to which it is a party.

            (b)   Binding Effect.  This Agreement and the other Operative Agreements to which it is a party constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other Operative Agreement to which it is a party and has duly executed and delivered each Operative Agreement required to be executed and delivered by it.

            (c)   No Violation.  Neither the execution, delivery and performance by it of the Operative Agreements to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any Legal Requirements applicable to it or (ii) will violate any provision of its organizational documents.

            (d)   No Approvals, etc.  The execution and delivery by it of the Operative Agreements to which it is a party does not require the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of any Governmental Authority having jurisdiction over it.

                        SECTION 8.    PAYMENT OF CERTAIN FEES AND EXPENSES

            Lessee agrees, for the benefit of the Participants, to pay the following fees, costs and other amounts (which, with respect to such amounts payable on the Closing Date, Lessee may elect to have paid from proceeds of the SPC Loans and Investor Contributions to the extent they are part of the Project Costs), as follows:

                        8.1  Transaction Expenses.  On the Closing Date, to pay, or cause to be paid, all Transaction Expenses incurred by each of the Lessor, the Trust Company, the SPC, the CP Administrative Agent, Depositary, the Securities Intermediary, the Collateral Agent, the Agent Bank, the Managing Agent and the Investors, in connection with the transactions contemplated by the Operative Agreements and incurred in connection with the Closing Date.

                        8.2  Brokers' Fees and Stamp Taxes.   To pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

                        8.3  Certain Fees and Expenses. To pay or cause to be paid (i) the initial and annual Trust Company's fee and all expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as trustee under the Trust Agreement, (ii) all costs and expenses (including reasonable counsel fees and expenses) incurred by the Lessee, the CP Administrative Agent, the Agent Bank, the SPC, the Trust Company, the Managing Agent, the Collateral Agent or the Lessor (i.e. a single counsel for all the Investors) in entering into any future amendments or supplements with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee, and (iii) all costs and expenses (including reasonable counsel fees and expenses) incurred by the Lessee, the Lessor (i.e. a single counsel for all the Investors), the SPC, the Trust Company or the CP Administrative Agent in connection with the purchase of the Property Interest by the Lessee pursuant to Section 20 or Section 21 of the Lease.

                        8.4  Operative Agreements and Related Obligations.  (a)   To pay or cause to be paid, on or prior to the due date thereof, all costs, fees (including Facility Fees), indemnities, expenses and other amounts (other than principal, interest or yield on the SPC Loans or Investments, but including breakage costs and interest on overdue amounts) pursuant to the Operative Agreements required to be paid by the Lessor under any Operative Agreement.

                        (b)   To pay or cause to be paid to Agent Bank for its own account the fees agreed to in the Fee Letter Agreement at the times and in the amounts provided therein.

                        (c)    To pay or cause to be paid to the Managing Agent, the fees agreed to in the Management Agreement at the times and in the amounts provided therein.

                        (d)   To pay or cause to be paid to Agent Bank for the account of each Bank, such Bank's Upfront Fee on the Closing Date.

                        (e)   To pay or cause to be paid to Agent Bank for the account of each Bank on each Quarterly Payment Date and on each other date that Facility Fees are due and payable by SPC under the Backup Facility Agreement, an amount equal to the aggregate amount of the Facility Fees payable under the Backup Facility Agreement by SPC on such date. All payments made by or on behalf of Lessee under this Section 8.4(e) shall be made not later than 1:00 p.m. (New York City time) on the date when due and shall be made in freely transferable Dollars and in immediately available funds at the Payment Office of Agent Bank.

                        (f)   To pay or cause to be paid to the Collateral Agent or Agent Bank, as the case may be, for the benefit of the parties to which the fees are owed, the following fees, at the times and in the amounts specified therein: (i) all fees payable by the Lessor under the Trust Agreement, and (ii) all fees payable by SPC under Sections 2(b) and 8 of the Commercial Paper Placement Agency Agreement; all payments made under this Section 8.4(f) shall be distributed in accordance with Section 13.10(b).

                        (g)   To pay or cause to be paid all other fees specified in the Fee Letter Agreement at the time and in the manner required by the Fee Letter Agreement.

                        SECTION 9.    OTHER COVENANTS AND AGREEMENTS

                        9.1  Covenants of Certain Parties.  Each party named below hereby agrees with the other parties hereto as provided below on its own behalf, as follows:

            (a)   Discharge of Liens.  Each of the Investors, the Lessor and the Trust Company, in its individual capacity, will not create any Lessor Lien and the Lessor will not permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it or any of its Affiliates; provided, however, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of the Property Interest or title thereto or any interest therein or the payment of Rent and shall be fully discharged prior to any conveyance to Lessee or any other purchaser which the Lease or any other Operative Agreement requires to be free of Lessor Liens. Each of the Investors, the Lessor and the Trust Company, in its individual capacity, agrees to indemnify and hold harmless Lessee from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by Lessee as the result of such party's failure to discharge and satisfy any such Lessor Lien attributable to it in such capacity. The indemnity obligations in the previous sentence shall be on an individual, rather than on a joint and several, basis.

            (b)   Trust Agreement.  Without prejudice to any right under the Trust Agreement of the Trust Company to resign, or any Investor's right under the Trust Agreement to remove the institution acting as owner trustee, each of the Investors and the Trust Company hereby agrees with the Lessee and the Participants (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement without the prior written consent of any party hereto adversely affected by such amendment and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect any party.

            (c)   Mergers.  Lessor will not merge with or consolidate into any other Person.

            (d)   [Intentionally Omitted.]

            (e)   Investments.  Lessor will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Operative Agreements.

            (f)   Successor Trust Company.  The Trust Company or any successor may resign or be removed by the Investors as Trustee, a successor trustee may be appointed, and a corporation may become the trustee under the Trust Agreement, only in accordance with the provisions of Section 8 of the Trust Agreement and with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

            (g)   No Employees.  Lessor shall not have any employees.

            (h)   Indebtedness; Other Business.  The Lessor shall not contract for, create, incur, assume, suffer to exist or otherwise become or remain liable in respect of any Indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements.

            (i)   No Violation.  The Investors will not instruct the Lessor to take any action in violation of the terms of any Operative Agreement.

            (j)   No Voluntary Bankruptcy.  Neither the Investors nor the Lessor shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors; and neither the Investors nor the Lessor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

            (k)   Change of Chief Place of Business.  The Lessor shall give prompt notice to the Lessee and the Agent Bank if the Lessor's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property Interest are kept, shall cease to be located at Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware or if the Lessor shall change its name.

            (l)   Loan Documents.  Provided that no Lease Event of Default is continuing, and without limiting Lessee's rights under Section 14.5, none of the Banks, the Lessor, the CP Administrative Agent, the Agent Bank, nor the Investors shall consent to or permit any material amendment, supplement, waiver or other modification of the terms and provisions of the SPC Loan Agreement, the SPC Notes, the Trust Agreement, the Certificates, or the Security Documents, in each case without the prior written consent of the Lessee; provided, however, that Lessee shall in all cases receive written notice and copies of all non-material amendments, waivers or modifications to such documents.

            (m)   Compliance with Operative Agreements.  The Lessor shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party.

            (n)   Acquisition of Assets.  The Lessor will not acquire, by long-term or operating lease or otherwise, any property or other assets except pursuant to the terms of the Operative Agreements.

            (o)   Investments.  The Lessor will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the SPC Loan Agreement and the Trust Agreement.

            (p)   No Other Agreements.  The Lessor will not (i) enter into or be a party to any agreement or instrument other than those required or permitted to be entered into by the Lessor pursuant to the Operative Agreements or any other Operative Agreement to which it is a party (ii) except as otherwise provided for in Section 14.5 of this Agreement, amend, modify or waive any provision of any Operative Agreement to which it is a party.

            (q)   Maintenance of Separate Existence.  The Lessor will do all things necessary to maintain its trust existence separate and apart from that of each Investor, Affiliates of each Investor, Lessee and any other Person, including, without limitation:

(i)   practicing and adhering to trust formalities, such as maintaining appropriate books and records;

(ii)   owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

(iii)   refraining from (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates or any other Person, (B) having its obligations guaranteed by its Affiliates or any other Person (except as otherwise contemplated by the Operative Agreements), (C) holding itself out as responsible for debts of any of its Affiliates or any other Person or for decisions or actions with respect to the affairs of any of its Affiliates or any other Person, and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate;

(iv)   maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

(v)   maintaining its financial records separate and apart from those of any other Person;

(vi)   compensating all its officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds;

(vii)   maintaining any owned or leased office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates);

(viii)   accounting for and managing all of its liabilities separately from those of any of its Affiliates and any other Person, including, without limitation, payment directly by the Lessor of all accounting and other administrative expenses and taxes;

(ix)   allocating, on an arm's-length basis, all shared Trust operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software;

(x)   refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving it, Lessor, any Investor, any Affiliate of it, Lessor or any Investor or any other Person to substantively consolidate it with Lessor, any Investor, any Affiliate of it, Lessor or any Investor or any other Person;

(xi)   remaining solvent;

(xii)   conducting all of its business (whether written or oral) solely in its own name;

(xiii)   refraining from commingling its assets with those of any of its Affiliates or any other Person;

(xiv)   maintaining an arm's-length relationship with all of its Affiliates;

(xv)   refraining from acquiring obligations or securities of any Investor or any Affiliate of it or any Investor;

(xvi)   refraining from pledging its assets for the benefit of any of its Affiliates or any other Person or making any loans or advances to any of its Affiliates or any other Person (in each case, except as otherwise permitted pursuant to the Operating Documents); and

(xvii)   correcting any known misunderstanding regarding its separate identity.

For purposes of this Section 9.1(q), each Investor shall be deemed to be an Affiliate of the Lessor.

            (r)   Other Activities.  The Lessor shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of the Operative Agreements and other activities incidental or related to the foregoing.

            (s)   Disposition of Assets.  The Lessor shall not convey, sell, lease, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of (by operation of law or otherwise) any of its property, business or assets, including, its interest in the SPC Loans and the Investor Contributions, whether now owned or hereafter acquired, except to the extent expressly contemplated by the Operative Agreements.

            (t)   Compliance with Operative Agreements.  Each of the Lessor and Trust Company shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it (whether in its capacity as Trustee or in its individual corporate capacity or otherwise) under each Operative Agreement to which it is a party.

            (u)   Knowledge of Default.  If on any date an Authorized Officer of Trustee shall obtain actual knowledge of the occurrence of a Lease Default or Lease Event of Default, Trustee shall give written notice thereof to Agent Bank, SPC and each Investor promptly but in no event later than two (2) Business Days after the date it obtains actual knowledge thereof.

            (v)   No Issuance of Certificates.  The Trustee shall not issue or sell Certificates, except as expressly contemplated by the Operative Agreements.

                        9.2  SPC Covenants.  SPC covenants as follows:

            (a)   Liens.  SPC will not create, incur, assume or permit to exist any Lien upon any of its assets (including the SPC Notes and the SPC Loan Collateral), other than Liens created by or permitted under the Operative Agreements.

            (b)   Other Indebtedness.  SPC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness under the Backup Facility Agreement and (ii) Indebtedness permitted under any Operative Agreement.

            (c)   Mergers.  SPC will not merge with or consolidate into any other Person.

            (d)   Sales of Assets.  SPC will not sell, lease, transfer, liquidate or otherwise dispose of any property or other assets, except as contemplated by the Operative Agreements.

            (e)   Acquisition of Assets.  SPC will not acquire, by long-term or operating lease or otherwise, any property or other assets except pursuant to the terms of the Operative Agreements.

            (f)   Dividends, Officers' Compensation, etc.  SPC will not (i) declare or pay any dividends on or make any other distribution on, or any purchase, redemption or other acquisition of, any membership interests therein, or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings computed in accordance with GAAP.

            (g)   No Employees.  SPC shall not have any employees.

            (h)   Name; Principal Office.  Without sixty (60) days' prior notice to Agent Bank and Lessee, SPC will neither (i) change the location of its principal office nor (ii) change its name.

            (i)   Organizational Documents.  SPC will not amend any of its organizational documents, including the SPC Certificate of Incorporation, without the written consent of the Majority Banks, and as long as no Lease Event of Default then exists, Lessee, which consent shall not be sought unless and until it shall first have obtained and delivered to Lessee an opinion of counsel that such amendment would not cause it to be subject to an increased risk of being substantively consolidated with the Lessee in the event of an insolvency or bankruptcy proceeding involving Lessee; provided that no such amendment shall be made except in accordance with Section 14.5.

            (j)   Investments.  SPC will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the SPC Loan Agreement.

            (k)   No Other Agreements.  SPC will not (i) enter into or be a party to any agreement or instrument other than any Operative Agreement or any documents and agreements incidental thereto (ii) except as provided for in Section 14.5 hereof, amend, modify or waive any provision of the SPC Loan Agreement or any other Operative Agreement to which it is a party.

            (l)   Other Business.  SPC will not engage in any business or enterprise or enter into any transaction other than the borrowing of Facility Loans under the Backup Facility Agreement, the making of the SPC Loan to Lessor, the issuance of Commercial Paper from time to time in accordance with the Commercial Paper Documents, the related exercise of its rights as a secured creditor, and the incurrence and payment of ordinary course operating expenses, and as otherwise contemplated by the Operative Agreements.

            (m)   Maintenance of Separate Existence.  SPC will do all things necessary to maintain its corporate existence separate and apart from that of Lessee, Affiliates of Lessee and any other Person, including, without limitation:

(i)   practicing and adhering to limited liability company formalities, such as maintaining appropriate limited liability company books and records;

(ii)   complying with Sections 3 and 7 of the SPC Certificate of Incorporation;

(iii)   owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

(iv)   refraining from (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates or any other Person, (B) having its Obligations guaranteed by its Affiliates or any other Person (except as otherwise contemplated by the Operative Agreements), (C) holding itself out as responsible for debts of any of its Affiliates or any other Person or for decisions or actions with respect to the affairs of any of its Affiliates or any other Person, and (D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate;

(v)   maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

(vi)   maintaining its financial records separate and apart from those of any other Person;

(vii)   compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds;

(viii)   maintaining any owned or leased office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates);

(ix)   accounting for and managing all of its liabilities separately from those of any of its Affiliates and any other Person, including, without limitation, payment directly by of all payroll, accounting and other administrative expenses and taxes;

(x)   allocating, on an arm's-length basis, all shared company operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software;

(xi)   refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving it, Lessee, any Affiliate of it or Lessee or any other Person to substantively consolidate it with Lessee, any Affiliate of it or Lessee or any other Person;

(xii)   remaining solvent;

(xiii)   conducting all of its business (whether written or oral) solely in its own name;

(xiv)   refraining from commingling its assets with those of any of its Affiliates or any other Person;

(xv)   maintaining an arm's-length relationship with all of its Affiliates;

(xvi)   refraining from acquiring obligations or securities of Lessee or any Affiliate of it or Lessee;

(xvii)   refraining from pledging its assets for the benefit of any of its Affiliates or any other Person or making any loans or advances to any of its Affiliates or any other Person (in each case, except as otherwise permitted pursuant to the Operating Documents); and

(xviii)   correcting any known misunderstanding regarding its separate identity.

For purposes of this Section 9.2(m), Lessee shall be deemed to be an Affiliate of SPC.

            (n)   Independent Directors.  SPC will not cause or allow the board of directors of SPC to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless the Independent Directors (as defined in the SPC Certificate of Incorporation) shall have participated in such vote, and it shall comply in all respects with Section 8(d) of the SPC Certificate of Incorporation.

            (o)   Unanimous Consent Required for Certain Actions.  SPC shall not, without the unanimous consent of all of the members of the board of directors of SPC, including the Independent Director(s), (i) file, or authorize or consent to the filing of, a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (ii) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, (iii) engage in any other business activity, or (iv) amend the SPC Certificate of Incorporation or other organizational documents.

            (p)   Prepayment.  Except as expressly required by the Operative Agreements or in connection with the issuance of Commercial Paper in accordance with the terms of the Commercial Paper Documents, SPC shall not voluntarily prepay the Facility Loans, or any part thereof, without the written consent of Lessee; provided, however, the that subject to Section 13 of this Agreement, SPC may prepay, or cause to be prepaid, all or any portion of the Facility Loans at any time following a Lease Event of Default where Lessor, SPC or any or all of the Participants are exercising remedies.

            (q)   No Sale.  SPC shall not transfer any of its interests in the SPC Loans or the SPC Loan Collateral except as provided in the Operative Agreements.

            (r)   Reissuance of Commercial Paper Documents.  Except as provided in Section 13 of this Agreement or in the Commercial Paper Documents or as otherwise directed by Lessee, during the Term upon the maturity of the Commercial Paper, SPC shall, to the extent permitted under the Operative Agreements, issue new Commercial Paper in accordance with the terms of the Commercial Paper Documents.

            (s)   No Powers of Attorney.  SPC shall not grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial or administrative functions on behalf of SPC which are not inconsistent with the terms of the Operative Agreements, (ii) to Agent Bank for the purposes of the Security Documents, or (iii) where provided for or expressly permitted by the Operative Agreements.

            (t)   No Plan Assets.  SPC shall not cause or permit any of its Property Interest or other assets to constitute "plan assets" within the meaning of United States Department of Labor Regulation Section 2510.3-101 of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or any "plan" (as defined in Section 4975(e)(l) the of the Code).

            (u)   Financial Reports.  SPC shall furnish to Lessee, each Participant, the CP Administrative Agent and Agent Bank within ninety (90) days after the end of each fiscal year, an audited report setting forth as of the end of such fiscal year:

(i)   a balance sheet of SPC; and

(ii)   an income statement and statement of cash flows of SPC for such fiscal year.

                        9.3  Proceeds of Casualty. The Lessor and the Investors agree, for the benefit of the Agent Bank and the Banks, that if at any time either the Lessor or any Investor receives any proceeds as a result, directly or indirectly, of any Casualty or Condemnation with respect to the Property Interest which the Lessor is entitled to retain and hold in accordance with the terms of the Lease, the Lessor and the Investors agree that they will promptly deposit such amounts in the Funding Account for application in accordance with Section 13 hereof. The Lessor and the Investors also agree that they will execute and deliver such documents and instruments as the Agent Bank may request in order to grant the Collateral Agent, for the benefit of SPC, the Banks and the Investors, a valid and perfected, first priority security interest in such proceeds.

                        9.4  Intercreditor Agreement.  Each of the parties hereto hereby agree and confirm that the provisions of Section 13 hereof are intended to constitute an intercreditor agreement and a subordination agreement under Section 510 of the Bankruptcy Code or any similar provision therein.

                        9.5  No Proceedings.  (a)  Lessee, each Investor, Trust Company, Lessor, SPC, Collateral Agent, Agent Bank, CP Administrative Agent, and each Bank each hereby covenants and agrees, prior to the date which is one (1) year and one day after the payment in full of the latest maturing Commercial Paper, the Facility Loans, the SPC Loans, the amounts due each Investor, and all other obligations of Lessee under any Operative Agreement to which Lessee is a party, it will not institute against, or join or assist any other Person in instituting against, Lessor or Trust Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States (each a "Proceeding"); and   Lessee, each Investor, Lessor, Trust Company, Trustee, Collateral Agent, Agent Bank, SPC, CP Administrative Agent and each Bank each agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper, it will not institute against, or join or assist any other Person in instituting against, Lessor any Proceeding; and   Lessee, each Investor, Lessor, Trust Company, Trustee, Lessor, Collateral Agent, Agent Bank, CP Administrative Agent and each Bank each agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper, it will not institute against, or join any other Person in instituting against SPC any Proceeding (any such Person instituting or joining any such action described in clause (a), (b) or (c), the "Instituting Party", and any such Person against whom any such proceeding is instituted, the "Petitioned Party"). In the event that any party hereto takes action in violation of this Section 9.5, the Petitioned Party hereby agrees it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the applicable Instituting Party against such Petitioned Party or the commencement of such action and raise the defense that the Instituting Party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.5 shall survive the termination of this Agreement and the other Operative Agreements.

                        9.6  Notice of Credit Rating Decline.  Each Bank severally agrees that it shall promptly notify Lessee in writing in the event that its short-term debt rating is downgraded below A-1 by S&P or below P-1 by Moody's, or withdrawn by any Rating Agency. Lessee shall promptly notify the Rating Agencies in writing upon becoming aware that Lessee's short-term rating by either of Moody's or S&P has been or may be qualified, reduced, withdrawn or placed on "negative watch".

                        9.7  Performance of Operative Agreements, Waiver of Set-off and Other Rights.  Each party hereto hereby agrees to observe and perform in all material respects all of the covenants, conditions and obligations required to be observed or performed by it in each Operative Agreement to which it is a party. Each party hereto hereby waives, to the extent not specifically arising under this Agreement, any right of set-off, banker's lien or other security interest which it may have with respect to any funds in the Commercial Paper Account.

                        9.8  Subordination of Certain Claims to Payment of Maturing Commercial Paper.  Except as otherwise provided in Section 13 of this Agreement, each party hereto hereby subordinates its right to receive payment from SPC with respect to any claims or obligations owed to it on any date by SPC to the prior payment in full of all Commercial Paper maturing on such date.

                        9.9  Notice of Commercial Paper Deficit.  The CP Administrative Agent and the Agent Bank shall, upon receiving notice thereof, promptly notify Lessee of the occurrence of any Funded CP Deficiency Amount.

                        9.10  Grant of Easements, etc.  Agent Bank, the Banks, the CP Administrative Agent, SPC and the Investors hereby consent to the Lessee taking the actions described in Section 12.2 of the Lease, provided such actions are taken strictly in accordance with Section 12.2 of the Lease. At the written direction of the Lessee, the Agent Bank (without any necessity to obtain the consent of the Bank or Investors), SPC and the Lessor shall consent to and subordinate the Lease to any such easements, covenants, conditions and restrictions, maps and similar encumbrances which are entered into in accordance with Section 12.2 of the Lease.

                        9.11  Lessee's Call Option.  (a)   Provided that funds necessary to pay in full the Face Amount of all Commercial Paper outstanding shall have been deposited in the Commercial Paper Account, Lessee shall have the right, on a day which is the maturity date of all Commercial Paper then outstanding, to require all the Investors and the Banks to sell, without recourse, representation or warranty except as specified in Section 9.11(b), to Lessee (or its designee) all of their right, title and interest in, to and under the Operative Agreements and in and to their Investments and Loans at par, together with all accrued interest, yield and fees thereon to the date of such sale and, as applicable, any other amounts then due and payable under any of the Operative Agreements (including, without limitation, any unpaid amounts in respect of unpaid Claims then due and owing and any breakage costs which would be payable pursuant to Section 12.6 of this Agreement if such Investments and Loans were being prepaid, and not purchased, on such date), provided that (i) Lessee shall have given to the Agent Bank, each Bank, each Investor and the Depositary, at least five (5) Business Days prior written notice, (ii) no Lease Event of Default is then continuing, (iii) each party hereto shall have received such certificates and other documents in connection with such transaction as it may reasonably request, each in form and substance satisfactory to such party; (iv) all necessary authorizations, approvals and consents for such transaction shall have been obtained and be in full force and effect; and (v) the Lessee shall pay on the date of such transaction all costs and expenses incurred by each party hereto (including the reasonable fees and expenses of their respective counsel) in connection therewith.

                        (b)   If Lessee (or its designee) duly exercises the rights described in Section 9.11(a) above, all Investors and Banks shall convey their respective right, title and interest in and to their Investments and Loans, free and clear of any Lien or other adverse interest of any kind created by such Investor or Bank (as the case may be) or any Person claiming by, through or under such Investor or Bank (as the case may be), and whereupon, the rights and interests of the Investors and Banks under the Operative Agreements shall thereupon inure to the benefit of Lessee or its designee (other than rights arising as a result of Claims or Impositions theretofore arising, which shall remain exercisable by the Investors and Banks). Subject to the satisfaction of the conditions set forth herein, each Investor and Bank agrees to cooperate in good faith with the Lessee in effecting any such transaction.

                        SECTION 10.    LESSEE'S RIGHTS

                        10.1  Lessee's Rights.  Notwithstanding anything to the contrary contained in the Operative Agreements, the Lessor and the other Participants hereby agree that, so long as no Lease Event of Default has occurred and is continuing, Lessee shall have the following rights to the exclusion of all other parties thereto (except as expressly provided below):

            (a)   Lessee shall have the right to give all Requisitions (other than on the Closing Date), borrowing notices, conversion notices, Interest Period selections and prepayment notices relating to the SPC Loan Agreement, the Trust Agreement and the Backup Facility Agreement, all notices of reduction or termination of, or requests for extensions of, the Commitments, and all notices to be given by the SPC relating to the issuance of the Commercial Paper pursuant to the Commercial Paper Documents;

            (b)   Lessee shall have the exclusive right to give Extension Requests and to effect increases in the Backup Facility Commitment pursuant to Section 4.3 of the Backup Facility Agreement;

            (c)   Lessee shall have the right to direct the funding by a Downgraded Bank of its Commitment pursuant to Section 4.6 of the Backup Facility Agreement;

            (d)   Lessee shall have the right to approve any successor "Agent Bank" to the extent permitted pursuant to Section 10.11 of the Backup Facility Agreement;

            (e)   the Lessee shall receive (but not to the exclusion of Lessor) copies of all notices delivered to the Lessor under the SPC Loan Agreement and the other Operative Agreements and such notices shall not be effective until received by Lessee;

            (f)   the Lessee shall have the right (but not to the exclusion of Lessor) to cure, to the extent susceptible to a cure, any Default or Event of Default of the Lessor or the SPC under the Operative Documents;

            (g)   the Lessee shall have the right, on behalf of the Lessor, to select any person or persons (including the Lessee) to whom funds may be paid at the discretion of the Lessor in accordance with clause fifth of Section 13.8 of this Agreement;

            (h)   the Lessee shall have the right to give notice of the prepayment of the SPC Loans in accordance with the SPC Loan Agreement;

            (i)   Lessee shall have the right (i) to consent to or agree upon the fees payable to the Depositary under Section 26 of the Issuing and Paying Agreement, and (ii) to, on behalf of SPC, consent to any assignment by the Depositary pursuant to Section 23(a) of the Issuing and Paying Agreement to the extent the SPC is entitled to consent to such assignment pursuant to the terms thereof;

            (j)   Lessee shall have the right to direct the investment of funds in the Funding Account in Permitted Investments under Section 2.1 of the Collateral Trust Agreement and any withdrawal of funds to be made by SPC or Lessor thereunder, shall have the right to receive all notices to be given to Lessor, SPC or the Collateral Agent under the Collateral Trust Agreement, and shall have the right to consent to the appointment of a successor Collateral Trustee under Section 8.7 of the Collateral Trust Agreement;

            (k)   Lessee shall have the right, in place of SPC, to add Additional Banks, and to replace any Downgraded Bank (and Investor affiliated therewith), any Non-Consenting Bank (and Investors affiliated therewith) and any Termed Out Bank (and Investors affiliated therewith) and to select any Term Loan Purchaser under the Backup Facility Agreement and Trust Agreement;

            (l)   Lessee shall have the right, to the exclusion of SPC, to make all elections with respect to the prepayment of Facility Loans, the reduction or termination of Commitments, the delivery of Interest Election Requests and Notices of Borrowing (and the making of all elections in connection therewith), the extension of Commitments and Expiry Dates, the increase of Commitments pursuant to the SPC Loan Agreement;

            (m)   without limiting the foregoing clauses (a) through (l), and in addition thereto, (x) the Lessor shall not exercise any right under the SPC Loan Agreement without giving the Lessee at least ten (10) Business Days' prior written notice (or such shorter period as may be required but in no case less than three (3) Business Days) and, following such notice, the Lessor shall take such action, or forbear from taking such action, as the Lessee shall direct and (y) the Lessee shall have the right to exercise any other right of the Lessor under the SPC Loan Agreement upon not less than two (2) Business Days' prior written notice from the Lessee to the Lessor. Notwithstanding the foregoing, the Investors shall retain the exclusive right to direct the Lessor with respect to the exercise of the Excepted Rights; and

            (n)   Lessee shall have the right (i) to review and approve, in its discretion, before the filing thereof with any Governmental Authority, any and all income, franchise or other tax returns of SPC, and to approve any waiver by SPC pursuant to Section 12.2 of this Agreement of its rights to indemnification with respect to any Tax; (ii) to approve the final terms of the Commercial Paper sales prior to the issuance of Commercial Paper and to determine, after consultation with the Placement Agents and the CP Administrative Agent, the maximum aggregate amount of such Commercial Paper in accordance with Section 2.1 of the Backup Facility Agreement and a range of interest rates (or rates of discount) and maturities for or at which such Commercial Paper shall be issued from time to time; (iii) to inspect, audit, review and make copies of the books and records of the SPC, including those with respect to SPC's issuance, sale and payment of Commercial Paper; (iv) to terminate any CP Administrative Agent (and give notice of termination thereof on behalf of the SPC pursuant to the Administration Agreement) and, upon any termination or resignation of any CP Administrative Agent, appoint on behalf of the SPC a successor CP Administrative Agent (provided the Rating Agency Condition shall be satisfied with respect thereto); (v) to agree to the compensation to be payable to the CP Administrative Agent for its services as such (to the extent not already provided for in the Fee Letter Agreement); (vi) to approve of any additional services to be provided to the SPC by the Manager pursuant to the Management Agreement, to terminate the Manager (and give notice of termination thereof on behalf of the SPC pursuant to the Management Agreement) and, upon any termination or resignation of any Manager, appoint on behalf of the SPC a successor Manager (provided the Rating Agency Condition shall be satisfied with respect thereto), and to agree to the compensation to be payable to the Manager for its services as such (to the extent not already provided for in the Management Agreement as in effect on the Closing Date); and (vii) to direct SPC to the extent of SPC's consent rights to assignments pursuant to Section 23(a) of the Issuing and Paying Agreement.

                        SECTION 11.    TRANSFER OF INTEREST

                        11.1  Transfers by Investors.  (a)  Except as otherwise provided in Section 21.5 of the Lease, the Investors may not assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate, the Lessor or the Trust Agreement without the consent of the Agent Bank and, provided no Lease Event of Default shall exist at the time of such assignment, conveyance or transfer, the Lessee, which consent shall not be unreasonably withheld or delayed, provided, that no such assignment shall be in an aggregate amount less than $2,500,000 of Investor Contributions and Investor Contribution Commitments (other than in the case of an assignment of all of an Investor's interests under the Operative Agreements). Any transfer by any Investor as above provided, shall be effected pursuant to an agreement in form and substance reasonably satisfactory to the Agent Bank, the Investors, the Trust Company, the Lessee, and their respective counsel. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Lessee and the Trustee the Prescribed Forms in accordance with Section 12.3 of this Agreement. In such instrument of transfer, such assignee shall represent and warrant that all matters set forth in Sections 7.1 and 7.6 of this Agreement are true and correct as to it (as if it were an initial Investor referred to therein) as of the date of such instrument of transfer, and the provisions of such Sections 7.1 and 7.6 shall be incorporated therein as if restated therein in their entirety.

                        (b)   Notwithstanding the provisions of Section 11.1(a) to the contrary, an Investor may at any time sell to an Affiliate of such Investor, or to any Bank or any Affiliate of any Bank, or to any special purpose funding vehicle formed by such Investor, participating interests in the economic interest held by such Investor in the Trust Estate or the Trust Agreement, provided that such Investor's obligations under this Agreement and the other Operative Agreements to the other parties hereto and thereto shall remain unchanged, such Investor shall remain solely responsible for the performance thereof and the CP Administrative Agent, the Agent Bank, the Lessee and the other parties to the Operative Agreements shall continue to deal solely and directly with such Investor in connection with any Investor's rights and obligations under this Agreement and the other Operative Agreements.

                        (c)   From and after any transfer effected in accordance with this Section 11.1, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Investor shall remain liable under the Trust Agreement to the extent that the transferee Investor shall not have assumed the obligations of the transferor Investor thereunder. Upon any transfer by an Investor as above provided, any such transferee shall assume the obligations of such Investor, and shall be deemed an "Investor" for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 11.1, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including rights to indemnification under any Operative Agreement.

                        11.2  Transfers by SPC.  SPC may not transfer or assign any or all of its rights and obligations under this Agreement, the SPC Loan Agreement, the SPC Notes, the Backup Facility Agreement or any other Operative Agreement without (a) the prior written consent of each Bank, each Investor, the Placement Agent, and provided no Lease Event of Default shall exist at the time of such assignment, the Lessee, and (b) prior written confirmation from S&P and Moody's that immediately after giving effect to such proposed transfer or assignment, neither Rating Agency shall withdraw its rating of the Commercial Paper and the Commercial Paper shall be rated not lower than such Commercial Paper is rated immediately prior to giving effect to such proposed transfer or assignment.

                        11.3  Transfers by Banks.  (a)   Any Bank may, in the ordinary course of its business and in accordance with Legal Requirements, at any time and from time to time assign to any Bank or any Affiliate of any Bank that is an Eligible Assignee, or, with the consent of Lessee (in each case unless a Event of Default shall have occurred and be continuing) and Agent Bank (which in each case shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity that is an Eligible Assignee (each, a "Purchasing Bank") all or any ratable part of its rights and obligations under this Agreement, the Backup Facility Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Purchasing Bank, such assigning Bank (and, in the case of a Purchasing Bank that is not a Bank or an Affiliate thereof, by SPC, Lessee and Agent Bank) and delivered to Agent Bank for its acceptance and recording in the Register; provided, however, that (i) no such assignment to a Purchasing Bank (other than any Bank or any Affiliate thereof that is an Eligible Assignee) shall be in an aggregate principal amount less than $10,000,000 of Facility Loans and Backup Facility Commitments (other than in the case of an assignment of all of a Bank's interests under the Operative Agreements); (ii) after giving effect to any such assignment (other than an assignment of all of a Bank's interests under the Operative Agreements), the assigning Bank (together with any Bank which is an Affiliate of such assigning Bank) shall retain Facility Loans and/or Backup Facility Commitments aggregating not less than $10,000,000 (iii) the assigning Bank notifies Lessee and the Agent Bank, which shall promptly notify S&P and Moody's, of such assignment and the identity of the assignee ten (10) days in advance thereof; and (iv) Lessee, Agent Bank and SPC receive prior written notice from S&P and Moody's that immediately after giving effect to such assignment, the Commercial Paper shall be rated not lower than such Commercial Paper is rated immediately prior to giving effect to such assignment; and (v) the Purchasing Bank shall represent in the Assignment and Acceptance that all matters set forth in Section 7.8 of the Participation Agreement are true, correct and binding as to it (as if it were a Bank referred to therein) as of the date of the Assignment and Acceptance, and the provisions of such Section 7.8 shall be incorporated in the Assignment and Acceptance as if restated therein in their entirety. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party to this Agreement and the Backup Facility Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, the Backup Facility Agreement and the other Operative Agreements with the Backup Facility Commitments set forth therein, and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the Backup Facility Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under the Operative Agreements, such assigning Bank shall cease to be a party to this Agreement and the Backup Facility Agreement).

                        Upon satisfaction of the conditions set forth in the preceding paragraph and upon its receipt of an Assignment and Acceptance executed by an assigning Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not a Bank or an Affiliate thereof, by SPC, Lessee and Agent Bank to the extent required) together with payment to Agent Bank by the assigning Bank of a registration and processing fee of $3,500, which shall not be a payment obligation of Lessee under the Operative Agreements, Agent Bank shall (i) promptly accept such Assignment and Acceptance and (ii) promptly after the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks, Lessor, Lessee and SPC.

                        (b)   Agent Bank shall maintain at its address referred to in Section 14.3 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks, each Bank's Backup Facility Commitments, and the principal amount of the Facility Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of clearly manifest error, and SPC, Lessee, Agent Bank and the Banks may treat each Person whose name is recorded in the Register as the owner of the Facility Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by SPC, Lessee, Lessor or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                        (c)   Any Bank may, in the ordinary course of its business and in accordance with Legal Requirements, at any time sell to one or more banks, financial institutions or other entities (each a "Participating Bank") participating interests in any Facility Loan owing to such Bank, any Facility Loan to be made after the date of the participation by such Bank or any other interest of such Bank hereunder and under the Backup Facility Agreement and the other Operative Agreements. In the event of any such sale by a Bank of a participating interest to a Participating Bank, such Bank's obligations under the Backup Facility Agreement to the other parties to the Backup Facility Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Facility Loan for all purposes under the Backup Facility Agreement and the other Operative Agreements, and the Bank and Agent Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Backup Facility Agreement, the Backup Facility Notes and the other Operative Agreements. Such transferring Bank shall pay all costs and expenses incurred in connection with a sale pursuant to this Section 11.3(c) which shall not be a payment obligation of Lessee under the Operative Agreements. In no event shall any Participating Bank have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Agreement, or any consent to any departure by SPC, Lessee or any other Person therefrom, except to the extent that such amendment, waiver or consent would (i) reduce the principal of, or interest on, any Facility Loan or postpone the date of the final maturity of any Facility Loan or reduce the amount of any Facility Fee, in each case to the extent subject to such participation, (ii) permit a Participating Bank to require the transferring Bank to be a Non-Consenting Bank pursuant to Section 4.2(b) of the Facility Loan Agreement to the extent of such participating interest if the Participating Bank funds to such Bank the amount of its participating interest on the applicable Expiry Date or (iii) release all or substantially all of the Collateral. Lessee agrees that each Participating Bank shall be entitled to the benefits of Section 12 (other than Section 12.3 and the provisions of Section 12.2 relating to withholding Taxes) with respect to such Participating Bank's participating interests, provided that no Participating Bank shall be entitled to receive any greater benefits (proportionate to its participation interest) pursuant to such Section than the selling Bank would have been entitled to receive in respect of the participating interests transferred by the selling Bank to such Participating Bank had no such transfer occurred.

                        (d)   Notwithstanding any of the foregoing or any other provision herein, any Bank may at any time assign or pledge all or a portion of its rights hereunder, including without limitation its Facility Loans, to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and the applicable circular of such Federal Reserve Bank.

                        (e)   Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") may grant to one or more Conduit Banks utilized by such Designating Bank, and identified as such in writing from time to time by the Designating Bank to the Agent Bank and the Lessee, the option to provide all or any part of any Facility Loan that such Designating Bank would otherwise be obligated to make pursuant to the Backup Facility Agreement; provided, that the designation by any Bank of a Conduit Bank shall not (i) relieve the Designating Bank of any of its obligations to fund a Facility Loan if, for any reason, its Conduit Bank fails to fund any such Loan, and the Designating Bank (and not the Conduit Bank) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Bank, and (ii) relieve the Designating Bank of its Commitment or any other obligation it has under the Backup Facility Agreement or any other Operative Agreement; and provided, further, that no Conduit Bank shall (a) (nor shall its Designating Bank) be entitled to receive any greater amount pursuant to subsections 12.3, 12.4, 12.5, or 12.6 hereof or any other indemnification or expense provision of any other Operative Agreement than the Designating Bank would have been entitled to receive in respect of the extensions of credit made by such Conduit Bank had no such designation been made (nor shall Lessee be responsible to pay any costs or expenses arising from such designation), or (b) be deemed to have any Commitment. In addition, any Conduit Bank may disclose, on a confidential basis, the existence and terms of the Loans it has funded to any Rating Agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such Conduit Bank; provided that no such Person shall receive any confidential financial information with respect to the Lessee unless such Person has complied with subsection 14.21. Each of the Lessee, the Lessor, each Bank, SPC and the Collateral Agent hereby confirms that it will not institute against a Conduit Bank or join any other Person in instituting against a Conduit Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Bank; provided, however, that each Bank designating any Conduit Bank hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense (including legal expenses) arising out of its designation of such Conduit Bank, including, without limitation, its inability to institute such a proceeding against such Conduit Bank during such period of forbearance. Notwithstanding anything to the contrary set forth in this Section: (i) the Designating Bank shall be the administrative agent for the Conduit Bank with respect to this transaction for so long as the Conduit Bank funds any loans pursuant hereto; (ii) the Conduit Bank may not sell or transfer all or part of its interest acquired pursuant hereto other than to the Designating Bank; (iii) the rights of the Designating Bank and Conduit Bank in the aggregate to receive payments pursuant to Section 12.4 or 12.6 of the Participation Agreement shall be limited, in each instance, to (1) payments that would have been payable to the Designating Bank pursuant to Section 12.4 or 12.6 of the Participation Agreement but for this Section, less (2) payments pursuant to Section 12.4 or 12.6 actually paid to or claimed by the Designating Bank for its own account; (iv) in no event shall payments pursuant to Section 12.4 or 12.6 of the Participation Agreement payable to the Conduit Bank exceed the payments that would be payable to the Conduit Bank thereunder if the Conduit Bank's funding of loans had been funded exclusively through 30-day Euro-dollar contracts; (v) all payments due to the Conduit Bank shall be paid to the Designating Bank, as administrative agent for the Conduit Bank, and neither the Agent Bank nor the Lessee shall have any obligation or duty to the Conduit Bank or any other Person to require, ascertain or inquire as to or account for the proper application of payments made to the Designating Bank or any other agent of the Conduit Bank; (vi) if, after the Conduit Bank acquires any rights pursuant to this Section, the Conduit Bank is unable for any reason whatsoever, including as a result of the operation of any law, rule, regulation or order applicable to the Conduit Bank, to make any payments which may become due under this Agreement, the Designating Bank shall immediately acquire, assume and/or exercise all of the Conduit Bank's rights, obligations and duties hereunder; and (vii) the Conduit Bank shall be bound by the confidentiality obligations set forth in Section 14.21 of this Agreement.

                        SECTION 12.    INDEMNIFICATION

                        12.1  General Indemnity.  Lessee, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnitee on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnitee in any way relating to or arising or alleged to arise out of (i) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, delivery, acceptance, non-delivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of, the Property Interest or any part thereof; (ii) any latent or other defects in any Property Interest whether or not discoverable by an Indemnitee or the Lessee; (iii) (A) a violation or alleged violation of Environmental Laws, (B) any Environmental Claims or (C) other loss of or damage relating to the Property Interest in each case that occurred, or that exists as a result from a condition that existed, at any time prior to the Environmental Cutoff Date; (iv) the Operative Agreements, or any transaction contemplated thereby; (v) any breach by the Lessee of any of its representations or warranties under the Operative Agreements or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (vi) personal injury, death or property damage relating to the Property Interest, including Claims based on strict liability in tort, (vii) the transactions contemplated hereby or by any other Operative Agreement in respect of any Prohibited Transaction; (viii) the offer, issuance, sale or delivery of the Commercial Paper or the SPC Notes in accordance with the terms of the Commercial Paper Documents, or (ix) the formation of the Condominium; but in any event neither pursuant to this Agreement nor pursuant to any other Operative Agreement shall Lessee be obligated to indemnify, defend, protect or hold harmless any Indemnitee with respect to:

                        (a)   as to any Indemnitee, Claims attributable to or which would not have arisen but for the breach of representations, warranties or covenants of such Indemnitee in any Operative Agreement;

                        (b)   Claims arising as a result of any liabilities or obligations of an Indemnitee which would not have arisen but for the transfer, conveyance or assignment by such Indemnitee of any portion of its interest under the Operative Agreements or the grant of a participation with respect thereto, including, without limitation, any Claim against the Lessor arising out of any transfer, sale, assignment, encumbrance or other disposition by the Lessor of all or any portion of the interest of the Lessor in the Property Interest, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Properties by the Lessor pursuant to and in accordance with Sections 16, 17, 19, 20 or 21 of the Lease;

                        (c)   Provided all sums due and payable by Lessee and Guarantor under the Operative Agreements are paid in full, and Lessee has delivered the Property Interest to the Lessor in the condition required by the Operative Agreements, Claims arising from any decline in the value of the Property Interest or failure to repay the Notes or Certificates not resulting from any breach of any Operative Agreement by Lessee or Guarantor;

                        (d)   Claims incurred in satisfying, discharging or removing any Lessor Lien;

                        (e)   Claims arising out of the mishandling of funds by Agent Bank, Lessor, Trust Company, Collateral Agent, Collateral Trustee or any other Participant;

                        (f)   Claims arising as a result of a SPC Loan Agreement Default, SPC Loan Agreement Event of Default, Backup Facility Default or Backup Facility Agreement Event of Default unless attributable to or arising out of a Lease Default or a Lease Event of Default;

                        (g)   Claims to the extent such Claims arise solely out of the negligence (or in the case of the Collateral Agent, the CP Administrative Agent and the Agent Bank, gross negligence) (to the extent not covered by insurance) or willful misconduct of such Indemnitee;

                        (h)   Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term and after the Lessee's discharge of all its obligations under the Lease;

                        (i)   any Taxes including any Claim (or any portion of a Claim) made upon an Indemnitee by a third party that at its origin is based upon a Tax (other than amounts necessary to make any payments hereunder on an After Tax Basis, where the Lessee is otherwise specifically required to make such payments on an After Tax Basis);

                        (j)   Claims arising out of any matters expressly excluded from any provision of the Operative Agreements purporting to exculpate such Person from liability thereunder; or

                        (k)   Claims for reimbursement of costs and expenses of the type described in the definition of "Transaction Costs" or in Section 8 of the Participation Agreement, it being understood that Lessee's exclusive reimbursement obligations therefore shall be as set forth in said Section 8.

                        The Lessee shall be entitled to control, and shall assume full responsibility for the defense of any Claim hereby indemnified against; provided, however, that any Indemnitee named in such Claim, may each retain separate counsel at the expense of the Lessee in the event of and to the extent that (A) in the reasonable opinion of such Indemnitee (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a risk of the sale, forfeiture or loss of, or the creation of any lien (other than a Permitted Lien) on the Property Interest or any part thereof unless, in the case of risk of the sale, forfeiture or loss of, or the creation of any lien (other than a Permitted Lien) on the Property Interest or any part thereof , the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk, or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the Indemnitee claim(s), or (C) a Lease Event of Default has occurred and is continuing. The Indemnitee will join in the Lessee's efforts to sever such action if applicable. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee and each Indemnitee agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnitee shall not be a condition to the Lessee's obligations under this Section 12.1, except to the extent failure to give such notice prejudices Lessee's rights hereunder (including, without limitation, Lessee's rights to contest claims). So long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnitee with respect to such Claim. In the case of any Claims covered by Lessee's indemnification obligations consisting of demands, causes of action or other claims for amounts not liquidated, the Lessee shall not be obligated to pay any such Claims for so long as (i) the Lessee is contesting such Claims and, in the case of causes of action, has assumed the defense thereof, and (ii) is diligently prosecuting the same, and the Lessee is taking all actions as may be necessary to prevent (A) the collection of such Claims from the Indemnitee; (B) the sale, forfeiture, loss or creation of any lien (other than a Permitted Lien) against, the Property Interest or any part thereof during such defense of the same action; and (C) the imposition of criminal liability for failure to pay such Claims when due and payable. None of the Indemnitees shall settle a Claim without the consent of the Lessee, which consent shall not be unreasonably withheld. Lessee shall have the right to settle a Claim without the consent of any Indemnitee unless the settlement involves (i) the admission by such Indemnitee of guilt, complicity or culpability or (ii) the incurrence of any payment obligation or other civil or any criminal liability on the part of such Indemnitee (unless such obligations and liabilities exclusively require the payment of money and are paid by the Lessee). Each Indemnitee shall use commercially reasonable efforts to supply the Lessee with such information and documents and to provide the Lessee with such other cooperation and assistance as may be reasonably requested by the Lessee in connection with the defense of any claim. Effective upon the Closing Date, the indemnification obligations of Lessee under that Commitment Letter, dated as of June 20, 2001, among Lessee, The Chase Manhattan Bank and J.P. Morgan Securities shall be null, void and of no further force or effect, to the extent such obligations relate to the Property Interest or the transactions contemplated by the Operative Agreements, and Lessee's indemnification obligations with respect thereto shall be exclusively as provided herein and in the Operative Agreements. Nothwithstanding anything to the contrary contained in the Operative Agreements, it is understood and agreed by all Participants that, if any Participant has a claim against any other Participant pursuant to indemnification provisions that are contained in any of the Operative Agreements, and the indemnification obligations of the indemnifying Participant are covered by the indemnification obligations of the Lessee pursuant to Section 12 of this Agreement, the Lessee's obligations in respect of any such indemnification obligations (if any) shall be subject to the exclusions, procedures with respect to the tender, prosecution, defense and settlement of Claims, and all other terms and conditions that are set forth in this Section 12.

                        12.2  General Tax Indemnity.  (a)  Indemnification.  (i)  Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property Interest and all Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis subject to the terms and conditions set forth in this Section 12.2 and 12.3.

            (ii)   All payments to or for the benefit of any Indemnitee under the Lease and/or the other Operative Agreements (including without limitation, payments of Supplemental Rent and Basic Rent under the Lease, payments of principal and interest under the Loans, and payments of Investor Yield and Investor Amount to the Investors), shall be made free and clear of and without deduction for any and all present or future Impositions. If the Lessee, any Indemnitee or any other Person ("Applicable Payor") shall be required by law to deduct any Impositions from or in respect of any amounts payable under the Lease or any other Operative Agreement to or for the benefit of the any Indemnitee ("Applicable Payee"), (A) the amounts payable by such Applicable Payor (as rent, interest or otherwise) shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.2(a)(ii)) the Applicable Payee shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Applicable Payor shall make such deductions and (C) the Applicable Payor shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with all applicable laws and legal requirements; provided, however, that if an Applicable Payor is required by law to deduct any Taxes that are not Impositions or for which Lessee is not responsible pursuant to Section 12.3 and Lessee makes any payment in respect thereof, the Indemnified Person responsible for such Taxes shall reimburse Lessee for such payment within thirty (30) days after receipt of notice thereof. The Lessee will indemnify each Indemnitee within (30) days after demand for the full amount of any sums paid or owed by such Indemnitee pursuant to the second sentence of this Section 12.2(a)(ii) on an After Tax Basis and any liability the Indemnitee may incur or be required to pay as a result thereof (other than liabilities consisting of Claims excluded from Lessee's indemnification obligations under Section 12.1 or Taxes excluded from Lessee's indemnification obligations under this Section 12.2 or Section 12.3).

            (iii)   Subject to the terms of Section 12.2(b), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Indemnitee's reasonable request, furnish to such Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

            (iv)   In the case of Impositions for which no contest is conducted pursuant to Section 12.2(b) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions (together with any interest thereon) prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses an Indemnitee, the Lessee shall do so (together with any interest thereon) within thirty (30) days after receipt by the Lessee of demand by such Indemnitee describing in reasonable detail the nature of the Impositions and the basis for the demand (including the computation of the amount payable and interest thereon), but in no event shall the Lessee be required to pay such reimbursement prior to fifteen (15) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 12.2(b), the Lessee shall pay such Impositions or reimburse such Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (i), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 12.2(b) unless payment shall be required before commencement of such contest, in which case the Lessee shall pay such Impositions or reimburse the Indemnitee for such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment prior to commencement of such contest.

            (v)   Impositions imposed for a billing period during which the Lease expires or terminates (unless the Lessee has exercised the Purchase Option) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

            (vi)   The determination of all Impositions to be paid or indemnified against by the Lessee under this Section 12.2(a) on an After Tax Basis shall be made (in good faith) by the Indemnitee. Such determination shall state with reasonable clarity and detail the basis for such determination. At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by an Indemnitee to the Lessee pursuant to this Section 12.2 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The Indemnitee shall provide such independent public accounting firm, on a confidential basis, all financial information as shall be reasonably requested by such firm. The costs of such verification shall be borne by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of ten percent of the payment as computed by the Indemnitee, in which case such fee shall be paid by the Indemnitee. Such accounting firm shall be requested to make its determination within 60 days after its selection and the computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Agreement and that matters of interpretation of this Agreement are not within the scope of the independent accounting firm's responsibilities.

            (vii)   As between the Lessee and any Indemnitee, the Lessee shall be responsible for, and the Lessee shall indemnify and hold harmless the Indemnitee (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States withholding taxes imposed in respect of payments under the Operative Agreements to the extent, but only to the extent, the Indemnitee has actually paid funds to a taxing authority with respect to such withholding taxes (and, if the Indemnitee receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Indemnitee).

                        (b)   Contests.  If any claim shall be made against any Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 12.2, or if any Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 12.2 may be payable, such Indemnitee shall, within thirty (30) days, notify the Lessee in writing (provided that failure to so notify the Lessee within thirty (30) days shall not alter such Indemnitee's rights under this Section 12.2 except to the extent such failure materially prejudices the ability to conduct a contest of any Impositions) and shall not take any action with respect to such claim, proceeding or Impositions without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for sixty (60) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Indemnitee shall be required by law or regulation to take action prior to the end of such 60-day period, such Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Indemnitee shall not take any action with respect to such claim, proceeding or Impositions without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by the Lessee unless such Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period; further provided that the failure of the Indemnitee to give notice referred to in this sentence shall not diminish Lessor's obligations hereunder except to the extent that such failure materially prejudices Lessee's ability to contest all or part of such Claim.

                        The Lessee shall be entitled for a period of sixty (60) days from receipt of such notice from such Indemnitee (or such shorter period as such Indemnitee has notified the Lessee is required by law or regulation for such Indemnitee to commence such contest), to request in writing that such Indemnitee contest the imposition of such Imposition, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee, (y) such contest involves Impositions imposed on SPC, or (z) such Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim (including choice of counsel), provided, that by taking control of the contest, the Lessee acknowledges that it is responsible for the Impositions ultimately determined to be due by reason of such claim. In all other claims requested to be contested by the Lessee, such Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or such Indemnitee required to contest) any claim (A) if such Indemnitee provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property Interest or any part of any thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnitee in its sole discretion in respect to such risk, (B) if a Lease Event of Default has occurred and is continuing, unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnitee in its sole discretion in respect of the Impositions subject to such claim and any and all expenses for which the Lessee is responsible hereunder is reasonably foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay, to such Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnitee may incur in connection with contesting such Impositions including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Impositions prior to the contest, unless the Lessee shall provide to such Indemnitee an interest-free advance in an amount equal to the Impositions that the Indemnitee is required to pay (with no additional net after-tax costs to such Indemnitee). In addition, for Indemnitee controlled contests and claims contested in the name of such Indemnitee, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee with respect to any period for which the Lessee may be liable to pay an indemnity under this Section 12.2(b)) exceeds $20,000, (B) unless, if requested by such Indemnitee, the Lessee shall have provided to such Indemnitee an opinion of counsel selected by the Lessee and reasonably acceptable to such Indemnitee (except, in the case of income taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that there is substantial authority for the position asserted in such appeal), and (C) Lessee shall have acknowledged in writing to the Indemnitee its obligation to pay the costs and expenses thereof and to indemnify such Indemnitee pursuant to this Section 12.2 for the Impositions subject to the proposed contest, if such contest is unsuccessful. In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction against such Indemnitee pursuant to the contest provisions of this Section 12.2(b), unless there shall have been a change in law (or interpretation thereof) and the Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Lessee and reasonably acceptable to the Indemnitee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnitee will prevail in such contest.

                        The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Impositions but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

                        Each Indemnitee shall, at the Lessee's expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 12.2(b). Notwithstanding anything in this Section 12.2(b) to the contrary, no Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 12.2 (and with respect to which contest is required under this Section 12.2(b)) without the prior written consent of the Lessee, unless such Indemnitee waives its right to be indemnified under this Section 12.2 with respect to such claim. No settlement of any contest may be made by the Lessee without the Indemnitee's written consent, which consent shall not be unreasonably withheld, provided, however, such consent shall not be necessary if the settlement does not involve (i) the admission by the Indemnitee of guilt, complicity or culpability or (ii) the incurrence of any payment obligation or other civil or any criminal liability on the part of such Indemnitee.

                        Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 12.2 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

                        (c)   Reports.  The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property Interest. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Indemnitee of such requirement and (except if such Indemnitee notifies the Lessee that such Indemnitee intends to file such report or return) (A) to the extent required or permitted by and consistent with Requirements of Law, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnitee, advise such Indemnitee of such fact and prepare such return, statement or report for filing by such Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data regularly maintained by such Indemnitee (and not otherwise within the control of the Lessee) with respect to the Property Interest, which the Lessee may reasonably require to prepare any required tax returns or reports.

                        (d)   Tax Shelter Registration.  Notwithstanding anything herein to the contrary, the Lessee agrees to indemnify, protect and defend each Indemnitee from, and hold them harmless against, any taxes (including penalties and interest) resulting from (i) the failure of the Lessee to register the transactions contemplated by the Operative Agreements with the Internal Revenue Service as a corporate tax shelter, or (ii) the failure to properly so register.

                        (e)   Survival.  It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Agreement.

                        (f)   Replacement of certain Investors seeking Indemnification.  In the event that any Investor (or the Lessor, as a result of a demand or request by any Investor) requests indemnification for state or local taxes that would be excluded from the definition of "Impositions" by virtue of the exclusion contained in clause (ii) of the second paragraph of the definition of "Impositions" set forth in Annex A (but for the exception to such exclusion which is applicable under either subclause (x) or (y) of said clause (ii)), then, without limiting Lessee's indemnification obligations hereunder with respect to such Impositions, the Lessee shall be permitted, at any time thereafter, to replace such Investor as an Investor under the Trust Agreement and the other Operative Agreements with one or more replacement Investors, as provided in this paragraph. If the Lessee elects to replace any such Investor pursuant to the foregoing, the Lessee may require, by written notice to the replaced Investor, that it assign its interest to one or more replacement parties which are willing to accept such assignment, as the case may be, subject to the satisfaction of the following conditions precedent: (i) the replaced Investor shall have received payment in full at par of all Investor Amounts and other amounts owing to such Investor under the Operative Agreements on or prior to the date of replacement, (ii) the Lessee (or the replacement Investor) shall be liable to pay to such replaced Investor the sums that are due under Section 12.6 of the Participation Agreement if any Investor Amounts owing to such Investor and bearing yield determined by reference to the Eurodollar Rate shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (iii) the replacement Investor or Investors, if not already a Bank or Investor, shall be reasonably satisfactory to the Lessee and the Agent Bank as provided in Section 11.1(a) of the Participation Agreement, and (iv) upon payment of the amounts set forth in clause (i) above, such replaced Investor and the replacement Investor or Investors shall be obligated to execute an assignment and acceptance of the interest of the replaced Investor, and the Certificates of such replaced Investor shall be cancelled, and new Certificates evidencing the Investor Amounts of such replacement Investor or Investors shall be issued, in accordance with Section 10.4 and 10.5 of the Trust Agreement (provided that the Lessee or the relevant replacement Investor shall be obligated to pay any taxes and fees required in connection with the issuance of such replacement Certificates in accordance with Section 10.7 of the Trust Agreement). The Agent Bank hereby agrees to cooperate with the Lessee in the Lessee's efforts to arrange one or more replacement Investors as contemplated by this paragraph.

                        12.3  Withholding Tax.  (a)  On the Closing Date, or in the case of a Person that actually becomes a Participant after the Closing Date at least thirty (30) Business Days prior to the first date on which any payment is due hereunder to such Participant, each Participant that is a Non-U.S. Person shall deliver to each of Lessee and the Trustee the Prescribed Forms. If any Participant that is a Non-U.S. Person is unable to so deliver the Prescribed Forms, Lessee and the Trustee shall be entitled to withhold from any payments to such Participant under this Agreement such amounts of Tax as may be required by law to be so withheld, after taking into account any reduction in the rate of applicable withholding Tax to which such Participant may establish its eligibility by duly filing an IRS Form W-8BEN or W-8ECI (or successor form) with Lessee and the Trustee, and neither Lessee or the Trustee shall have any obligation to pay, assume liability for, indemnify, protect, defend, or hold harmless such Participant for or to make any payment to such Participant free and clear of and w/o deduction for, any Taxes so withheld, except as provided in Section 12.3(b). If Lessee shall have made any payment to any Indemnitee with respect to any Tax described in the second sentence of this Section 12.3(a), such amount shall be repaid to Lessee by the applicable Indemnitee within thirty (30) days after notice thereof.

                        (b)   If any change occurs after a Non-U.S. Person becomes a Participant which renders the Prescribed Forms previously timely delivered by such Participant inapplicable or, in the case of any Prescribed Form that is not, by its terms, effective for the Term, which would prevent such Person from duly completing and delivering any renewal, extension or continuation of a Prescribed Form previously filed by such Person, such Participant shall promptly (after obtaining actual knowledge of such change) timely advise Lessee and the Trustee that it is no longer capable of receiving payments without the withholding of U.S. Tax and that Lessee and the Trustee are obligated to withhold U. S. Tax from payments by them to such Participant. If any such change involves a change in a treaty, law or regulation, Lessee shall be obligated to pay such Participant, on an After-Tax Basis, for any U. S. Tax which must be withheld from payments made to such Participant under this Agreement, but only if and to the extent that the obligation to withhold such U. S. Tax arises solely by reason of a change in treaty, law, or regulation which takes effect after the date on which such Participant became a Participant.

                        (c)   Should a Participant ever receive any refund, credit or deduction from any taxing authority to which such Participant would not be entitled but for the payment by Lessee of any United States federal, state or local Tax, pursuant to Section 12.2(ii) or 12.3(b), such Participant thereupon shall repay to Lessee an amount with respect to such refund, credit or deduction equal to any net reduction in Taxes actually obtained by such Participant which is attributable to such refund, credit or deduction (but not in excess of the amount of the related payment paid by Lessee to, or for, the Participant pursuant to Section 12.2(ii) or 12.3(b)).

                        Notwithstanding anything herein to the contrary, Lessee shall indemnify any Indemnitee against any Taxes imposed by way of withholding by a jurisdiction outside of the United States as a result of (i) the payment by Lessee of any amount pursuant to this Agreement or the other Operative Agreements from, or (ii) the booking by Lessee of some or all of the transactions contemplated by the Operative Agreements in, such jurisdiction.

                        12.4  Additional Costs.  If a Participant determines that the cost of making or maintaining the Investor Contributions or any Facility Loans or of its obligation to make any Facility Loan is increased in an amount that such Participant deems material as a result of a Regulatory Change (including a regulatory change which is imposed retroactively) which (i) imposes or modifies any reserve, capital requirements, special deposit or similar requirements relating to extensions of credit or other assets of, or any deposits with or other liabilities of, the Participant (taking into account its policies concerning capital adequacy); or (ii) imposes any other condition affecting this Agreement (an event under the foregoing clause (i) or (ii) to be referred to as "Increased Costs"), then such Participant shall notify Lessee in writing of the Increased Costs and disclose the proposed amount or rate to compensate it for such Increased Costs. Within thirty (30) days of receipt of notice of Increased Costs, Lessee shall pay such Increased Costs which the Participant shall be entitled to from the date that is no more than one hundred eighty (180) days prior to Lessee's receipt of such notice provided, that if the change in law giving rise to such additional cost is retroactive, then such additional costs shall be recoverable so long as Lessee receives the notice thereof within the 180-day period commencing with the date such change in law became effective.

                        12.5  Illegality.  (a)  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Participant or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans under the Backup Facility Agreement or to continue to maintain the Investor Contributions based on the Eurodollar Rate, then the Participant shall (i) promptly notify Lessee thereof and such Participant's obligation to make Eurodollar Loans or to maintain its Investor Contributions based on the Eurodollar Rate, as the case may be, shall be suspended until such time as such Participant may again make and maintain Eurodollar Loans or Investor Contributions based on the Eurodollar Rate (in which case the provisions of Section 12.5(b) hereof shall be applicable), and (ii) promptly consult with Lessee to determine whether a change in the designation of the Applicable Lending Office would permit such Participant to make or maintain its Eurodollar Loans or Investor Contributions based on the Eurodollar Rate; provided that the designation will not, in the sole opinion of such Participant, be disadvantageous to any Participant.

                        (b)   If the obligation of any Participant to make Eurodollar Loans or to maintain its Investor Contributions based on the Eurodollar Rate, as the case may be, shall be suspended pursuant to Section 12.5(a) hereof, all Facility Loans and Investor Contributions which would otherwise have been made by such Participant as Eurodollar Loans or with reference to the Eurodollar Rate, respectively, shall be made instead as ABR Loans or with reference to ABR and, if an event referred to in Section 12.5(a) hereof has occurred and such Participant has so requested by notice to Lessee, all Eurodollar Loans and Investor Contributions then outstanding shall be automatically converted into ABR Loans and bear Investor Yield with respect to ABR, respectively, on the date specified by such Participant in such notice. To the extent that Eurodollar Loans and Investor Contributions are made as (or converted into) ABR Loans or the equivalent, all payments of principal which would otherwise be applied to such Participant's Eurodollar Loans and Investor Contributions shall be applied instead to its ABR Loans and Investor Contributions.

                        12.6  Compensation.  (a)  Lessee shall pay, as Supplemental Rent under the Lease, to the Participant such amount or amounts as shall be shown by any Participant to be necessary to compensate it for any loss, cost or expense attributable to: (a) any prepayment of a Eurodollar Loan on a date other than the last day of the Interest Period for such Eurodollar Loan; or (b) any failure by the SPC or Lessor, other than by reason of a default by such Participant or such Participant's not funding pursuant to Section 12.5(a), to borrow or convert a Facility Loan or receive its Investor Contribution from such Participant on the date for such borrowing specified in the relevant Notice of Borrowing or Requisition given pursuant to the Backup Facility Agreement or this Agreement, as the case may be.

                        (b)   Without affecting its rights under Sections 12.4, 12.5(a) or any other provision of any Operative Agreement, each Participant agrees that if there is any increase in any cost to or reduction in any amount receivable by such Participant with respect to which the Lessee would be obligated to compensate such Participant pursuant to Sections 12.4 or 12.5(a), such Participant shall use reasonable efforts to select an alternative Applicable Lending Office which would not result in any such increase in any cost to or reduction in any amount receivable by such Participant; provided, however, that no Participant shall be obligated to select an alternative Applicable Lending Office if such Participant determines that (i) as a result of such selection such Participant would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs, taxes or expenses not indemnified by Lessee under the Operative Agreements, or (ii) such selection would be inadvisable for regulatory reasons or materially disadvantageous to such Participant.

                        12.7  Mandatory Prepayment of SPC Loan by Lessee.  If a Lease Event of Default has occurred and is continuing, and to the extent that Lessee has not paid such amounts pursuant to Section 17.2 of the Lease, Agent Bank may immediately demand payment of the Termination Value and the Basic Rent from Lessee pursuant to the Lease.

                        12.8  Indemnity Payments in Addition to Lease Obligations.  Lessee acknowledges and agrees that its obligations to make indemnity payments under this Section 12 are separate from, in addition to, and do not reduce, its obligation to pay Basic Rent or any other payment required hereunder or the Lease in accordance with the provisions hereof or thereof.

                        12.9  Repayment of Investor Contributions.  The Lessee shall prepay the Investor Contributions in connection with the exercise by the Lessee of its right to direct the Lessor to prepay the SPC Loans in accordance with Section 10.1(a). Such prepayment shall be in an amount such that after giving effect to such prepayment of Investor Contributions and SPC Loans, the ratio of the unreturned Investor Contributions to the outstanding principal balance of the SPC Loans is the same as it was immediately prior to such prepayment.

                        12.10  Inability to Determine Eurodollar Rate.  If the Eurodollar Rate cannot be determined in the manner specified in the definition of the term "Eurodollar Rate" contained in Annex A to this Agreement, the Agent Bank shall give telecopy or telephonic notice thereof to the Lessee, the Banks, and the Investors as soon as practicable thereafter. Until such time as the Eurodollar Rate can be determined in the manner specified in the definition of such term, no further Eurodollar Loans or Investor Contributions shall be continued as such at the end of the then current Interest Period or (other than any Eurodollar Loans or Investor Contributions previously requested and with respect to which the Eurodollar Rate previously was determined) shall be made, nor shall the Lessor have the right to convert ABR Loans or Investor Contributions to Eurodollar Loans or Investor contributions based upon the Eurodollar Rate.

                        SECTION 13.    DISTRIBUTIONS OF PAYMENTS AND GROSS PROCEEDS

                        In order to provide for the priority and allocation of payments received from Lessee, Gross Proceeds and the proceeds of the exercise of remedies by any of the Participants pursuant to the Lease and the Security Documents, the parties hereto agree as follows:

                        13.1  Agreement of Collateral Agent and Participants.  Pursuant to the Collateral Trust Agreement, all of the payments (other than the Excepted Payments) to be made by Lessee, and all proceeds of insurance, Condemnation awards and other proceeds of the Property Interest received by Lessor or any other Participant under the Lease, the SPC Notes, the Participation Agreement and the SPC Loan Agreement and not required to be delivered to the Lessee, have been assigned by the Participants to the Collateral Agent for the ratable benefit of all of the Participants. Except as otherwise provided in Section 13.2 or Section 13.8, the Collateral Agent hereby agrees to deposit all such payments, receipts and other consideration of any kind whatsoever (other than Excepted Payments) received by the Collateral Agent pursuant to the Collateral Trust Agreement and any other Security Document in the form received into the Funding Account or, if required by the distributions set forth in this Section 13, the Commercial Paper Account, other than any such payments received after the Expiration Date which may be distributed by the Collateral Agent, upon receipt, in accordance with the requirements of the Operative Agreements. The Collateral Agent shall make withdrawals from the Funding Account pursuant to the requirements of the Operative Agreements and the provisions of the Collateral Trust Agreement and distribute such amounts to each Participant or other Person entitled thereto (it being understood that any such payment received on a timely basis in accordance with the provisions of the Lease, this Agreement and the other Operative Agreements shall be distributed by the Collateral Agent on the same Business Day as received to the extent practicable).

                        13.2  Basic Rent.  (a) Subject to Section 13.8, each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) shall be made by Lessee to the Funding Account and distributed from the Funding Account on any day as follows:

            first, to the Commercial Paper Account to pay in full the interest component of any maturing Commercial Paper (with such payment being credited to the payment of interest on the SPC Loans pursuant to Section 2.4(a) of the SPC Loan Agreement), and second, to each Bank to pay in full all interest then due and owing on such day to each such Bank pursuant to the terms of the Backup Facility Agreement (provided that in the event that the amounts so distributed pursuant to this clause second are insufficient to pay such interest in full, such amounts shall be distributed to each Bank in accordance with such Bank's pro rata share thereof based on the amounts of interest then due and owing to each Bank) (with such payment being credited to the payment of interest on the SPC Loans pursuant to Section 2.4(a) of the SPC Loan Agreement), and third, an amount equal to the Certificate Basic Component of Rent shall be distributed to each Investor to pay in full all accrued but unpaid Investor Yield on the Investor Contributions then due and owing on such day (together with any overdue interest thereon) (provided that in the event that the amounts so distributed pursuant to this clause third are insufficient to pay such Investor Yield (and interest thereon) in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share).

                        13.3  Purchase Payments by Lessee.  Subject to Section 13.8, any payment on any day (other than payments with respect to Excepted Payments) made by Lessee or any designee pursuant to the Lease as a result of Lessee's exercise of the Purchase Option (including the BI Purchase Option under Section 20.3 of the Lease) or the Maturity Date Purchase Option, or pursuant to Section 16.2 or 17.7 of the Lease, shall be made by Lessee or such designee to the Funding Account (which amount may, at Lessee's option, be credited toward the purchase price for the Property Interest), and withdrawn from the Funding Account and distributed by the Collateral Agent in the following order of priority:

            first, to be deposited in the Commercial Paper Account to repay in full the Commercial Paper in order of maturity (with such amount being credited to the outstanding principal and interest on the SPC Loans); and

            second, the balance, if any, to the Banks to pay in full the aggregate outstanding principal amount of the Facility Loans and all accrued interest (and breakage costs) thereon (with such amount being credited to the outstanding principal and interest on the SPC Loans);

            third, the balance, if any, to be distributed to each Investor to pay in full the Investor Contributions and all Investor Yield (and breakage costs) (provided that in the event that the amounts distributed pursuant to this clause third are insufficient to pay the Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share).

                        13.4  Maximum Residual Guarantee Amount.  The Maximum Residual Guarantee Amount paid by Lessee as Supplemental Rent pursuant to the Lease shall be made by Lessee to the Funding Account (with such payment being credited to the payment of the outstanding principal amount of the Tranche A SPC Loans) and withdrawn from the Funding Account and distributed by the Collateral Agent in the following order of priority:

            first, to be deposited in the Commercial Paper Account to repay in full the principal amount of the Commercial Paper in order of maturity (with any remaining amount of such principal of outstanding Commercial Paper to be repaid in full with Facility Loans to be made by the Banks which shall be Tranche B Loans); and

            second, the balance if any, to the Banks to pay in full the outstanding principal amount of the Facility Loans, if any, allocated to the Tranche A SPC Loans pursuant to Section 3.1(a) of the Backup Facility Agreement.

                        13.5  Sales Proceeds.  (a)  Prior to Expiration Date. Any payments received by the Collateral Agent as Gross Proceeds from the sale of the Property Interest during the Marketing Period, or following the repayment in full of the SPC Loans and the termination of the Collateral Trust Agreement prior to the Expiration Date, received by SPC or Lessor, together with any payments made by Lessee as Supplemental Rent pursuant to Section 21.3 of the Lease, shall be deposited to and withdrawn from the Funding Account upon the date such payment is due and distributed by the Collateral Agent, upon receipt thereof, in the following order of priority:

            first, in the case of Gross Proceeds, so much of such payment or amount as shall be required to reimburse Lessee, Lessor, Trustee, Trust Company, the Collateral Agent, the Securities Intermediary, and Agent Bank for any Remarketing Sale Expenses incurred by such Person in connection with such disposition, second, to be deposited in the Commercial Paper Account to repay in full the principal amount of the Commercial Paper in order of maturity (with any remaining amount of such principal amount of outstanding Commercial Paper to be repaid with the proceeds of Tranche B Facility Loans made to the SPC on the Maturity Date) (with such payment being deemed to be payment of the outstanding principal amount of the Tranche B SPC Loans, if any), third, the balance, if any, to the Banks to pay in full the outstanding principal amount of the Facility Loans (with such payment being deemed to be payment of the outstanding principal amount of the Tranche B SPC Loans, if any), fourth, the balance, if any, to be distributed to each Investor to pay in full the Investor Contributions (provided that if the amounts distributed pursuant to this clause fourth are insufficient to pay the Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), and fifth, the balance, if any, shall be distributed to Lessee to the extent permitted by Section 13.10.

                        (b)   After the Expiration Date. Any payments received by the Collateral Agent as Gross Proceeds from the sale of the Property Interest after the Marketing Period, or following the repayment in full of the SPC Loans and the termination of the Collateral Trust Agreement after the Expiration Date, received by SPC or Lessor, together with any payments made by Lessee as Supplemental Rent pursuant to Section 21.3 of the Lease, shall be deposited in and withdrawn from the Funding Account upon the date such payment is due and distributed by the Collateral Agent, upon receipt thereof, in the following order of priority:

            first, in the case of Gross Proceeds, so much of such payment or amount as shall be required to reimburse Lessee, Lessor, Trustee, Trust Company, the Collateral Agent, Agent Bank and any other Participant for any Remarketing Sale Expenses incurred by such Person in connection with such disposition, second, to be distributed to the Banks to pay in full all accrued interest on the Facility Loans (with such payment being deemed to be to payment of accrued interest on the Tranche B SPC Loans, if any), third, to the Banks to pay in full the outstanding principal amount of the Facility Loans (with such payment being deemed to be payment of the outstanding principal amount of the Tranche B SPC Loans, if any), fourth, the balance, if any, to be distributed to each Investor to pay in full all accrued Investor Yield on the Certificates (provided that if the amounts distributed pursuant to this clause fourth are insufficient to pay the accrued Investor Yield in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), fifth, the balance, if any, to be distributed to each Investor to pay in full the Investor Contributions (provided that if the amounts distributed pursuant to this clause fifth are insufficient to pay the Investor Contributions in full, such amounts shall be distributed to each Investor in accordance with such Investor's Percentage Share), and sixth, the balance, if any, shall be distributed to Lessee to the extent permitted by Section 13.10.

                        13.6  Supplemental Rent.  Any payment of Supplemental Rent received by Agent Bank for which no provision as to the application thereof is made elsewhere in this Section 13 shall be withdrawn from the Funding Account on the date such payment is due and distributed immediately by the Collateral Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Agreements.

                        13.7  Excepted Payments.  Notwithstanding any other provision of this Agreement or the Operative Agreements, any Excepted Payments received at any time by the Collateral Agent or any Participant shall be distributed promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Agreements.

                        13.8  Distribution of Payments After Event of Default.  Notwithstanding any other provision of this Section 13, all payments (other than amounts distributable pursuant to Section 13.6 or 13.7) received, and amounts realized by, the CP Administrative Agent, the Collateral Agent, Agent Bank, SPC or Lessor after an Event of Default has occurred and is continuing, including Gross Proceeds from the sale of any of the Property Interest or other collateral, proceeds of any amounts from any insurer or any Governmental Authority in connection with any loss, casualty or condemnation, from Lessee as payment in accordance with the Lease, including any payment received from Lessee pursuant to Section 10 of the Lease or from the Guarantor under the Guarantee, shall be immediately paid to the Collateral Agent and shall be immediately distributed by the Collateral Agent (which shall forego deposit of such payments into the Funding Account), together with any amounts withdrawn from the Funding Account, in the following order of priority:

            first, so much of such payment or amount as shall be required to reimburse the Collateral Agent, Agent Bank, the Securities Intermediary, the CP Administrative Agent, SPC, Trustee, Trust Company, the Banks or Lessor for any tax, expense or other loss incurred by the Collateral Agent, Agent Bank, the Securities Intermediary, the CP Administrative Agent, SPC, Trustee, Trust Company, the Banks or Lessor incurred in connection with the collection of such amounts (to the extent reimbursable under the Operative Agreements and not previously reimbursed) shall be distributed to the applicable party (to be divided among such parties pro rata to the extent insufficient to satisfy all claims), second, subject to the proviso below, to be deposited in the Commercial Paper Account to repay in full the interest and principal of all outstanding Commercial Paper (which amount shall be allocated to the payment of the SPC Loans and accrued interest thereon), third, subject to the proviso below, the balance, if any, to the Banks to pay in full each Bank's Facility Loans, and accrued interest thereon, and in the case that the amount to be so distributed shall be insufficient to pay in full as aforesaid, then such amount shall be distributed pro rata among the Banks without priority of one Bank over the other in the proportion that each such Bank's Facility Loans bear to the aggregate Facility Loans of all of such Banks (which amount shall be allocated to the payment of the SPC Loans and accrued interest thereon), fourth, the balance, if any, to be distributed to each Investor to pay in full the Investor Contributions and accrued Investor Yield thereon,

            fifth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, Lessor pursuant to the Operative Agreements, to other obligations of Lessee, Lessor or SPC under the Operative Agreements, and sixth, the balance, if any, to be distributed to Lessee, to the extent permitted under Section 13.10;

            provided, that, notwithstanding anything set forth in clauses second and third above, if the Banks would not be obligated to make Refunding Loans under the Backup Facility Agreement at the time any distribution is being made under this Section 13.8, then the amounts to be distributed pursuant to such clauses second and third shall instead be distributed pro rata to (i) the Commercial Paper Account to repay in full the Face Amount of all outstanding Commercial Paper (which amount shall be allocated to the payment of the SPC Loans and accrued interest thereon), and (ii) to the Banks to pay in full each Bank's Facility Loans, and accrued interest thereon (and in the case that the amount to be so distributed shall be insufficient to pay in full as aforesaid, then such amount shall be distributed pro rata among the Banks without priority of one Bank over the other in the proportion that each such Bank's Facility Loans bear to the aggregate Facility Loans of all of such Banks) (which amount shall be allocated to the payment of the SPC Loans and accrued interest thereon), without priority of payments under clause (i) or (ii) over the other, in the case of clause (i), in the proportion that the aggregate Face Amount of outstanding Commercial Paper bears to the aggregate amount of outstanding Commercial Paper plus the aggregate Face Amount of Facility Loans and accrued interest thereon, and in the case of clause (ii), in the proportion that the aggregate amount of outstanding Facility Loans and accrued interest thereon bears to the aggregate Face Amount of outstanding Commercial Paper plus the aggregate amount of Facility Loans and accrued interest thereon.

                        13.9  Payments in Respect of Condominium Utility Owner Buy-In.  Any payment received from the proceeds of a Utility Buy-In shall be withdrawn from the Funding Account and distributed forthwith by the Collateral Agent or Agent Bank, as the case may be, in the following order of priority:

            (i)   3% of such amount shall be paid to the Investors (pro-rata to each Investor in accordance with their Percentage Shares), and

            (ii)   the remainder of such amount shall be distributed as follows:

            first, to the Commercial Paper Account to the extent amounts are required to be deposited into the Commercial Paper Account pursuant to Section 4.1(d) of the Backup Facility Agreement (with such amounts being credited to the principal amount of the Tranche A SPC Loans and the Tranche B SPC Loans, pro-rata); and

            second, to the Banks as a principal pre-payment of the Facility Loans (allocated pro-rata among the Banks, in accordance with each of their respective amounts of outstanding Facility Loans and applied pro-rata between the Facility Loans which are allocated to the Tranche A SPC Loans and the Tranche B SPC Loans in accordance with Section 3.1(c) of the Backup Facility Agreement) (with such amounts being credited to the principal amount of the Tranche A SPC Loans and the Tranche B SPC Loans, pro-rata);

                        13.10  Other Payments.  (a)  Except as otherwise provided in Sections 13.2, 13.3, 13.8 and clause (ii) below,

(i)   any payment received by the Collateral Agent or Agent Bank for which no provision as to the application thereof is made in the Operative Agreements or elsewhere in this Section 13, and

(ii)   all payments and amounts received by the Collateral Agent or Agent Bank under the Lease or otherwise with respect to any realization of any of the collateral,

shall be withdrawn from the Funding Account and distributed forthwith by the Collateral Agent or Agent Bank, as the case may be, in the order of priority set forth in Section 13.3 (in the case of any payment described in clause (i) above) or in Section 13.8 hereof (in the case of any payment described in clause (ii) above).

                        (b)   Except as otherwise provided in Sections 13.2, 13.3 and 13.8 hereof and except after a Lease Event of Default has occurred and is continuing, any payment received by the Collateral Agent or Agent Bank for which provision as to the application thereof is made in an Operative Agreement but not elsewhere in this Section 13 shall be withdrawn from the Funding Account and distributed forthwith by the Collateral Agent or Agent Bank, as the case may be, to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Agreement.

                        13.11  Remaining Funds.  Upon the permanent termination of the Backup Facility Commitments and the payment in full of (i) the SPC Loan, the Facility Loans, the Commercial Paper, the Investor Contributions and all accrued and unpaid interest and Investor Yield, and (ii) all other amounts owing by Lessee or Lessor to any Person under the Operative Agreements, all remaining moneys in the Funding Account shall be paid to Lessee, and Lessee shall not be entitled to receive any amounts from the Funding Account until such time, except as expressly provided in this Section 13.

                        13.12  Time of Payment.  Except as otherwise provided in the Operative Agreements, each payment due from Lessee under the Operative Agreements shall be made in immediately available funds prior to 2:00 p.m., New York City time on the date when due in immediately available funds consisting of lawful currency of the United States of America, unless such date shall not be a Business Day, in which case payment shall be made on the next succeeding Business Day. Except as otherwise provided in the Operative Agreements, payments received after 2:00 p.m., New York City time shall be deemed received on the date received, but subject to Overdue Interest if received after 2:00 p.m., New York City time on the date such payments are due.

                        13.13  Application of Proceeds of Commercial Paper.  Application of the proceeds of the sale of Commercial Paper shall be as set forth in Section 2.2(b) of the Backup Facility Agreement.

                        13.14  Application of Proceeds of Facility Loans.  Proceeds of Facility Loans to be applied to the payment of matured Commercial Paper pursuant to Section 4.5 of the Backup Facility Agreement shall be deposited to the Commercial Paper Account and so applied. Proceeds of Facility Loans to be applied to the reimbursement of Agent Bank for amounts advanced by Agent Bank pursuant to Section 3.3(b) of the Backup Facility Agreement shall be paid to Agent Bank.

                        13.15  Operating Rules for Distributions from Funding Account.  If on any day there are funds deposited into the Funding Account from more than one source, distributions on such date shall be made taking into account the following rules, as well as the other provisions of the Operative Agreements, governing such distributions:

            (a)   Distributions under Section 13.1 through Section 13.11 shall be made only to the extent funds in the Funding Account on such date are attributable to Rent, Maximum Residual Guarantee Amount, the purchase price paid by Lessee or its designee for the Property Interest or Gross Proceeds;

            (b)   Distributions under Section 13.13 shall be made only to the extent funds in the Funding Account on such date are attributable to proceeds from Commercial Paper whether deposited directly into the Funding Account by the Issuing and Paying Agent or withdrawn from the Funding Account; and

            (c)   Distributions under Section 13.14 shall be made only to the extent funds in the Funding Account on such date are attributable to proceeds from a Facility Loan.

                        13.16  Investor Distributions.  Notwithstanding anything to the contrary contained in the Operative Agreements, except in connection with the payment in full of all Investor Contributions and all SPC Loans, in no event shall any distribution on account of the principal amount of the Investor Contributions be made to any Investor if, after giving effect to such distribution, the principal amount outstanding of all Investor Contributions would be less than 3% of the sum of the principal amount outstanding of all Investor Contributions plus the principal amount outstanding of all SPC Loans.

                        SECTION 14.    MISCELLANEOUS

                        14.1  Survival of Agreements.  The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, any disposition of any interest of the Lessor in the Property Interest or any interest of the Investors in the Lessor, the payment of the SPC Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

                        14.2  No Broker, etc.  Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act, except for the Arranger, the Agent Bank and the Collateral Agent, the fees of which shall be paid by the Lessee. Any party who is in breach of this representation shall (without entitlement to reimbursement or indemnification therefor from Lessee) indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

                        14.3  Notices.  Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by certified mail, return receipt requested, facsimile (when received or confirmed received during the business hours of the recipient) or nationally recognized courier service and any such notice shall become effective five Business Days after being deposited in the mails, certified with appropriate postage prepaid or one Business Day after delivery to a nationally recognized courier service specifying overnight delivery and shall be directed to the addresses as provided on Schedule I, and, in the case of notice by facsimile, upon confirmation of receipt, when transmitted during business hours on a Business Day and, if not transmitted during business hours on a Business Day, the first Business Day thereafter, addressed as provided on Schedule I, or to such other address as any of the parties hereto may designate by written notice. Copies of all notices given by facsimile or shall be contemporaneously sent by overnight courier. Agent Bank shall notify each Rating Agency promptly of any termination of the Lease, any Lease Event of Default and any determination to cease issuing Commercial Paper. Notwithstanding any other provision of this Agreement or the Operative Documents, if Lessee is required to deliver notice to one or more of the parties to the Operative Documents (other than the Agent Bank and the Rating Agencies) notice to all such parties shall be deemed to have been duly given by Lessee by delivering any such notice to the Agent Bank, who shall in turn promptly deliver such notice to the appropriate party hereto. From time to time any party may designate a new address and facsimile for purposes of notice hereunder by notice to each of the other parties hereto.

                        14.4  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                        14.5  Amendments and Termination.  Neither this Agreement, nor any other Operative Agreement, nor any terms hereof or thereof, may be terminated, amended, supplemented or modified except in accordance with the provisions of this Section. This Agreement and any other Operative Agreement, including any terms hereof or thereof, may be terminated, amended, supplemented or modified and shall be binding on Lessee, Lessor, Administrative Agent, all Investors and all Lenders:

            (a)   in the case of any ambiguity, defect or inconsistency in any Operative Agreement, or any amendment, supplement or waiver that would not have an adverse effect on the Lessor's, or any Bank's rights under the Backup Facility Agreement, with the written agreement or consent of the Administrative Agent and Lessee, provided that five (5) days prior written notice of any such amendment or supplement shall be delivered to the Banks,

            (b)   regardless of whether the Participants, the Administrative Agent and the Lessor are parties thereto, in the case of a termination, amendment, supplement, waiver or modification with respect to any Operative Agreement, with the written agreement or consent of Lessee and the Required Participants,

            (c)   in the case of a termination, amendment, supplement, waiver or modification which adversely affects Investors in a materially different manner than the Banks (and for this purpose the existing subordination of the rights of the Investors to the rights of the Banks shall not, in and of itself, be considered a materially different manner), with the written consent of Lessee and the Required Investors, provided, however, that:

            (i)   no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of Lessee and each Participant (other than SPC) affected thereby:

            (x)   (A) modify any of the provisions of Section 12.1, Section 12.2, or this Section 14.5, change the definition of "Majority Banks," "Required Participants", or modify any provision of an Operative Agreement requiring action by Majority Banks or Required Participants; (B) amend, modify, waive or supplement any of the provisions of Sections 3.1, 4.2, 4.5, 10.3 or Article VI of the Backup Facility Agreement or the representations of such Participant in Section 7 or the covenants in Section 9 of this Agreement; (C) reduce any fees or reduce or modify any indemnities in favor of such Participant, including amounts payable pursuant to Section 8 (except that any Person (other than SPC) may consent to any reduction, modification, amendment or waiver of any indemnity payable to it); (D) postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Agreement), any Facility Loan or any portion of any Investor Contribution, the Termination Value, the Maximum Residual Guarantee Amount, amounts due pursuant to Sections 19, 20 and 21 of the Lease, interest or Investor Yield or, subject to clause (C) above, any other amount payable under the Lease or this Agreement (excepting a forebearance with respect thereto approved pursuant to Section 14.5(b)), or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Agreement), any Facility Loan or any Investor Contribution, the Termination Value, Maximum Residual Guarantee Amount or the Limited Deficiency Amount; or

            (y)   have the effect of (A) consenting to any assignment of the Lease, (B) releasing Lessee from its obligations in respect of the payments of Rent and the Termination Value or Maximum Residual Guarantee Amount, as applicable, or (C) changing the absolute and unconditional character of such obligations;

            (ii)   no termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of each Participant (other than the SPC) and Lessee, be made to Section 13 of this Agreement;

            (iii)   any provisions relating to release of all or substantially all of the Collateral (other than any release of Collateral expressly required under the terms of the Operative Agreements) may only be amended, waived, discharged or terminated with the prior written consent of all the Banks and any release or termination of the Guarantee (other than a cancellation thereof expressly required under Sections 19.1(a)(v), 21.1(c) or 20.3(b) of the Lease) may only be done with the consent of all of the Banks;

            (iv)   each termination, amendment, supplement, waiver or modification of any Operative Agreement shall be subject to the consent rights of the Trust Company and Trustee as set forth in Section 9 of the Trust Agreement;

            (v)   notwithstanding anything to the contrary contained herein or in any other Operative Agreement, no termination, amendment, supplement, waiver or modification adversely affecting or impacting any sums payable by Lessee or Guarantor either directly or indirectly, shall, without the written consent of Lessee and Guarantor, be made to any Operative Agreement;

            (vi)   the percentage in the definition of "Required Investors" shall not be increased without the consent of the Lessee, each Investor and the Majority Banks, and such percentage shall not be decreased without the consent of each Investor; and

            (vii)   to the extent a definition contained in Annex A hereto is to be amended such amendment shall be accomplished by an amendment only to the Operative Agreements in which such defined term is used or otherwise incorporated in such Operative Agreement.

                        Notwithstanding the foregoing, no termination, amendment, supplement, waiver or modification to the SPC Certificate of Incorporation, the by-laws of the SPC, Section 3 or Section 4 of this Agreement, any provision of the Operative Agreements relating to limitations on recourse to SPC or relating to the perfection of security interests in Collateral, any provision of the Operative Agreements described in clause (i)(x)(D) above (with the express understanding that any amendment, supplement, modification, waiver or termination of any provision of the Operative Agreements affecting the sufficiency or timely availability of payments of Rent or other amounts due under the Lease to repay the interest component of Commercial Paper in full as and when maturing is subject to the confirmation of Moody's and S&P described in this paragraph), any provision of the Issuing and Paying Agreement or the Administration Agreement, or any provision of the Backup Facility Agreement or any other Operative Agreement governing the obligation of the Banks to fund Refunding Loans thereunder, shall be effective unless, as a condition precedent thereto, Lessee and the parties hereto to any of the foregoing shall have received written confirmation from each of Moody's and S&P that immediately after giving effect to such modification, waiver or termination, the Commercial Paper shall not be rated lower than such Commercial Paper is rated immediately prior to giving effect thereto and such modification, waiver or termination shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Commercial Paper by Moody's and S&P, and Moody's and S&P shall have received notice thereof and shall have agreed that such action shall not result in a downgrade or withdrawal of the rating of the Commercial Paper. Agent Bank shall deliver to each Rating Agency a copy of all termination agreements, amendments, supplements, waivers and modifications with respect to any of the Operative Agreements promptly upon the execution thereof.

                        14.6  Parties in Interest.  Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

                        14.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                        14.8  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                        14.9  Rights of Lessee.  Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Lessor under the SPC Loan Agreement and the Security Documents, (ii) SPC under the Backup Facility Agreement and the Operative Agreement and (iii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, and all the SPC Loan Commitment and the Backup Facility Commitments have been terminated, then the Lessee shall be entitled to (a) terminate the Lease (to the extent not previously terminated) and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Property Interest. Upon the fulfillment of the obligations contained in clauses (i) and (ii) above, the Lessor shall transfer to the Lessee all of its right, title and interest in and to the Property Interest (to the extent not previously transferred to the Lessee in accordance with the Lease) and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee. The rights of Lessee set forth in this Section 14.9 are in addition to Lessor's obligations under the Lease to convey the Property Interest to Lessee or another purchaser as required thereunder.

                        14.10  Further Assurances.  The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time reasonably request to be filed or effected). The Lessee, at its own expense, shall take such action as may be reasonably requested in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

                        14.11  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                        14.12  No Representation or Warranty.  Nothing contained herein, in any other Operative Agreement or in any other materials delivered to the Lessee in connection with the transactions contemplated hereby or thereby shall be deemed a representation or warranty by the Agent Bank, the Collateral Agent, the Arranger, the Banks, the Placement Agent, the Investors, or any of their Affiliates, as to the proper accounting treatment or tax treatment that should be afforded to the Lease and the Lessor's ownership of the Property Interest and each such party expressly disclaims any representation or warranty with respect to such matters.

                        14.13  Highest Lawful Rate.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Lessee, the Lessor or the Investors or any other party under any Operative Agreement, shall be subject to the limitation that payments of interest or of other amounts constituting interest shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Agreement, the Lease and any other Operative Agreement would exceed the Highest Lawful Rate or otherwise be usurious with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Agreement, the Lease or any other Operative Agreement, it is agreed as follows as to the recipient of any such amount:

            (a)   the provisions of this Section 14.13 shall govern and control over any other provision in this Agreement, the Lease and any other Operative Agreement and each provision set forth therein is hereby so limited;

            (b)   the aggregate of all consideration which constitutes interest that is contracted for, charged or received under this Agreement, the Lease, or any other Operative Agreement shall under no circumstances exceed the maximum amount of interest allowed by any Legal Requirements (such maximum lawful interest rate, if any, with respect to such recipient herein called the "Highest Lawful Rate"), and all amounts owed under this Agreement, the Lease and any other Operative Agreement shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the SPC Loan Documents and any other Operative Agreement, shall be automatically reduced to the amount allowed under any Legal Requirements and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payee);

            (c)   all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Agreement, the Lease, or any other Operative Agreement shall, to the extent permitted by any Legal Requirements, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

            (d)   if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Agreement, the Lease, and any other Operative Agreement executed in connection herewith or therewith, and deemed interest under any Legal Requirements exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Agreement shall be limited, notwithstanding anything to the contrary in the Operative Agreement to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Agreement below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 14.13.

                        14.14  Appointment of the Collateral Agent.  (a)  Each Participant hereby irrevocably appoints the Collateral Agent as its agent hereunder and under the other Operative Agreements and hereby authorizes the Collateral Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Collateral Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto (including the right with respect to fractional amounts of less than one U.S. cent to round up to the next whole cent). The Collateral Agent may execute any of its duties hereunder and under the other Operative Agreements, by or through agents or employees. The relationship between the Collateral Agent and each Participant is that of agent and principal only, and nothing herein shall be deemed to constitute the Collateral Agent a trustee for any Participant or impose on the Collateral Agent any obligations other than those for which express provision is made herein or in the other Operative Agreements.

                        (b)   Except as required by the specific terms of the Operative Agreements, the Collateral Agent shall not have any duty to exercise any right, power, remedy or privilege granted or assigned to it thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, unless directed to do so by the Directing Party (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Participants), and shall not, without the prior approval of the Directing Party, consent to any material departure by Lessee, the Lessor or SPC from the terms of the Lease or any Security Document, waive any default on the part of any such party under any such agreement or instrument or amend, modify, supplement or terminate, or agree to any surrender of, any such agreement or instrument; provided, however, that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Agreement, the other Operative Agreements or any Legal Requirements.

                        (c)   Neither the Collateral Agent nor any of its or their respective directors, officers, agents or employees shall be liable to any Participant, Lessee, the Lessor or SPC, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the other Operative Agreements, or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct; nor shall the Collateral Agent be responsible to any Participant for the validity, effectiveness, value, sufficiency or enforceability against Lessee, the Lessor, SPC or the Collateral Agent, of any Collateral, this Agreement, the other Operative Agreements, or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may consult with legal counsel (including counsel for Lessee, the Lessor or SPC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Participant and shall not be responsible to any Participant for any statements, warranties or representations made in or in connection with this Agreement, the other Operative Agreements, any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Operative Agreements, on the part of any party hereto or thereto or to inspect the Property Interest (including the books and records) of Lessee, the Lessor or SPC; (iv) shall not be responsible to any Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of the Operative Agreements by acting upon any notice, consent, certificate or other instrument or writing to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

                        (d)   Each Participant (other than the Agent Bank, the Collateral Agent and the CP Administrative Agent in their capacities as such) hereby severally agrees, in the ratio that the sum of such Participant's Investor Contribution, Facility Loans and unused Backup Facility Commitment bears to the sum of all Investor Contributions, Facility Loans and unused Backup Facility Commitments, to indemnify and hold harmless the Collateral Agent, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of attorneys, accountants and experts) incurred or suffered by the Collateral Agent in its capacity as Collateral Agent hereunder as a result of any action taken or omitted to be taken by the Collateral Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Collateral Agent in such capacity; provided, however, that no Participant shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from or attributable to gross negligence or willful misconduct on the part of the Collateral Agent. Without limiting the generality of the foregoing, each Participant hereby agrees, in the ratio aforesaid, to reimburse the Collateral Agent promptly following its demand for any reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Collateral Agent under the Operative Agreements, and not promptly reimbursed to the Collateral Agent by Lessee, the Lessor or SPC. Each Participant's obligations under this paragraph shall survive the termination of the Operative Agreements and the discharge of Lessee's, the Lessor's and the SPC's obligations thereunder.

                        (e)   The Participants agree that, with respect to their obligation to fund under the Operative Agreements and the Investor Contributions or Facility Loans made by them, the Participant acting as the Collateral Agent shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not performing the duties specified herein; and the terms "Participants," "Directing Party," or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent and the Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Lessee, the Lessor, SPC or any of their respective affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Lessee, the Lessor, SPC or any of their respective affiliates for services in connection with the Operative Agreements and otherwise without having to account for the same to any Participant.

                        (f)   Each Participant hereby acknowledges that it has, independent of and without reliance upon the Collateral Agent or any materials provided by the Collateral Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Operative Agreements to which it is a party. The Collateral Agent shall in no event be liable to any Participant on account of any materials prepared or provided by it.

                        14.15  Resignation by the Collateral Agent.  (a)  The Collateral Agent may resign as such at any time upon at least thirty (30) days' prior written notice to Lessee, the Lessor, SPC, the Participants, S&P, Moody's and the Placement Agents.

                        (b)   In the event of such resignation, the Directing Party shall as promptly as practicable appoint a successor agent to replace the Collateral Agent, subject to (i) the prior written consent of Lessee (provided that such consent shall not (x) be required during the continuance of an Event of Default and the exercise of remedies under the Operative Agreements as a result thereof and (y) in any event, be unreasonably withheld) and (ii) receipt of notice from S&P and Moody's that immediately after giving effect to such replacement, the Commercial Paper is not rated lower than such Commercial Paper is rated immediately prior to giving effect to such replacement. If no successor Collateral Agent shall have been so appointed by the Directing Party, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent shall, petition a court of competent jurisdiction to appoint a successor Collateral Agent. Any successor Collateral Agent shall (1) be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $1,000,000,000, (2) have commercial paper ratings of A-1+ from S&P and P-1 from Moody's, and (3) have been approved in writing by Lessee (provided that such approval shall not (x) be required during the continuance of an Event of Default and the exercise of remedies under the Operative Agreements as a result thereof and (y) in any event, be unreasonably withheld). Upon the appointment of a successor Collateral Agent by such court, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the resignation of the Collateral Agent or any Collateral Agent hereunder, the provisions of Article 12 and Section 14.14 shall continue to inure to the benefit of the Collateral Agent in respect of any action taken or omitted to be taken by the Collateral Agent in its capacity as such while it was such under the Operative Agreements.

                        (c)   No resignation of the Collateral Agent shall be effective until a successor Collateral Agent shall have been appointed.

                        14.16  Limitation of Liability.  (a)  It is expressly understood and agreed by the parties hereto that (i) each of the Operative Agreements executed by Wilmington Trust Company is executed and delivered by Wilmington Trust Company not individually or personally but solely as trustee of Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Lessor, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of any party hereto, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor or Investors under the Operative Agreements; provided, however, that nothing in this Section 14.16 shall be construed to limit or expand the liability of Wilmington Trust Company in its individual capacity for the consequences of its own willful misconduct or gross negligence (or simple negligence in the handling of funds received by it in accordance with the Operative Agreements) or breach of its representations, warranties or covenants made in its individual capacity.

                        (b)   No Participant shall have any obligation to any other Participant or party hereto with respect to transactions contemplated by the Operative Agreements, except those obligations of such Participant expressly set forth in the Operative Agreements or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Agreements except as otherwise so set forth.

                        (c)   The provisions of Section 10.14 of the Backup Facility Agreement with respect to obligations of SPC are hereby incorporated herein by this reference and made a part hereof and of each of the Operative Agreements and each party hereto agrees to be bound by the limitations set forth therein.

                        14.17  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                        14.18  WAIVER OF JURY TRIAL.  THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 14.18 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE AGREEMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER OPERATIVE AGREEMENT.

                        14.19  Consequential Damages.  In no event shall the Depositary, the Securities Intermediary, the Agent Bank, the Collateral Agent, the Placement Agent or the CP Administrative Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Depositary, the Agent Bank, the Collateral Agent, the Placement Agent or the CP Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, except to the extent that such damages are attributable to the gross negligence or willful misconduct of the Depositary, the Agent Bank, the Collateral Agent, the Placement Agent or the CP Administrative Agent.

                        14.20  Limited Recourse.  (a)  Notwithstanding anything to the contrary contained herein, the obligations of SPC under this Agreement are solely the corporate obligations of SPC and, in the case of obligations of SPC other than Commercial Paper, shall be payable at such time as funds are received by or are available to SPC in excess of funds necessary to pay in full all outstanding Commercial Paper at maturity and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against SPC but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full all Commercial Paper.

                        (b)   No recourse under any obligation, covenant or agreement of SPC contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of SPC by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of SPC individually, and that no personal liability whatever shall attach to or be incurred by any an incorporator, stockholder, officer, director, member, employee or agent of SPC, under or by reason of any of the obligations, covenants or agreements of SPC contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by SPC of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them or their gross negligence or willful misconduct, or any misappropriation by such Person (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds, condemnation awards, deposits, escrows, rents or other payments delivered to such Person pursuant to any Operative Agreement. The provisions of this Section 14.20 shall survive the termination of this Agreement.

                        (c)   No individual officer, director, employee or agent of Lessee shall have any personal liability under the Operative Agreements or otherwise on account of his or her execution or delivery of Officer's Certificates, Requisitions or other notices or for any of Lessee's obligations under the Operative Documents; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them or their gross negligence or willful misconduct, or any misappropriation by such Person (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds, condemnation awards, deposits, escrows, rents or other payments delivered to such Person pursuant to any Operative Agreement. The provisions of this Section 14.20 shall survive the termination of this Agreement.

                        14.21  Confidentiality.  (a) Lessee shall have no obligation to provide proprietary information (as defined in the next sentence) to any Participant, except and to the extent that (1) such Participant reasonably determines that it cannot accomplish the purposes of their inspection of the Property Interest pursuant to the various provisions of the Operative Agreements without evaluating such information, and (2) before conducting any inspections of the Property Interest, such Participant shall, if requested by Lessee, confirm and ratify the confidentiality agreements covering such proprietary information set forth in the next subparagraph. For purposes of this Agreement "proprietary information" includes Lessee's intellectual property, trade secrets and other confidential information of value to Lessee about, among other things, Lessee's manufacturing processes, products, marketing and corporate strategies, but in no event will "proprietary information" include any disclosure of substances and materials (and their chemical composition) which are or previously have been present in, on or under the Property Interest at the time of any inspections by any Participant, nor will "proprietary information" include any additional disclosures reasonably required to permit any Participant to determine whether the presence of such substances and materials has constituted a violation of Environmental Laws.

                        (b)   The Participants agree to use reasonable precautions to keep confidential any proprietary information that it may receive from Lessee or otherwise discover with respect to Lessee or Lessee's business pursuant to the Operative Agreements or any investigation by such Participant hereunder, except for disclosures: (i) specifically and previously authorized in writing by Lessee; (ii) to any assignee of such Participant as to any interest in the Property Interest so long as such assignee has agreed in writing to use its reasonable efforts to keep such information confidential in accordance with the terms of this paragraph; (iii) to legal counsel, accountants, auditors, environmental consultants and other professional advisors to such Participant so long as such Participant shall inform such persons in writing (if practicable but orally if written notice is not practicable) of the confidential nature of such information and shall direct them to treat such information confidentially; (iv) to regulatory officials having jurisdiction over such Participant or any parent entity of such Participant (provided that the disclosing party shall request confidential treatment of the disclosed information, if practicable); (v) as required by legal process (provided that the disclosing party shall request confidential treatment of the disclosed information, if practicable); (vi) of information which has previously become publicly available through the actions or inactions of a person other than such Participant not, to such Participant's knowledge, in breach of an obligation of confidentiality to Lessee; and (vii) to any other Participant so long as such Participant has not repudiated the confidentiality provision concerning Lessee's proprietary information set forth in this Agreement.

                        (c)   So long as Lessee remains in possession of the Property Interest, each Participant or its representative will, before making any inspection or performing any work on the Property Interest authorized by the Operative Agreements, if then requested to do so by Lessee to maintain Lessee's security: (i) sign in at Lessee's security or information desk if Lessee has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification, (iii) permit an employee of Lessee to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Lessee that do not, individually or in the aggregate, significantly interfere with inspections or work of such Participant authorized by the Operative Agreements.

                        14.22  Entire Agreement.  This Agreement and the other Operative Agreements represent the entire agreement among the parties hereto and thereto with respect to the subject matter thereof.

                        14.23  Register for SPC Notes.  As agent for the Lessee, the Collateral Agent shall maintain a register for recordation of the names and addresses of the holders of the Tranche A SPC Note and Tranche B SPC Note.

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

VACAVILLE REAL ESTATE TRUST 2001, as Lessor

By:	Wilmington Trust Company, not in its individual capacity but solely as Trustee

By:	/s/ DONALD G. MACKELCAN
Name: Donald G. MacKelcan Title: Vice President

GENENTECH, INC., as Lessee

By:	/s/ ARTHUR D. LEVINSON, PH.D.
Name: Arthur D. Levinson, Ph.D. Title: Chairman, President and Chief Executive Officer

By:	/s/ LOUIS J. LAVIGNE, JR.
Name: Louis J. Lavigne, Jr. Title: Executive Vice President and Chief Financial Officer

THE CHASE MANHATTAN BANK, as CP Administrative Agent

By:	/s/ TAMMY HONG
Name: Tammy Hong Title: Vice President

DNA FINANCE CORP., as SPC

By:	/s/ FRANK BILOTTA
Name: Frank Bilotta Title: President

THE CHASE MANHATTAN BANK, as Agent Bank

By:	/s/ DAWN LEE LUM
Name: Dawn Lee Lum Title: Vice President

THE CHASE MANHATTAN BANK, as Collateral Agent

By:	/s/ DAWN LEE LUM
Name: Dawn Lee Lum Title: Vice President

WILMINGTON TRUST COMPANY, in its individual capacity, only to the extent expressly set forth herein

By:	/s/ DONALD G. MACKELCAN
Name: Donald G. MacKelcan Title: Vice President

THE CHASE MANHATTAN BANK, as a Bank

By:	/s/ DAWN LEE LUM
Name: Dawn Lee Lum Title: Vice President

UBS AG, STAMFORD BRANCH, as a Bank

By:	/s/ ROBERT P. WAGNER
Name: Robert P. Wagner Title: Director

By:	/s/ WILFRED V. SAINT
Name: Wilfred V. Saint Title: Associate Director Banking Products Services, US

BNP PARIBAS, as a Bank

By:	/s/ KATHERINE WOLFE
Name: Katherine Wolfe Title: Director

By:	/s/ H. HIRO EBIHARA
Name: H. Hiro Ebihara Title: Associate

ABN AMRO BANK, N.V., as a Bank

By:	/s/ PATRICIA MCMILLAN
Name: Patricia McMillan Title: Group Vice President

By:	/s/ NANCY LANZONI
Name: Nancy Lanzoni Title: Group Vice President

MELLON BANK, N.A., as a Bank

By:	/s/ LAWRENCE C. IVEY
Name: Lawrence C. Ivey Title: First Vice President

WACHOVIA BANK, N.A., as a Bank

By:	/s/ KATHLEEN H. REEDY
Name: Kathleen H. Reedy Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON, as a Bank

By:	/s/ WILLIAM S. LUTKINS
Name: William S. Lutkins Title: Vice President

By:	/s/ ROBERT HETU
Name: Robert Hetu Title: Director

BANK OF NEW YORK, as a Bank

By:	/s/ REBECCA K. LEVINE
Name: Rebecca K. Levine Title: Vice President

WACHOVIA CAPITAL INVESTMENTS, INC., as an Investor

By:	/s/ CHARLES J. O'CONNOR, JR.
Name: Charles J. O'Connor, Jr. Title: Senior Vice President

BANK HAPOALIM B.M., as an Investor

By:	/s/ JAMES P. SURLESS
Name: James P. Surless Title: Vice President

By:	/s/ LAURA ANNA RAFFA
Name: Laura Anna Raffa Title: Senior Vice President and Corporate Manager

BNP PARIBAS, as an Investor

By:	/s/ KATHERINE WOLFE
Name: Katherine Wolfe Title: Director

By:	/s/ H. HIRO EBIHARA
Name: H. Hiro Ebihara Title: Associate

ANNEX A
TO
PARTICIPATION AGREEMENT

Rules of Usage and Definitions

Rules of Usage

                        The following rules of usage shall apply to this Annex A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

            (a)   Except as otherwise expressly provided, any definitions defined herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

            (b)   Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

            (c)   The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

            (d)   References to any Person shall include such Person, its successors and permitted assigns and transferees.

            (e)   Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof and the other Operative Agreements.

            (f)   Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

            (g)   When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

            (h)   References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

            (i)   Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

            (j)   All accounting terms not specifically defined in the Operative Agreements shall be construed in conformity with, and all financial data required to be submitted by the Operative Agreements shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed in the Operative Agreements.

            (k)   Capitalized terms used in any Operative Agreements which are not defined in this Annex A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

            (l)   If there is any conflict between any Operative Agreements, each such Operative Agreement shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) such conflict cannot be avoided, the Participation Agreement shall prevail and control.

Definitions

            "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of (x) the Federal Funds Effective Rate in effect on such day plus (y) 1/2 of 1%. For purposes hereof: "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If on any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Lender of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent. For purposes of the Operative Agreements, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loan" means any Facility Loan which is bearing interest based upon ABR.

            "Additional Bank" is defined in Section 4.4 of the Backup Facility Agreement.

            "Administration Agreement" means the Administration Agreement dated as of October 26, 2001 between SPC and the CP Administrative Agent.

            "Advance" means an advance of SPC Loans by SPC and an advance of the Investor Contributions by the Investors, in each case pursuant to the Participation Agreement to pay Project Costs.

            "Affiliate" means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that in no case shall the Trust Company be considered to be an Affiliate of any of the Trustee, the Lessor, the CP Administrative Agent, the Lessee, or any Investor, nor shall any of the Trustee, the Lessor, CP Administrative Agent or any Investor be considered to be an Affiliate of the Trust Company.

            "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any Tax savings actually realized by the recipient as a result of the payment of the indemnified amount calculated based on the same marginal rates) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

            "Agent Bank" is defined in the preamble of the Backup Facility Agreement.

            "Applicable Lending Office" means, with respect to each Bank and Investor, such Bank's and Investor's Domestic Lending Office in the case of Advances based upon ABR and such Bank's and Investor's Eurodollar Lending Office in the case of Advances based upon the Eurodollar Rate.

            "Applicable Margin" means, for any day, with respect to any Eurodollar Loan as of any date, or with respect to any ABR Loan as of any date, or with respect to Investor Contributions as of any date, or with respect to the Facility Fees, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread", "ABR Spread/Loans", "ABR Spread/Investor Yield", or "Facility Fee Rate", respectively.

Level	Index Debt Ratings (S&P/Moody's) (whether express or implied)	Eurodollar Spread (basis points)	ABR Spread/Loans (basis points)	ABR Spread/Investor Yield (basis points)	Facility Fee Rate (basis points)
I	≥ A / A2	37.5	0	100	12.5
II	≥ A- /A3	60.0	0	125	15.0
III	≥ BBB+ /Baa1	82.5	0	150	17.5
IV	≥ BBB /Baa2	130.0	50	200	20.0
V	< BBB/ Baa2	175.0	100	250	25.0

            For purposes of the foregoing, (i) if both Moody's and S&P shall not have in effect a rating (whether express or implied) for the Index Debt of Guarantor (other than by reason of the circumstances referred to in the last sentence of this definition), then each such Rating Agency shall be deemed to have established a rating in Level V; (ii) if only one of Moody's and S&P shall have in effect a rating (whether express or implied) for the Index Debt of Guarantor, then the Applicable Margin shall be based on such rating; (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt of Guarantor (whether express or implied) shall fall within different levels, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two (2) or more levels lower than the other, in which case the Applicable Margin shall be determined by reference to the level next above that of the lower of the two ratings; and (iv) if the ratings (whether express or implied) established or deemed to have been established by Moody's and S&P for the Index Debt of Guarantor shall be changed (other than as a result of a change in the rating system of Moody's or S&P), any change in the Applicable Margin resulting therefrom (after giving effect to clauses (i), (ii) and (iii) above) shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, Lessee and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Appraisal" means, with respect to the Property Interest: (i) for purposes of the conditions precedent to the initial Advance on the Closing Date: an appraisal, ordered by the Agent Bank, prepared by an Appraiser, of the Property Interest, which in the judgment of counsel to the Agent Bank, as of the Closing Date, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements, which appraisal shall state the fair market value of the Property Interest on the Closing Date and an estimate of the fair market value thereof at the expiration of the Term; (ii) for purposes of the conditions precedent to an Advance on a Funding Date under Section 6.3(k) of the Participation Agreement: an appraisal, ordered by the Agent Bank, prepared by an Appraiser, of the Property Interest, which in the judgment of counsel to the Agent Bank, as of such Funding Date, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements, which appraisal shall state the fair market value of the Property Interest on such Funding Date and an estimate of the fair market value thereof at the expiration of the Term; and (iii) for purposes of Section 21.4 of the Lease, a valuation of whether the Fair Market Sales Value of the Property has been impaired below the Limited Deficiency Amount as a result of excess wear and tear, and, if so, the amount of such impairment, which valuation shall be undertaken in accordance with the following procedures: Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of such appraisal procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of all of the appraisers shall be paid by the Lessee.

            "Appraiser" means Cushman & Wakefield of California, Inc. or such other Person as may be selected by Lessee and reasonably acceptable to the Agent Bank and the Investors.

            "Approving Person" is defined in Section 2(a) of the Issuing and Paying Agreement.

            "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Condominium Units, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Condominium Units, (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Condominium Units, and (iii) Lessor's interest in the Common Areas arising under the Condominium Documents.

            "Arranger" means J.P. Morgan Securities, Inc. as lead arranger and lead book runner.

            "Assignment and Acceptance" means an assignment and acceptance made by a Bank and an assignee of such Bank, and accepted by Agent Bank (and consented to by the appropriate parties, if required), substantially in the form of Exhibit B to the Participation Agreement.

            "Assignment of Leases" means that certain Assignment of Leases, Rents and Guarantee dated as of October 26, 2001 from the Lessor to SPC and the Investors.

            "Authorized Officer" means any officer in the Corporate Trust Department of Trust Company, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of Trust Company customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Backup Facility Agreement" means the Backup Facility Agreement dated as of October 26, 2001 among SPC, as Borrower, the Banks, the Agent Bank and the Collateral Agent.

            "Backup Facility Agreement Default" means any event which, with notice or lapse of time or both, would become a Backup Facility Agreement Event of Default.

            "Backup Facility Agreement Event of Default" is defined in Section 8.1 of the Backup Facility Agreement.

            "Backup Facility Closing Date" means the Closing Date.

            "Backup Facility Commitment" means the obligation of the Banks to make Facility Loans in an aggregate maximum principal amount at any time outstanding not to exceed $479,859,000, as such amount may from time to time be increased pursuant to Section 4.3 of the Backup Facility Agreement, reduced pursuant to Section 4.1 of the Backup Facility Agreement, or adjusted pursuant to Section 3.2(c) of the Backup Facility Agreement.

            "Backup Facility Commitment Termination Date" means at any date of determination, the latest Expiry Date then in effect.

            "Backup Facility Documents" means the Backup Facility Agreement and the Collateral Trust Agreement.

            "Backup Facility Loan Collateral" is defined in Granting Clause Second of the Collateral Trust Agreement.

            "Bank" and "Banks" is defined in the preamble of the Backup Facility Agreement.

            "Bank Assignment and Acceptance" means an assignment and acceptance made by a Bank and as assignee of such Bank, and accepted by the Agent Bank (and consent to by the appropriate parties, if required), substantially in the form of Exhibit B to the Participation Agreement.

            "Bank Financing Statements" means UCC-1 financing statements made by SPC, as debtor, in favor of Agent Bank for the benefit of SPC Secured Parties, as secured party, appropriately completed and executed for filing with the appropriate filing offices, as the same shall be assigned to the Collateral Agent pursuant to appropriate UCC financing statements.

            "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

            "Basic Rent" means, for each Payment Date, an amount equal to the sum of (a) all amounts due and payable by Lessor under Section 2.4 of the SPC Loan Agreement on such Payment Date, plus (b) the Certificate Basic Component of Rent due and payable on such Payment Date, if any. Notwithstanding the foregoing, if Lessee duly delivers the Maturity Date Election Notice, provided that no Lease Default or Lease Event of Default then exists, the Basic Rent payable by Lessee on the Maturity Date shall not exceed the Maximum Residual Guarantee Amount payable in accordance with section 21.1 of the Lease.

            "Beneficiary Interest" is defined in Section 19.1(b)(i) of the Lease.

            "BI Purchase Closing Date" is defined in Section 20.3 of the Lease.

            "BI Purchase Notice" is defined in Section 20.3 of the Lease.

            "BI Purchase Option" is defined in Section 20.3 of the Lease.

            "BI Purchase Option Price" is defined in Section 20.3 of the Lease.

            "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Board of Directors" means, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

            "Borrower" means (i) with respect to the SPC Loan Agreement, the Lessor in its capacity as borrower thereunder and (ii) with respect to the Backup Facility Agreement, SPC.

            "Borrowing" means the incurrence of Facility Loans made or to be made by the Banks on a given date pursuant to Section 3.2(a) of the Backup Facility Agreement, all of which Facility Loans comprising any Borrowing shall be of the same Type.

            "Borrowing Date" shall mean any Business Day specified in a Requisition as a date on which the Borrower requests SPC to make SPC Loans under the SPC Loan Agreement.

            "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks in New York City (and in Wilmington, Delaware, but only in respect of the usage of the term "Business Day" in Section 9.1(q) of the Participation Agreement and, while a Lease Event of Default is continuing, Section 3.7 of the Trust Agreement) are authorized or required by law to close, and (b) in the case of a Eurodollar Loan, any day on which dealings in U.S. dollar deposits are carried on in the interbank Eurodollar market and on which commercial banks are open for domestic and international business in New York City and London.

            "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, and excluding all obligations with respect to the Lease.

            "Casualty" means any damage or destruction of all or any portion of the Property Interest as a result of fire or other casualty.

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, and all rules and regulations thereunder.

            "Certificate" is defined in Section 10.1 of the Trust Agreement.

            "Certificate Basic Component of Rent" means, for each Certificate Payment Date, an amount equal to the Investor Yield accrued on the Investor Contributions at the Investor Yield Rate from the first day after the immediately preceding Certificate Payment Date to such date; provided, however, that in the case of any Certificate Payment Date consisting of the date of a prepayment of a portion (and not all) of the Investor Contributions, the Certificate Component of Basic Rent shall equal the Investor Yield accrued on the portions of the Investor Contributions so prepaid at the Investor Yield Rate during such period.

            "Certificate Payment Date" means (a) each Quarterly Payment Date, (b) each date specified in the second sentence of Section 3.7 of the Trust Agreement, (c) the date of any prepayment of all or any portion of the Investor Contributions, and (d) the Expiration Date.

            "Chase" means The Chase Manhattan Bank, a New York banking corporation.

            "Claims" means liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable). "Claims" shall not include special, indirect or consequential loss or damage claimed by any Participant.

            "Closing Date" means November 8, 2001.

            "CMMI System" has the meaning set forth in Section 5(f) of the Issuing and Paying Agreement.

            "Code" means the Internal Revenue Code of 1986.

            "Collateral" is defined in Granting Clause Second of the Collateral Trust Agreement.

            "Collateral Agent" means Chase in its capacity as Collateral Agent under the Operative Agreements for the party or parties identified therein.

            "Collateral Trust Agreement" means the Collateral Trust Agreement and Control Agreement dated as of October 26, 2001 among Lessor, SPC, Collateral Agent, Agent Bank, Collateral Trustee and Securities Intermediary.

            "Collateral Trustee" means Union Bank of California, N. A., a national association.

            "Commercial Paper" means promissory notes of SPC in one of the forms attached to the Issuing and Paying Agreement issued by SPC in the commercial paper market pursuant to the Commercial Paper Documents.

            "Commercial Paper Account" is defined in Section 3(a) of the Issuing and Paying Agreement.

            "Commercial Paper Documents" means, collectively, (a) the Commercial Paper, (b) the Issuing and Paying Agreement, (c) the Backup Facility Documents, (d) the Collateral Trust Agreement, (e) the Commercial Paper Placement Agency Agreement (but only as of the Closing Date), and (f) the Administration Agreement.

            "Commercial Paper Placement Agency Agreement" means each Commercial Paper Placement Agency Agreement dated as of October 26, 2001 entered into between SPC and a Placement Agent.

            "Commercial Paper Private Placement Memorandum" means any private placement memorandum provided by SPC and Lessee in connection with the solicitation, offer and sale of Commercial Paper pursuant to any Commercial Paper Placement Agency Agreement.

            "Commitment" means, with respect to any Bank on or prior to the Expiry Date of such Bank, the amount set forth on the signature pages to the Backup Facility Agreement as such Bank's "Commitment", as such amount may from time to time be increased pursuant to Section 4.3 of the Backup Facility Agreement, or reduced pursuant to Section 4.1 of the Backup Facility Agreement or as a result of a prepayment of SPC Loans as a result of a Utility Buy-In.

            "Commitment Percentage" means for each Bank at any time the ratio (expressed as a percentage) that such Bank's Commitment at such time bears to the aggregate Backup Facility Commitments.

            "Common Areas" is defined in the Condominium Declaration.

            "Common Assessments" is defined in the Condominium Declaration.

            "Condemnation" means any taking or sale of the use, access, occupancy, easement rights or title to the Property Interest or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual eminent domain or condemnation proceeding or other taking of action by any Person having the power of eminent domain or condemnation, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property Interest, or alter the pedestrian or vehicular traffic flow to the Property Interest so as to result in a material impediment to access to the Property Interest, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

            "Condominium" means the condominium regime established pursuant to the Condominium Plan.

            "Condominium Act" means the Davis-Stirling Common Interest Development Act of 1985 as enacted in the State of California, including, without limitation, California Civil Code Sections 783 and 1351(f).

            "Condominium Association" means New Horizons Way Condominium Association, a California non-profit mutual benefit corporation.

            "Condominium Association Management Agreement" means that certain Management Agreement dated as of October 26, 2001, between Condominium Association and Lessee.

            "Condominium Declaration" means that certain Declaration of Covenants, Conditions, Restrictions, and Reciprocal Easements Establishing a Plan for Condominium Ownership of "New Horizons Way Condominium Campus", dated as of October 26, 2001, among Lessee, as "Landowner" and "Owner", Lessor as "Grantor" (together with Landowner, "Declarant") and Owner and the other Owners party thereto.

            "Condominium Deed" means that certain Grant Deed dated as of October 26, 2001 made by Lessor to Lessee, pursuant to which Lessor shall reserve unto itself the Property Interest and shall convey to Lessee all other right, title and interest in and to the Subdivision (other than the Utility Property Interest conveyed to Condominium Utility Owner).

            "Condominium Documents" means the collective reference to the Condominium Declaration, the Condominium Organization Documents, the Condominium Deed, the Utility Deed, the Condominium Plan, the Condominium Utility Organizational Documents, the Condominium Utility Agreement, the Condominium Utility Management Agreement, the Condominium Association Management Agreement, and the other "Condominium Documents" (as such term is defined in the Condominium Deed).

            "Condominium Interests" is defined in the Condominium Declaration.

            "Condominium Land" means the specific areas of land above which the airspace for the Condominium Units is located.

            "Condominium Organizational Documents" means the By-Laws and Articles of Incorporation of the Condominium Association each dated as of October 26, 2001.

            "Condominium Plan" shall mean that certain Condominium Plan attached as Schedule 1 to the Condominium Declaration.

            "Condominium Units" means, collectively, Unit # 1 in the Condominium.

            "Condominium Utility Agreement" means that certain Agreement Concerning Utility Improvements dated as of October 26, 2001, among Condominium Utility Owner, Lessor and Lessee, and the other Owners party thereto from time to time.

            "Condominium Utility Management Agreement" means that certain Management Agreement dated as of October 26, 2001, between Condominium Utility Owner, Lessor and Lessee.

            "Condominium Utility Owner" means New Horizons Way Utility Owner, Inc., a California non-profit mutual benefit corporation.

            "Condominium Utility Owner Organizational Documents" means the By-Laws and Articles of Incorporation of the Condominium Utility Entity.

            "Conduit Bank" means any special purpose funding vehicle that (i) is organized under the laws of the U.S. or any state thereof, and (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

            "Confidential Information Memorandum" means the Confidential Information Memorandum, dated July, 2001 provided by Arranger in connection with the syndication of the Facility Loans.

            "Consent to Assignment" means the Lessee's and Guarantor's Consent dated as of October 26, 2001 from the Lessee and the Guarantor, relating to the Assignment of Leases.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Conveyance Documents" means the collective reference to the deeds, assignments of beneficial interest, bills of sale, and other conveyancing instrument to be executed by BNP Leasing Corporation and Vacaville Statutory Trust 2000-A in favor of Lessor or the Investors and delivered on the Closing Date.

            "Corporate Trust Department" means the principal corporate trust office of Trustee, located in Wilmington, Delaware or at such other office at which the corporate trust business of Trustee shall be administered, which Trustee shall have specified by notice in writing to Lessee and each Participant.

            "CP Administrative Agent" means The Chase Manhattan Bank, in its capacity as Administrative Agent for SPC under the Administration Agreement.

            "CP Holder" means a holder of Commercial Paper.

            "CP Notes" is defined in the Recitals of the Issuing and Paying Agreement.

            "Credit Documents" is defined in Granting Clause (b) of the Deed of Trust.

            "Current SEC Reports" means, on any date, the most recent annual report filed by the Lessee with the SEC on Form 10-K and any reports filed with the SEC since that date on Form 10-Q or Form 8-K.

            "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            "Default Draw Amount" has the meaning set forth in Section 8(a) of the Issuing and Paying Agreement.

            "Default Draw Request" has the meaning set forth in Section 8(a) of the Issuing and Paying Agreement.

            "Delaware Business Trust Act" means the Delaware Business Trust Act, 12 Del. C. §3801 et seq.

            "Delaware Certificate of Trust" means the certificate of trust with respect to the Lessor, filed with the Office of the Secretary of State of Delaware in accordance with Section 3810 of the Delaware Business Trust Act.

            "Depositary" means Chase as Depositary under the Issuing and Paying Agreement.

            "Designated Persons" is defined in Section 2(b) of the Issuing and Paying Agreement.

            "Directing Party" means Majority Banks (or if all commitments under the Backup Facility Agreement have terminated and all obligations owing thereunder finally paid in full, the Required Investors).

            "Dollars" and "$" means dollars in lawful currency of the United States of America.

            "Domestic Lending Office" means, with respect to any Bank or Investor, the office of such Bank or Investor specified as its "Domestic Lending Office" opposite its name on Schedule I to the Participation Agreement or in the Assignment and Acceptance pursuant to which it became a Bank or Investor, or such other office of such Bank or Investor as such Bank or Investor may from time to time specify to SPC and the Agent Bank.

            "Downgraded Bank" is defined in Section 4.4 of the Backup Facility Agreement.

            "DTC" means the Depository Trust Company.

            "Eligible Assignee" means a bank or other financial institution or other entity (i) whose commercial paper or short term deposits is rated A-1 or higher by S&P and P-1 or higher by Moody's, or (ii) whose obligations (including its obligations under the Operative Agreements) are guaranteed by its direct or indirect parent company if such parent company has credit ratings at least equal to the credit ratings referred to in clause (i) above.

            "Employee Benefit Plan" means an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any multi-employer plan (within the meaning of Section 3(37)(A) of ERISA)), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Closing Date.

            "Environmental Audit" means a Phase I environmental audit of the Property Interest and such additional environmental studies or audits recommended by such Phase I audit, prepared by the Environmental Engineer. The Environmental Audit referred to in each reference thereto in Section 7.3(v) of the Participation Agreement shall include not only the Phase I environmental audit prepared by the Environmental Engineer, but also the Phase I report prepared by SECOR International, dated June 16, 1995, and the subsurface soil and ground water investigation report prepared by Tetra Tech, dated July 21, 1995.

            "Environmental Claim" means any claim, notice of claim, complaint, notice of violation, letter, or other assertion or inquiry of any kind, in each case delivered in writing, concerning any asserted or actual violation of or liability under any Environmental Law relating in any way to the Condominium Land or the Property Interest or any asserted or actual violation or liability relating in any way to the Condominium Land or the Property Interest relating to any Hazardous Substance.

            "Environmental Cutoff Date" means the date upon which Lessee surrenders possession and control of the Property Interest in accordance with the terms and conditions of the Lease and ceases to have an interest in the Property Interest.

            "Environmental Engineer" means Harding ESE, Inc., or any other environmental engineer reasonably acceptable to the Agent Bank.

            "Environmental Law" means, whenever enacted or promulgated, any federal, state, county or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, approval, covenant, administrative or court order, judgment, decree, injunction, code or requirement of or any agreement with, any Governmental Authority, in any case applicable to the Property Interest:

            (x)   relating to pollution (or the cleanup, removal, or remediation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including ambient or indoor air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

            (y)   concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C §§ 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321; the Refuse Act, 33 U.S.C. §§ 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300 et seq.; and the Occupational Safety and Health Act of 1970, and any similar state or local laws.

            "Environmental Violation" means any activity, occurrence or condition relating in any way to the Condominium Land or the Property Interest that violates or results in non-compliance with any applicable Environmental Laws or results in a written complaint or other written claim from a Governmental Authority with respect to any Environmental Laws.

            "Equipment" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessee using the proceeds of SPC Loans or the Investor Contributions and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property Interest, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, holiday decorations, bidets, toilets, carpets, rugs, storm doors and windows, shelving, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

            "Eurodollar Business Day" means any day described in clause (b) of the definition of "Business Day".

            "Eurodollar Lending Office" means, with respect to any Bank or Investor, the office of such Bank or Investor specified as its "Eurodollar Lending Office" opposite its name on Schedule I to the Participation Agreement or in the Assignment and Acceptance pursuant to which it became a Bank or Investor (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank or Investor as such Bank or Investor may from time to time specify to SPC and the Agent Bank.

            "Eurodollar Loan" means any Facility Loan which is bearing interest based upon the Eurodollar Rate.

            "Eurodollar Rate" means, with respect to any Eurodollar Loan or Investor Contribution for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service), as determined by the Agent Bank from time to time for purposes of providing quotations of interest rates applicable on dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the average rate appearing on Page LIBO of Reuters (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service), as determined by the Agent Bank from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London Interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for the offering of dollar deposits with a maturity comparable to such Interest Period. In the event that neither of the above rates is available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the rate at which dollar deposits of the amount of such Eurodollar Loan or Investor Contribution and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, and in the event that such rate is not available at such time for any reason, then the Eurodollar Rate for such Interest Period shall be the rate agreed to among the Banks, the Investors and the Agent Bank as their cost of funds for such Interest Period and accepted by Lessee (and in the absence of such agreement, the provisions of Section 12.10 of the Participation Agreement shall apply).

            "Eurodollar Tranche" means the collective reference to Eurodollar Loans for the then current Interest Period with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

            "Event of Default" means a Lease Event of Default or an SPC Loan Event of Default.

            "Excepted Payments" means:

            (a)   all indemnity payments (including indemnity payments made pursuant to Section 12 of the Participation Agreement) and expenses to which any Indemnitee is entitled pursuant to the Operative Agreements;

            (b)   any amounts (other than Basic Rent, Termination Value, the Maximum Residual Guarantee Amount, and the Purchase Option Price) payable under any Operative Agreement to reimburse Lessor, Agent Bank, the Collateral Agent or any other Participant (including the reasonable expenses of any such Person incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Agreement;

            (c)   any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor, Agent Bank, the Collateral Agent or any other Participant (or any such Person's successors, assigns, agents, trustees, officers, directors or employees);

            (d)   any insurance proceeds under policies maintained by Lessor, Agent Bank, the Collateral Agent or any other Participant (at no cost or expense to Lessee) and not required to be maintained by Lessee under the Lease;

            (e)   any amount payable by Lessee pursuant to Section 6.1(gg) of the Participation Agreement, whether or not such amounts are or can be characterized as Supplemental Rent;

            (f)   any amount payable to any Investor by any transferee of the interest of such Investor as the purchase price of such Investor's interest in the Trust Estate (or a portion thereof);

            (g)   Transaction Expenses or other out-of-pocket expenses paid or payable to or for the benefit of the Trust Company, or any Investor;

            (h)   any payments of interest on payments referred to in clauses (a) through (g) above; and

            (i)   any rights of the Investors or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

            "Excepted Rights" means the rights of the Lessor, at all times to the exclusion of the Agent, to retain (A) all rights to Excepted Payments and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto, and (B) all of its rights under the Participation Agreement, and all right, title and interest of the Lessor in the Shared Rights.

            "Expiration Date" means the final day of the Term.

            "Expiry Date" is defined in Section 4.2(a) of the Backup Facility Agreement.

            "Exposure Percentage" is defined in Section 4.1(b) of the Backup Facility Agreement.

            "Extension Effective Date" is defined in Section 4.2(b) of the Backup Facility Agreement.

            "Extension Request" is defined in Section 4.2(b) of the Backup Facility Agreement.

            "Extension Response Date" is defined in Section 4.2(b) of the Backup Facility Agreement.

            "Face Amount" is defined in Section 5(f) of the Issuing and Paying Agreement.

            "Facility Fee Rate" is defined in the definition of "Applicable Margin".

            "Facility Fees" is defined in Section 3.10 of the Backup Facility Agreement.

            "Facility Loan" means any amount advanced by a Bank under the Backup Facility Agreement.

            "Fair Market Sales Value" means the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property Interest. Fair Market Sales Value shall be determined based on the assumption that, except for purposes of Section 21.3 of the Lease, the Property Interest is in the condition and state of repair required under Section 10.1 of the Lease and that the Lessee is in compliance with the other requirements of the Operative Agreements relating to the condition of the Property Interest.

            "Federal Funds Effective Rate" is defined in the definition of "ABR".

            "Fee Letter Agreement" means that certain fee letter agreement dated as of June 20, 2001 among Lessee, Chase and Arranger.

            "Financing Statements" means, collectively, the Lessor Financing Statements, the SPC Financing Statements, and the Bank Financing Statements.

            "Fixtures" means all fixtures relating to the Improvements, including all components thereof, located in or on such Improvements, together with all replacements, modifications, alterations and additions thereto.

            "Formation Documents" means with respect to each of the Lessor and SPC, the Trust Agreement and SPC Certificate of Incorporation, respectively.

            "Fourth Extension" is defined in Section 4.2(b) of the Backup Facility Agreement.

            "Funded CP Deficiency Amount" means, as of any date of determination, the excess of (i) the Initial CP Deficiency Amount over (ii) the amount of funds transferred from the Funding Account to the Commercial Paper Account on such date pursuant to Section 4.3 of the Collateral Trust Agreement and Section 3.2(a) of the Backup Facility Agreement.

            "Funding Account" means the special purpose, segregated account (Account No. 6711675500) established by and maintained by the Collateral Trustee for the benefit of Chase as a collateral agent for the SPC Secured Parties and the Collateral Trustee for the benefit of the CP Holders for the purposes of facilitating the transactions contemplated by the Backup Facility Agreement; the operation of the Funding Account shall be governed by the Collateral Trust Agreement.

            "Funding Date" means a Business Day on which the Lessee, on behalf of the Lessor, requests SPC to make SPC Loans and the Investors to make Investor Contributions, in each case for the benefit of the Lessor in accordance with the Participation Agreement and the SPC Loan Agreement, in order to fund Project Costs and Permitted Leasehold Improvement Costs.

            "GAAP" means accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

            "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, rules, regulations, decrees, licenses, exemptions of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property Interest.

            "Governmental Authority" means any applicable federal, state, county, municipal or other government, quasi-government or regulatory governmental authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof in each case having jurisdiction.

            "Granting Clause Document" is defined in Granting Clause Second of the Granting Clauses in the Collateral Trust Agreement.

            "Gross Proceeds" means the proceeds of the sale of the Property Interest pursuant to Section 21.1(b) of the Lease.

            "Guarantee" means the Guarantee dated as of October 26, 2001 from the Guarantor to the Investors and SPC.

            "Guarantor" means Lessee, as guarantor under the Guarantee, and its permitted successors and assigns.

            "Guarantor Insolvency Event" means any Lease Event of Default under Section 17.1(h) of the Lease.

            "Hazardous Activity" means any activity, process, procedure or undertaking relating in any way to the Property Interest, the Condominium Land or any portion thereof that directly or indirectly (i) produces, generates or creates any Hazardous Substance, (ii) causes or results in the Release of any Hazardous Substance into the environment (including ambient or indoor air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance, or (iv) is regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

            "Hazardous Condition" means any condition relating in any way to the Property Interest that violates or that results in noncompliance with any Environmental Law.

            "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead or radon gas; or (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous under any Environmental Laws.

            "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed (whether upon any Indemnitee, Lessee, any sublessee or user of the Property Interest, the Property Interest or otherwise) by any foreign, U.S. Federal, state or local authority ("Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are, or are in the nature of, franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees or taxes; and (vi) assessments on the Property Interest, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed upon or with respect to (a) the Property Interest or any part thereof or interest therein; (b) the purchase, sale, leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Property Interest or any part thereof or interest therein; (c) SPC Notes, the Commercial Paper or interest therein or transfer thereof, (d) the Rent and all other rentals, receipts or earnings arising from the Property Interest or any part thereof or interest therein; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property Interest or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of SPC Notes, notes evidencing Facility Loans or the Commercial Paper; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

                        Notwithstanding the foregoing, the term "Impositions" shall not mean or include the following Taxes:

            (i)   Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on an Indemnitee (other than SPC) by the U.S. federal government (other than any Taxes imposed by means of withholding at source) that are based on or measured by the net income (including taxes based on capital gains, minimum taxes and alternative minimum taxes) of such Person; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

            (ii)   Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are (x) imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and (y) based upon or measured by the gross or net income (including any minimum taxes, alternative minimum taxes or taxes on or measured by capital, capital gains, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes), except that this clause (ii) shall not apply to (and thus shall not exclude) any such Taxes imposed on Lessor, any Investor or SPC by a state (or any local taxing authority thereof or therein) where the Property Interest is located, possessed or used under the Lease unless the Lessor or any such Investor was subject to such tax in such jurisdiction without regard to the transaction contemplated by the Operative Agreements and the Lease; provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

            (iii)   Taxes imposed on any Indemnitee by a foreign taxing jurisdiction, unless such Taxes are imposed by reason of (a) the payment by Lessee or any Affiliate thereof of any amount pursuant to the Operative Documents from, or the booking by Lessee or any Affiliate thereof of some or all of the transactions contemplated by the Operative Agreements in, such foreign jurisdiction, (b) the location of the Property in such jurisdiction, or (c) activities of the Lessee or an Affiliate of the Lessee in such jurisdiction.

            (iv)   any Tax to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease, except when such termination is the result of the exercise of remedies after a Lease Event of Default occurs, in which case such exclusion shall commence only after the foreclosure of the Lessee's interest in the Property Interest or the sale, lease or other disposition of the Property Interest (whether pursuant to foreclosure or otherwise) to a third party (but not any Tax or Imposition that relates to any period prior to the termination of the Lease);

            (v)   any interest or penalties imposed on an Indemnitee as a result of an Indemnitee's failure to file any return or other documents timely and as prescribed by Legal Requirements; provided that this clause (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 12.2(b) of the Participation Agreement or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Lease with respect to any such return;

            (vi)   any Taxes imposed upon the Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition by the Lessor or Investor (other than a transfer in connection with (1) the exercise by the Lessee of its Purchase Option, the Maturity Date Purchase Option, the BI Purchase Option or any termination option or other purchase or sale of any Property Interest by the Lessee, (2) the occurrence of an Event of Default and/or the exercise of any remedies in connection therewith, (3) a Casualty or Condemnation affecting any Property Interest, or (4) any sublease, modification or addition to any Property Interest by the Lessee);

            (vii)   any Taxes imposed against or payable by an Indemnitee that would not have been imposed but for, the gross negligence or willful misconduct of such Indemnitee;

            (viii)   Taxes to the extent resulting from such Indemnitee's failure to comply with the provisions of Section 12.2(b) of the Participation Agreement, which failure precludes the ability to conduct a contest pursuant to Section 12.2(b) of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations);

            (ix)   Taxes or Impositions imposed on or with respect to or payable by an Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Indemnitee or an Affiliate thereof and not caused by acts or omissions of the Lessee;

            (x)   Taxes imposed on or with respect to or payable by an Indemnitee that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Agreement not initiated, requested or consented to by the Lessee unless such amendment, supplement, modification, consent or waiver (A) arises due to, or in connection with there having occurred, an Event of Default or (B) is required by the terms of the Operative Agreements or is executed in connection with any amendment to the Operative Agreements required by law;

            (xi)   Taxes imposed against an Indemnitee with respect to fees or compensation for services rendered;

            (xii)   Taxes upon any amounts paid as reimbursement for or to satisfy Claims incurred by any Indemnitee to the extent such taxes are offset by a corresponding reduction of such Person's income taxes because of such Indemnitee's deduction of the reimbursed Claims from its taxable income or because of any tax credits actually realized and attributable thereto; or

            (xiii)   Taxes or Impositions which are in direct substitution for, and relieve such Indemnitee from, any actual Taxes or Impositions based upon or measured by any of the foregoing Taxes described in clauses (i) through (xii);

            Notwithstanding the foregoing, provided that the applicable Indemnitee shall have complied with its tax reporting obligations in Section 3.1 of the Participation Agreement and Section 7.1 of the Lease, the exclusions from the definition of Impositions set forth in clauses (i) through (xiii) above shall not apply to any Taxes or any increase in Taxes imposed on an Indemnitee, to the extent that such Taxes or tax increase would not have been imposed or have occurred if on the Closing Date and each Funding Date the Indemnitees had advanced funds to the Lessee in the form of a loan in an amount equal to the Project Costs funded on such date secured by the Property Interest, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in an amount equal to the then outstanding Termination Value at the end of the Term.

            "Improvements" means the buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time on or under, or constituting, the Condominium Units, (other than the Utility Improvements) together with any and all appurtenances to such buildings, structures or improvements and including all modifications thereto.

            "Increased Costs" is defined in Section 12.4 of the Participation Agreement.

            "Indebtedness" means as to any Person (without duplication): (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person for the deferred purchase price of property or services (except trade payables and accrued expenses constituting current liabilities in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations of such Person arising under acceptance facilities; (c) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to provide funds to invest in any Person, or otherwise to assure a creditor against loss; (f) obligations of others secured by any Lien on property of such Person; and (g) obligations of such Person as lessee under Capital Leases.

            "Indemnified Person" is defined in Section 8(a) of each Commercial Paper Placement Agency Agreement.

            "Indemnitee" means Lessor, Trustee, each Investor, the Trust Company, the Placement Agents, SPC, each Bank, the Managing Agent, Agent Bank, CP Administrative Agent, the Collateral Agent, the Securities Intermediary, and the respective successors, permitted assigns, permitted transferees, trustees, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents of the foregoing Persons; provided, however, that in no event shall Lessee, any Placement Agent or the Depositary or any Affiliate of Lessee, any Placement Agent or the Depositary (other than Chase in its other capacities under the Operative Agreements) be an Indemnitee.

            "Index Debt" means senior, unsecured long-term indebtedness for borrowed money of a Person that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Initial CP Deficiency Amount" means, on any Business Day on which Commercial Paper matures, an amount equal to the positive difference, if any of (i) the Face Amount due in respect of such Commercial Paper less (ii) the sum of the proceeds of Commercial Paper issued or to be issued on such day and any other amounts on deposit in the Commercial Paper Account on such Business Day before giving effect to any transfer from the Funding Account on such day.

            "Insolvent" means, with respect to any Multi-employer Plan, the condition that such Multi-employer Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Instituting Party" is defined in Section 9.5 of the Participation Agreement.

            "Insurance Requirements" means all terms and conditions of any insurance policy required by the Lease to be maintained by Lessee, and all requirements of the issuer of any such insurance policy.

            "Interest Election Request" is defined in Section 3.8 (b) of the Backup Facility Agreement.

            "Interest Period" means, with respect to Eurodollar Loans or Investor Contributions:

            the period commencing on (and including) the date of the Borrowing of such Eurodollar Loans, or the date of conversion of ABR Loans into such Eurodollar Loans, or the date such Investor Contributions are made, as the case may be (provided, that in each such case notice of such Borrowing, conversion, or making of Eurodollar Loans or Investor Contributions is given to the Agent Bank at least three (3) Business Days prior thereto), and ending on (but excluding) the date which numerically corresponds to such date one, two, three, six or nine months thereafter, as selected by SPC and/or Lessor, in a notice of borrowing or notice of conversion, as the case may be, given with respect thereto.

provided, however, that the foregoing provisions relating to Interest Periods are subject to the following:

            (i)   if any Interest Period pertaining to a Eurodollar Loan or Investor Contributions would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii)   any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

            (iii)   any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Interest Rate" means, with respect to the SPC Loan and any Facility Loan, (a) for Eurodollar Loans, the Eurodollar Rate for Eurodollar Loans for the Interest Period specified plus the Applicable Margin for Eurodollar Loans, and (b) for ABR Loans, the ABR in effect from time to time.

            "Investment Company Act" means the Investment Company Act of 1940.

            "Investor Amount" means the amount owed to an Investor as evidenced by a Certificate.

            "Investor Contribution" is defined in Section 1.2 of the Participation Agreement.

            "Investor Contribution Commitment" is defined in Section 1.2 of the Participation Agreement.

            "Investor Yield" is defined in Section 10.1 of the Trust Agreement.

            "Investor Yield Rate" means (a) the rate per annum equal to the applicable Eurodollar Rate plus a margin of 150 basis points (1.5%) per annum plus the applicable Facility Fee Rate plus the then applicable "Eurodollar Spread" set forth in the definition of Applicable Margin or (b) the rate per annum equal to the ABR plus the applicable "ABR Spread/Investor Yield" set forth in the definition of Applicable Margin, as applicable.

            "Investors" means, collectively, the Persons named as Investors in the Trust Agreement and each other holder of a Certificate.

            "Issuer" means SPC.

            "Issuing and Paying Agreement" means the Issuing, Paying and Depositary Agreement dated as of October 26, 2001 between the Depositary and SPC.

            "Joinder Agreement" is defined in Section 4.3 of the Backup Facility Agreement.

            "Lease" means the Lease dated as of October 26, 2001 between the Lessor and the Lessee, together with the Memorandum of Lease.

            "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

            "Lease Event of Default" is defined in Section 17.1 of the Lease.

            "Legal Requirements" means (i) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Person, the Property Interest or the demolition, construction, renovation, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property Interest or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. and any other similar Federal, State or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and any law, treaty, rule or regulation or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property Interest, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 12.2 of the Lease, including, without limitation, the Condominium Declaration and the other Condominium Documents, and (ii) as to any Person, the certificate of incorporation, by-laws, articles of association or other organizational or governing documents of such Person.

            "Lessee" is defined in the Preamble to the Participation Agreement.

            "Lessee's Knowledge" or other references to the "knowledge" of Lessee or Guarantor (whether or not the term is capitalized) means, with respect to the Lessee or Guarantor, the actual knowledge of any of the following persons: (i) with respect to facts or occurrences relating to the Property Interests, the Vice President of Facilities, Chief Financial Officer, Treasurer or Controller of the Lessee or Guarantor, and (ii) with respect to facts or occurrences unrelated to the Property Interests, any Responsible Officer of the Lessee or Guarantor.

            "Lessee's Intellectual Property" means all trademarks, tradenames, trade secrets, copyrights, technology, know-how and processes necessary for the conduct of Lessee's business as currently conducted except for those the failure to own or license which would not reasonably be expected to have a Material Adverse Effect.

            "Lessor" is defined in the Preamble to the Participation Agreement.

            "Lessor Financing Statements" means UCC financing statements made by Lessee, as debtor, and Lessor, as secured party, appropriately completed and executed for filing in the appropriate state and county offices in the State in which the Property Interest is located, as the same shall be assigned to SPC pursuant to appropriate UCC financing statements.

            "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor, the Trust Company or any Investor, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor, the Trust Company or any Investor, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor, the Trust Company or any Investor, with respect to Claims, Impositions, Transaction Expenses or otherwise against which the Lessee is not required to indemnify the Lessor, the Trust Company or such Investor, pursuant to the Participation Agreement or (d) any claim against the Lessor arising out of any transfer, sale, assignment, encumbrance or disposition by the Lessor of all or any portion of the interest of the Lessor in the Property Interest, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Property Interest by the Lessor pursuant to and in accordance with the Lease, the SPC Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 17 of the Lease.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

            "Limited Deficiency Amount" means the amount equal to the sum of the Termination Value with respect to the Property Interest on each Payment Date less the Maximum Residual Guarantee Amount as of such date.

            "Loan Payment Date" means each day that interest, principal, or fees are payable with respect to Facility Loans pursuant to the Backup Facility Agreement.

            "Majority Banks" means, as of any date of determination, Banks with Exposure Percentages aggregating more than 50%.

            "Management Agreement" means the Management Agreement dated as of October 26, 2001 between SPC and the Managing Agent.

            "Managing Agent" means Global Securitization Services, LLC in its capacity as Manager under the Management Agreement.

            "Margin Stock" shall have the meaning given to such term in Regulation U of the Board of Governors of the Federal Reserve System.

            "Marketing Period" means, if Lessee has not given the Maturity Date Election Notice in accordance with Section 20.2 of the Lease, the period commencing on the date twelve (12) months prior to the Maturity Date, and ending on the Maturity Date.

            "Material Adverse Effect" means any change or changes, effect or effects or condition or conditions that individually or in the aggregate are materially adverse to (i) the assets, business, operations or condition (financial or otherwise) of Lessee and its Subsidiaries on a consolidated basis taken as a whole, (ii) the ability of Lessee or Guarantor to perform its obligations under the Operative Agreements to which it is a party, or (iii) the validity or enforceability of any of the Operative Agreements or any rights or remedies under any thereof.

            "Material Subsidiary" means any Subsidiary of Lessee having assets with a value greater than $5,000,000 in the aggregate.

            "Maturity Date" means November 8, 2006.

            "Maturity Date Election Notice" is defined in Section 20.2 of the Lease.

            "Maturity Date Purchase Option" means the Lessee's Purchase Option to purchase the Property Interest on the Maturity Date in accordance with Section 20.2 of the Lease.

            "Maximum Residual Guarantee Amount" at any time means an amount equal to the then outstanding amount of the Tranche A SPC Loans.

            "Memorandum of Lease" shall have the meaning set forth in Section 31.7 of the Lease.

            "Modifications" is defined in Section 11.1(a) of the Lease.

            "Moody's" means Moody's Investors Service.

            "Mortgage" means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing from Lessor and Lessee encumbering their respective right, title and interest in the Property Interest in favor of the Title Company as trustee for the benefit of SPC and the Collateral Agent, dated as of October 26, 2001 and in form and substance appropriate for recording.

            "Multi-employer Plan" means a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Proceeds" means all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which the Agent Bank or Lessor are entitled to be reimbursed pursuant to the Lease.

            "Net Sale Proceeds" means Gross Proceeds minus all Remarketing Sale Expenses, to the extent paid from Gross Proceeds.

            "Net Sale Proceeds Shortfall" means the amount by which the Net Sale Proceeds are less than the Limited Deficiency Amount.

            "Non-Consenting Bank" means any Bank which has denied, or is deemed to have denied, an Extension Request pursuant to Section 4.2(b) of the Backup Facility Agreement.

            "Non-U.S. Person" means any Person which is, or under U.S. Tax law is treated as, other than (i) a citizen or resident of the U.S. or (ii) a corporation or partnership created or organized in the U.S. or under the law of the U.S. or of any state in the U.S. or the District of Columbia.

            "Notice of Borrowing" is defined in Section 3.2(b) of the Backup Facility Agreement.

            "Officer's Certificate" (i) of a Person (other than Lessee) means a certificate signed by any individual holding the office of vice president or higher, and (ii) in respect of Lessee means a certificate signed by any Responsible Officer of Lessee.

            "Operative Agreements" means, collectively, the following: (a) the Participation Agreement; (b) the Lease; (c) the Trust Agreement; (d) the Certificates; (e) the SPC Loan Agreement; (f) the SPC Notes; (g) the Commercial Paper Documents; (h) the Financing Statements; (i) the Assignment of Lease and the Consent to Assignment; (j) the Collateral Trust Agreement; (k) the Administration Agreement; (l) the Mortgage; (m) the Guarantee; (n) any other Security Documents; (o) the Memorandum of Lease; (p) the Formation Documents; (q) the Requisitions; (r) the Condominium Documents; and (s) the Management Agreement (but only as of the Closing Date).

            "Overall Transaction" means all or any of the transactions and activities referred to in or contemplated by the Operative Agreements.

            "Overdue Rate" means, with respect to each type of Facility Loan or Investor Contribution then outstanding, the lesser of (a) the highest interest rate permitted by Legal Requirements, if any, and (b) the sum of (i) 2% plus (ii) the Interest Rate applicable to such Facility Loan or the Investor Yield Rate, as the case may be.

            "Participants" means collectively, the Banks, Agent Bank, the Collateral Agent, the Investors, Administrative Agent and SPC.

            "Participating Bank" is defined in Section 11.3(c) of the Participation Agreement.

            "Participation Agreement" means the Participation Agreement dated as of October 26, 2001 among Lessee, Lessor, Trustee, the Investors, SPC, the Banks, CP Administrative Agent, Agent Bank, and Collateral Agent.

            "Payment Date" means any date that is any of the following:   each Loan Payment Date and Certificate Payment Date,  each date on which the Commercial Paper matures, (c) the Maturity Date, and (d) each Quarterly Payment Date.

            "Payment Office" means the offices of the Collateral Agent and the Agent Bank at 270 Park Avenue, New York, New York 10017, or such other office as Collateral Agent and the Agent Bank may designate in writing to Lessee, Lessor, SPC and the Banks.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Percentage Share" for each Investor means the Investor Contribution of an Investor as a percentage of the aggregate Investor Contributions of all the Investors.

            "Permits" means all material licenses, approvals, authorizations, consents, permits (including environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for the lawful use and operation of the Property Interest.

            "Permitted Exceptions" means: (i) Liens of the types described in clauses (i), (ii), (v), (viii) and (ix) of the definition of Permitted Liens; (ii) Liens for Taxes not yet delinquent; and (iii) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent Bank, materially impair the use of the Property Interest for its intended purpose or its value as collateral.

            "Permitted Investments" means any one or more of the following types of investments which are denominated in U.S. Dollars and which in accordance with their respective terms mature not later than the Business Day next preceding the Payment Date next succeeding the date of such investment:

            (i)   marketable obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States of America or an agency or instrumentality thereof when such obligations are backed by the full faith and credit of the U.S.;

            (ii)   bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in U.S. Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $1,000,000,000, the short-term obligations of which are rated by the Rating Agencies at least as highly as the then current rating on the Commercial Paper;

            (iii)   repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above entered into with any counterparty whose short-term securities are rated by the Rating Agencies at least as highly as the then current rating on the Commercial Paper;

            (iv)   commercial paper (excluding commercial paper issued by SPC or Lessee) rated by the Rating Agencies at least as highly as the rating on the Commercial Paper;

            (v)   freely redeemable (upon demand and without charge) shares in money market funds that are rated by each of the Rating Agencies at its highest rating for such funds; and

            (vi)   subject to satisfaction of the Rating Agency Condition other short-term obligations of obligors, the acquisition of which is consistent with applicable law.

            "Permitted Leasehold Improvements" means leasehold improvements identified from time to time by Lessee in a capital plan delivered to the Agent Bank and acquired by Lessee as agent for Lessor prior to the funding of any Advances with respect to such Permitted Leasehold Improvements.

            "Permitted Leasehold Improvement Costs" means the following costs, in each case to be incurred by Lessee as agent for Lessor, subject to the rights of reimbursement therefore set forth in the Lease and the Participation Agreement: (a) all amounts paid or payable in connection with the designing, engineering, surveying, acquisition, installation, construction, maintenance, testing and validation of Permitted Leasehold Improvements, including, without limitation, the following: (i) soft costs, such as architectural fees, design fees, engineering fees and fees and costs paid in connection with obtaining project permits and approvals required by Legal Requirements; (ii) site preparation costs relating to Permitted Leasehold Improvements, including demolition costs; (iii) costs of offsite and other public improvements required as conditions of governmental approvals for the construction and installation of such improvements; (iv) all costs and expenses payable for supplies, materials, labor and profit relating to Permitted Leasehold Improvements under any construction contract; (v) payments (including nonrefundable deposits) to vendors or suppliers for specifically fabricated equipment and materials relating to Permitted Leasehold Improvements; (vi) internal labor costs of the Lessee attributable to such improvements; and (vii) increases in insurance premiums, taxes, utilities and similar carrying costs attributable to the construction or installation of such improvements, provided, that, in no event shall the aggregate amount of such costs and expenses exceed $60,000,000.

            "Permitted Liens" means: (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements; (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease; (iii) Liens for Taxes that either are not yet delinquent or are being contested in accordance with the provisions of Section 12.2(b) of the Participation Agreement; (iv) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens in connection with the construction of any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of such proceedings set forth in Section 13.1 of the Lease; (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Collateral Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens; (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 12.2 of the Participation Agreement; (vii) Permitted Exceptions; (viii) easements, rights of way and other encumbrances on title to real property pursuant to Section 12.2 of the Lease; (ix) Liens that are expressly set forth as title exceptions in, or exclusions from or limitations on the interest in land insured under, the title policy or binder delivered pursuant to Section 6.1(m) of the Participation Agreement; and (x) Liens under the Uniform Commercial Code on inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Subdivision, other than the Equipment modifications required to be titled in the name of Lessor or any such items which are financed with Advances, and excluding in all cases fixtures.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or Governmental Authority.

            "Petitioned Party" is defined in Section 9.5 of the Participation Agreement.

            "Placement Agents" means J.P. Morgan Securities Inc. and such other placement agent or agents as may be engaged by Lessee from time to time for the placement of the Commercial Paper; each a "Placement Agent".

            "Plan" means an Employee Benefit Plan that is sponsored or contributed to by the Lessee or, in the case of a Single Employer Plan or Multi-Employer Plan, by an ERISA Affiliate.

            "Pre-Funded Bank Deposit" is defined in Section 4.6 of the Backup Facility Agreement.

            "Pre-Funded Bank Deposit Account" is defined in Section 4.6 of the Backup Facility Agreement.

            "Pre-Funding Loan" is defined in Section 4.6 of the Backup Facility Agreement.

            "Prescribed Forms" means properly completed duly executed and filed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the U.S. and the country of residence of the Participant providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit SPC to make payments under the Backup Facility Agreement free of deduction or withholding of U.S. Tax.

            "Proceeding" is defined in Section 9.5(a) of the Participation Agreement.

            "Program Amount" means at any time the then outstanding principal amount of SPC Loans.

            "Prohibited Transaction" means a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408 or a regulatory or administrative exemption issued thereunder.

            "Project Costs" means all costs and expenses incurred by the Lessor or the Lessee or otherwise expended in connection with Lessor obtaining the Property Interest, including Property Interest Acquisition Cost, Transaction Expenses and other pre-closing and closing costs incurred by the Lessee in connection with the transactions contemplated by the Operative Agreements, including, but not limited to, the items specified below:

            (a)   the costs of preparing and processing in accordance with Legal Requirements the Condominium Documents, including without limitation, the costs of development, architectural and engineering services related to the Subdivision, including the costs of preparation of studies, surveys, reports, tests, plans and specifications;

            (b)    the costs of legal, accounting and other services related to the creation of the Subdivision and the acquisition of the Property Interests by the Lessor;

            (c)    any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Agreements;

            (d)    all expenses relating to Environmental Audits;

            (e)    fees and expenses relating to Appraisals;

            (f)    the costs incurred in connection with the making of any Permitted Leasehold Improvements;

            (g)    the fees of the Agent Bank pursuant to the Fee Letter Agreement as well as any upfront fees, trustee fees or other initial fees payable to the Participants upon the Closing Date; and

            (h)    such other items as the Agent Bank may reasonably approve in writing.

            "Property Interest" means the estate for years having a term of thirty five (35) years in the Condominium Interests reserved by Lessor pursuant to the Condominium Deed, including, without limitation, the interests in the Improvements located within the Condominium Units (other than the Utility Improvements) and all Appurtenant Rights so reserved by Lessor, inclusive of Lessor's interest in the Condominium Association and the Condominium Utility Owner. "Property Interest" does not include Lessee's reversionary interest in the Condominium Interests, Improvements and Appurtenant Rights following the expiration of said estate for years.

            "Property Interest Acquisition Cost" means the cost to, or on behalf of, the Lessor to acquire the Property Interest pursuant to the Conveyance Documents and the Condominium Deed (and, if the Conveyance Documents include an assignment to the Investors of the beneficial interest in Lessor, the cost to the Investors to acquire such interest), including the purchase price attributable to the Property Interest (or, if applicable, interests in Lessor) payable to BNP Leasing Corporation and Vacaville Statutory Trust 2000A, and to enter into the Condominium Documents, including all professional fees, and permitting, survey, title, freight and installation costs and other similar items of Project Costs. "Property Interest Acquisition Cost" does not include any cost paid by Lessee for its reversionary or other interests in the Subdivision.

            "Purchase Notice" is defined in Section 20.1 of the Lease.

            "Purchase Option" is defined in Section 20.1 of the Lease.

            "Purchase Option Price" is defined in Section 20.1 of the Lease.

            "Purchasing Bank" is defined in Section 11.3(a) of the Participation Agreement.

            "Quarterly Payment Date" means each December 31, March 31, June 30 and September 30, commencing December 31, 2001, and the Maturity Date; provided, however, that if any such date is not a Business Day, the Quarterly Payment Date shall be the next succeeding Business Day.

            "Rating Agencies" means S&P and Moody's.

            "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified SPC in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Commercial Paper.

            "Refunding Loans" is defined in Section 3.2(a) of the Backup Facility Agreement.

            "Register" is defined in Section 11.3(b) of the Participation Agreement.

            "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

            "Regulatory Change" means the enactment of or any change after the Closing Date in U.S. Federal or state laws or regulations (including, without limitation, Regulation D of the Board), or foreign laws or regulations, or in the interpretations thereof by any official regulatory body (which, if not having the force of law, shall be generally applicable to and complied with by banks of the same general type as the Banks and Investors) in the relevant jurisdiction), in any case applicable to the Operative Agreements.

            "Release" means the release, deposit, disposal or leak of any Hazardous Substance into or upon or under any land or water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like, which relates in any way to the Condominium Land or the Property Interest.

            "Remarketing Sales Expense" means all charges, costs and expenses of Lessor, Lessee and the Participants in connection with a sale pursuant to Section 21 of the Lease.

            "Rent" means the sum of the Basic Rent plus Supplemental Rent.

            "Reorganization" means, with respect to any Multi-employer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice requirement of Section 4043 of ERISA is waived by statute, regulation or otherwise.

            "Required Investors" means at any time Investors holding more than 50% of the aggregate face amount of the Certificates at the time outstanding.

            "Required Modification" means a Modification which is required to be made pursuant to a Legal Requirement.

            "Required Participants" means, at any time, Banks and Investors holding interests (i.e. Loans and Certificates) representing over 50% of the aggregate of the Loans and Investments at such time; provided, however, that, for purposes of this definition, the SPC shall be ignored in determining the Required Participants, and the Banks shall be allocated their respective shares of the outstanding principal amount of all SPC Loans.

            "Requisition" is defined in Section 5.2(a) of the Participation Agreement.

            "Responsible Officer" means the chief executive officer, president, the executive vice president, treasurer or secretary of any Person, or, with respect to financial matters, the chief financial officer or treasurer of the applicable Person.

            "Revolving Facility Loan" is defined in Section 3.1 of the Backup Facility Agreement.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "SEC" means the United States Securities and Exchange Commission.

            "Secured Obligations" means collectively the Secured SPC Loan Obligations and the Secured Facility Loan Obligations.

            "Secured Facility Loan Obligations" is defined in Granting Clause Second of the Collateral Trust Agreement

            "Secured SPC Loan Obligations" is defined in Granting Clause First of the Collateral Trust Agreement.

            "Securities Act" means the Securities Act of 1933.

            "Securities Exchange Act" means the Securities Exchange Act of 1934.

            "Securities Intermediary" means the Collateral Trustee as Securities Intermediary under the Collateral Trust Agreement, and any successor or substitute Securities Intermediary thereunder.

            "Security Documents" means, collectively, (i) the Collateral Trust Agreement, the Financing Statements, the Mortgage, the Assignment of Leases, the Lease, the Guarantee and all other documents hereafter delivered to, or on behalf of, or for the benefit of, SPC or granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the SPC Loan Agreement and/or under any of the other Operative Agreements, or (ii) the Collateral Trust Agreement and any other document given by SPC to secure its obligations pursuant to the Backup Facility Agreement and/or the other Operative Agreements.

            "Shared Rights" means the following rights retained by the Lessor, but not to the exclusion of the Agent Bank and the Collateral Agent:

            (a)   the right to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the Lessor pursuant to the Lease, the Participation Agreement or any other Operative Agreement,

            (b)   the right to inspect the Property Interest and otherwise exercise rights of the Lessor under Section 10.3 and 10.4 of the Lease,

            (c)   the right to retain all rights with respect to insurance that Section 14 of the Lease specifically confers upon the Lessor,

            (d)   the right to provide such insurance as the Lessee shall have failed to maintain or as the Lessor may (but not at the cost or expense of Lessee) desire,

            (e)   the right to enforce compliance by the Lessee with the provisions of Sections 8, 9, 10, 11 and 14 of the Lease,

            (f)   the right to reject any bid for the Property Interest pursuant to Section 21.1(b) of the Lease and to exercise the rights granted pursuant to Section 21.5 of the Lease; and

            (g)   subject to the other applicable provisions of this Agreement, the right to perform for the Lessee under Section 17 of the Lease.

            "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) either (a) renders the Property Interest permanently unfit for the Lessee's normal use for any reason whatsoever or (b) is so substantial in nature that restoration of the Property Interest to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

            "Significant Condemnation" means a Condemnation in whole or in any significant part of the Property Interest that in the reasonable, good faith judgment of the Lessee (as evidenced by an Officer's Certificate) either (a) renders the Property Interest permanently unfit for the Lessee's normal use or (b) is such that restoration of the Property Interest to substantially it condition as existed immediately prior to such Condemnation would be impracticable or impossible.

            "Significant Environmental Violation" means an Environmental Violation affecting the whole or a significant part of the Property Interest that in the reasonable, good faith judgment of Lessee (as evidenced by an Officer's Certificate) either (i) renders the Property Interest permanently unfit for the Lessee's normal use for any reason whatsoever, (ii) is so substantial in nature that restoration of the Property Interest to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible, or (iii) the cost to remediate the same would exceed $5,000,000.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multi-employer Plan.

            "SPC" is defined in the Preamble to the Participation Agreement.

            "SPC Certificate of Incorporation" means the Certificate of Incorporation of SPC dated as of October 15, 2001.

            "SPC Cost of Funds" means, for any day (i) the interest component (inclusive of dealer fees) of Commercial Paper which is due and payable on Commercial Paper which is maturing on that day, and (ii) any interest due and payable by SPC on that day under the Backup Facility Agreement.

            "SPC Financing Statements" means UCC financing statements made by Lessor, as debtor, and SPC, as secured party, appropriately completed and executed for filing in the appropriate state and county offices in the State in which the Property Interest is located in order to perfect a security interest in favor of the SPC and the Investors in Lessor's interest in the Fixtures and Equipment.

            "SPC Insolvency Event" means any Backup Facility Agreement Event of Default or Backup Facility Agreement Default in each case under Section 8.1(f) or (g) of the Backup Facility Agreement.

            "SPC Loan" is defined in Section 2.1 of the SPC Loan Agreement.

            "SPC Loan Agreement" means the SPC Loan Agreement dated as of October 26, 2001 between SPC and Lessor.

            "SPC Loan Collateral" is defined in Granting Clause First of the Collateral Trust Agreement.

            "SPC Loan Commitment" is defined in Section 2.1 of the SPC Loan Agreement.

            "SPC Loan Default" means any condition, event or act which, with notice or lapse of time or both, would become a SPC Loan Event of Default.

            "SPC Loan Documents" means, collectively, the SPC Loan Agreement, SPC Notes and, to the extent securing SPC Notes, the Security Documents.

            "SPC Loan Event of Default" means a "SPC Loan Event of Default" under Section 6.1 of the SPC Loan Agreement.

            "SPC Notes" is defined in Section 2.2 of the SPC Loan Agreement.

            "SPC Operative Agreement" is defined in Section 7.7(b) of the Participation Agreement.

            "SPC Payment Date" means (a) in respect of payments due that are described in clause (ii) of the definition of "SPC Cost of Funds", each Loan Payment Date, and (b) in respect of payments due that are described in clause (i) of the definition of "SPC Cost of Funds", each day on which Commercial Paper matures.

            "SPC Secured Parties" means the collective reference to the Banks and the CP Holders.

            "Subdivision" means that certain real property located in the City of Vacaville, County of Solano, California, described as Parcel 1 of Parcel Map 42-PM-99 as shown in Book 42 of Parcel Maps, Page 99, as Series No. 138037 in the Office of the County Recorder of Solano County, State of California, together with the Improvements located thereon from time to time.

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Supplemental Rent" means any and all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes, agrees or is obligated to pay to Lessor, any Participant or any other Person under the Operative Agreements (other than the Guarantee), including Transaction Expenses, Facility Fees, amounts owing in connection with indemnities (including indemnities under Section 8 and Section 12 of the Participation Agreement) and damages for breach of any covenants, representations, warranties or agreements.

            "Taxes" is defined in the definition of Impositions.

            "Term" means the period commencing on (and including) the Closing Date and ending on the Maturity Date.

            "Term Loan Purchaser" is defined in Section 4.4(b) of the Backup Facility Agreement.

            "Term Loans" is defined in Section 3.2(c) of the Backup Facility Agreement.

            "Termed Out Bank" is defined in Section 4.4(b) of the Backup Facility Agreement.

            "Termination Date" is defined in Section 16.2(a) of the Lease.

            "Termination Notice" is defined in Section 16.1(a) of the Lease.

            "Termination Value" means as of any determination date, an amount equal to the sum of (i) the aggregate outstanding principal of SPC Notes, accrued and unpaid interest on SPC Notes and any other amounts due under the SPC Loan Agreement, plus (ii) the aggregate outstanding amount of the Investor Contributions and all accrued and unpaid amounts due on account of the Investor Yield, and (iii) all other amounts due and owing to the Investor, Agent Bank or SPC under any Operative Agreements, including, without limitation, breakage costs.

            "Title Company" means Chicago Title Insurance Company, or such other title insurance company reasonably acceptable to the Agent Bank and the Investors.

            "Total Condemnation" means a Condemnation that involves a taking of Lessor's entire title to the Condominium Units.

            "Tranche A Percentage" means 87.4733007962%.

            "Tranche A SPC Loan" is defined in Section 2.1(b) of the SPC Loan Agreement.

            "Tranche A SPC Note" is defined in Section 2.2 of the SPC Loan Agreement.

            "Tranche B Percentage" means 9.5266992038%.

            "Tranche B SPC Loan" is defined in Section 2.1(b) of the SPC Loan Agreement.

            "Tranche B SPC Note" is defined in Section 2.2 of the SPC Loan Agreement.

            "Transaction Expenses" means

            (a)   the fees and expenses of the Appraiser and the Environmental Engineer;

            (b)   the fees and expenses of Agent Bank and the arrangement fee payable to the Arranger as set forth in the Fee Letter Agreement (including reasonable counsel fees and expenses);

            (c)   the fees and expenses of the Depositary, the Collateral Agent, and the Agent Bank, each as set forth in the Fee Letter Agreement (including reasonable counsel fees and expenses);

            (d)   all lien search fees, recording taxes, charges or other expenses incurred in connection with the perfection of Liens and the consummation of each of the filings and recordings described in Section 6.1(aa) of the Participation Agreement;

            (e)   the reasonable out-of-pocket expenses, disbursements or costs of Agent Bank, the Collateral Agent, the Arrangers, the Securities Intermediary, the Collateral Trustee, Lessee, the Lessor (i.e. a single counsel representing all the Investors) and Guarantor incurred in connection with the consummation of the transactions contemplated by the Operative Agreements, including, without limitation, each such party's reasonable legal and accounting fees and expenses (including, in the case of Lessee, any legal fees and expenses of BNP Leasing Corporation, Vacaville Statutory Trust 2000 or their participants for which Lessee is responsible in connection with the delivery of the Conveyancing Documents);

            (f)   the reasonable fees and reasonable out-of-pocket expenses of the Trust Company in connection with the transactions contemplated by the Operative Agreements, including, without limitation, the initial and annual Trust Company's fee and all reasonable fees and reasonable out-of pocket expenses of the Trust Company and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor trustee, for acting as trustee under the Trust Agreement;

            (g)   the fees payable to Arrangers, the Securities Intermediary and the Collateral Trustee in connection with the transactions contemplated by the Operative Agreements;

            (h)   any and all Taxes (to the extent provided in Section 12.2 of the Participation Agreement) and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, deed of trust, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements, including, without limitation, any prepayment of property taxes required in connection with the recordation of the Condominium Plan;

            (i)   any real estate brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the acquisition of the Property Interest or any portion thereof;

            (j)   all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Operative Agreements after the occurrence of a Default, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Agent Bank, each Bank and the Investors;

            (k)   all reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to the Operative Agreements requested by the Lessee or Guarantor and any other documents prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent Bank and the Lessor (i.e. a single counsel representing all the Investors);

            (l)   all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Lessee, the Collateral Agent and the Agent Bank in connection with any purchase of the Property Interest by the Lessee pursuant to the Lease; and

            (m)   the reasonable fees and reasonable out-of-pocket expenses of the Managing Agent in connection with the transactions contemplated by the Operative Agreements, including without limitation, the initial and annual Managing Agent's fee and all reasonable out-of-pocket expenses of the Managing Agent (including reasonable counsel fees and expenses) or any successor managing agent, for acting as manager under the Management Agreement.

            "Trust" is defined in the Preliminary Statement of the Trust Agreement.

            "Trust Agreement" means the Trust Agreement dated as of October 26, 2001 among the Investors and the Trustee.

            "Trust Company" means Wilmington Trust Company, a Delaware banking corporation, in its individual capacity.

            "Trust Estate" is defined in Section 2.2 of the Trust Agreement.

            "Trustee" means Wilmington Trust Company, not in its individual capacity but solely in its trust capacity under the Trust Agreement, and any co-trustee or successor appointed pursuant to the Trust Agreement.

            "Type" means either an ABR Loan or a Eurodollar Loan made pursuant to the Backup Facility Agreement.

            "UCC" means the Uniform Commercial Code of New York or any other applicable jurisdiction.

            "Unapplied Pre-Funded Bank Deposit" means at any time the portion of any Pre-Funded Bank Deposit that is on deposit in the Pre-Funded Bank Deposit Account.

            "Upfront Fee" means, as to any Bank, the upfront fees payable to it pursuant to the Fee Letter Agreement.

            "U.S." means the United States of America.

            "Utility Buy-In" means the purchase of equity interests in the Condominium Utility Owner by any Person pursuant to the Bylaws of the Condominium Utility Owner and the other Condominium Documents, to the extent the proceeds are distributable to Lessor in redemption of a portion of its membership interest in the Condominium Utility Entity.

            "Utility Deed" means that certain Grant Deed dated as of October 26, 2001 made by Lessor to Condominium Utility Owner, pursuant to which Lessor shall convey to Condominium Utility Owner all of Lessor's right, title and interest in and to the Utility Units (as defined therein) and the Utility Improvements.

            "Utility Improvements" has the meaning set forth in the Condominium Declaration.

            "Utility Property Interest" means the estate for years having a term of thirty five (35) years in the Utility Units, the Utility Improvements, and all Appurtenant Rights conveyed by Lessor to the Condominium Utility Owner pursuant to the Utility Deed.

EXHIBIT A
TO
PARTICIPATION AGREEMENT

GENENTECH, INC.

REQUISITION

                        GENENTECH, INC. (the "Lessee"), acting pursuant to Section 10.1(a) of the Participation Agreement referred to below, submits this Requisition and certifies, represents and warrants to each of the Lessor, SPC, the Investors, the Banks and The Chase Manhattan Bank, as Collateral Agent and Agent Bank, as follows (capitalized terms used in this Requisition and not otherwise defined herein shall have the meaning assigned to such terms in Annex A to the Participation Agreement dated as of October __, 2001, among the Lessee, Vacaville Real Estate Trust 2001, DNA Finance Corp., as SPC, the Investors a party thereto, the Banks a party thereto, The Chase Manhattan Bank, as Agent Bank and Collateral Agent and CP Administrative Agent) in each case as of the date hereof:

            1.    Amount.  (a)   The total amount of the Advance requested by this Requisition is $[     ]. The Advance will be comprised of SPC Loans [and Facility Loans] totaling $[     ] (97% of the amount requested) and Investor Contributions in the amount of $[     ] (3% of the amount requested).

            (b)    The total amounts of the unused SPC Loan Commitments and the unused Investor Contribution Commitments (after giving effect to the amount requested by this Requisition) are $[     ] and $[     ], respectively.

            2.    Date of Advance.  The Lessee requests that the Advance be made on _____________ __, 200[ ].

            3.    Type of Contribution or Loan. The Lessee requests that the Investor Contributions referred to above shall bear Investor Yield based upon [ABR] [the Eurodollar Rate with an Interest Period of ___ months] [and the Facility Loans, if any, requested above shall bear interest based upon [ABR] [the Eurodollar Rate with an Interest Period of ___ months].

            4.    Proceeds.  The Lessee represents and warrants that the proceeds of the Advance shall be used solely to pay [Project Costs and Transaction Expenses] [Permitted Leasehold Improvement Costs].

            5.    Representations and Warranties.  The Lessee hereby represents and warrants as follows in each case as of the date hereof:

            (a)    the representations and warranties of the Lessee and the Guarantor set forth in the Operative Agreements are true and correct in all material respects on and as of the date hereof. The Lessee and the Guarantor are in compliance with their respective obligations under the Operative Agreements and there exists no Lease Default or Lease Event of Default under any of the Operative Agreements. No Lease Default or Lease Event of Default will occur under any of the Operative Agreements as a result of the Advance requested by this Requisition; and

            (b)    All conditions precedent contained in the Participation Agreement and in the other Operative Agreements relating to the Advance requested herein have been satisfied in full;

            6.    Survival.  The agreements, statements, representation and warranties contained in this Requisition shall survive until all obligations of the Lessee or Guarantor under the Participation Agreement and the other Operative Agreements are paid or otherwise satisfied in full by the Lessee.

Date: ______________	GENENTECH, INC.

	By	__________________________________
Name: Title:

EXHIBIT B
TO
PARTICIPATION AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Participation Agreement, dated as of October 26, 2001 (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), among Genentech Inc. ("Genentech"), Vacaville Real Estate Trust 2001, as Lessor, Wilmington Trust Company, as Trustee, DNA Finance Corp., as SPC, various financial institutions as Investors and Banks, The Chase Manhattan Bank, as Agent Bank for the Banks, as Collateral Agent and as CP Administrative Agent to SPC. Unless otherwise defined herein, terms defined in the Participation Agreement and used herein shall have the means given to them in the Participation Agreement.

              _______________ (the "Assignor and _______________ (the "Assignee") agree as follows:

                        (a)   The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Date (as defined below), an interest (the "Assigned Interest"), as specified on Schedule 1, in and to the Assignor's rights and obligations under the Backup facility Agreement with respect to those credit facilities contained in the Backup Facility Agreement as are set forth on Schedule 1 individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

                        (b)   The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Backup Facility Agreement or with respect to the execution, legality, validity, enforceability genuineness, sufficiency or value of the Backup Facility Agreement, any other Operative Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Genentech, any of its Subsidiaries, Lessor, SPC or any other obligor or the performance or observance by Genentech, any of its Subsidiaries, Lessor, SPC or any other obligor of any of their respective obligations under the Operative Documents or any other instrument or document or document furnished pursuant hereto or thereto.

                        (c)   The Assignee (i) represents and warrants that it is legally authorized to enter into this assignment and Acceptance; (ii) confirms that it has received a copy of the Backup Facility Agreement and the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent Bank, the Collateral Agent or any other Participant and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under the Backup Facility Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Agent Bank to take such action as agent on its behalf and to exercise such powers and discretion under the Backup Facility Agreement, the other Operative Agreements or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent Bank by the terms thereof, together with such powers as are incidental thereto; (v) agrees that it will be bound by the provisions of the Backup Facility Agreement and the Participation Agreement and will perform in accordance with its terms all the obligations which by the terms of the Backup Facility Agreement and the Participation Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 12.3 of the Participation Agreement; and (vi) the Assignee acknowledges that the representations and warranties of Section 7.8 of the Participation Agreement are true, correct and binding upon it as of the Assignment Date.

                        (d)   The effective date of this Assignment and Acceptance shall be [ ], (the "Assignment Date"). Following the execution of this Assignment and the Acceptance, it will be delivered to the Agent Bank for acceptance by it and recording by the Agent Bank pursuant to the Participation Agreement, effective as of the Assignment Date (which shall not, unless otherwise agreed to by the agent Bank, be earlier than five Business Days after the date of such acceptance and recording by the Agent Bank.).

                        (e)   Upon such acceptance and recording, from and after the Assignment Date, the Agent Bank shall forward all payments in respect of the Assigned interest including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Assignment Date or accrue subsequent to the Assignment Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent Bank for periods prior to the Assignment Date or with respect to the making of this assignment directly between themselves.

                        (f)   From and after the Assignment Date, (i) the Assignee shall be a party to the Backup Facility Agreement and the Participation Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Operative Agreements and shall be bound by the provisions thereof and (ii) the assignor shall, to the extent provided in this Assignment and Acceptance, relinquish rights and be released from its obligations under the Backup Facility Agreement and the Participation Agreement.

                        (g)   This Assignment and Acceptance shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                        (h)   This Assignment and Acceptance may be executed by one or more of the parties to this Assignment and Acceptance on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Accepted for Recordation In the Register:	Consent to: (1)

THE CHASE MANHATTAN BANK, as Agent Bank	GENENTECH, INC.

By: __________________________________	By: __________________________________
Name: Title:	Name: Title:

THE CHASE MANHATTAN BANK as Agent Bank

By: __________________________________
Name: Title:

_______________________

(1)  If required.

SCHEDULE 1
TO ASSIGNMENT AND ACCEPTANCE
RELATING TO THE PARTICIPATION AGREEMENT,
DATED AS OF OCTOBER 26, 2001
AMONG GENENTECH, INC.,
VACAVILLE REAL ESTATE TRUST 2001, as Lessor,
WILMINGTON TRUST COMPANY, as Trustee,
DNA FINANCE CORP., as SPC, VARIOUS FINANCIAL INSTITUTIONS,
As Investors and Banks, and THE CHASE MANHATTAN BANK, as Agent Bank, as Collateral
Agent, and as CP Administrative Agent

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Facility Assigned	Amount Assigned	Percentage Assigned(1)

	$ ____________	$ _______________

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By: __________________________________	By: __________________________________
Name: Title:	Name: Title:

_______________________

(1)  Calculate the Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Commitments of all Banks.

SCHEDULE I
TO
PARTICIPATION AGREEMENT

Addresses for Payment and Other Communications

(a) Lessee
Address of Lessee
Genentech Inc. Attn: Corporate Secretary 1 DNA Way South San Francisco, CA 94080
	Facsimile:	(605) 952-9881

With a copy to:
Genentech Inc. Attn: Thomas Thomas 1 DNA Way South San Francisco, CA 94080
	Telephone:	(650) 225-3558
	Facsimile:	(650) 952-5024

And with a copy to:
Genentech Inc. Attn: Mark Asbury 1 DNA Way South San Francisco, CA 94080
	Telephone:	(650) 225-7166
	Facsimile:	(650) 952-9881

And with a copy to:
Morrison & Foerster LLP 555 West Fifth Street, Suite 3500 Los Angeles, CA 90013-1024
	Attention:	Thomas R. Fileti, Esq.
	Telephone:	(213) 892-5276
	Facsimile:	(213) 892-5454

(b) Lessor

Vacaville Real Estate Trust 2001 c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001
	Attention:	Corporate Trust Administration
	Telephone:	302-651-1000
	Facsimile:	302-651-8882

(c) Trust Company

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001
	Attention:	Corporate Trust Administration
	Telephone:	302-651-1000
	Facsimile:	302-651-8882
	ABA No.:	031100092

(d) Investors

(i)	Bank Hapoalim, B.M. 1177 Avenue of the Americas New York, NY 10036
Credit Contact:
	Attention:	James P. Surless
	Telephone:	(212) 782-2178
	Facsimile:	(212)782-2382

Administrative Contact:
	Attention:	Donna Gindoff
	Telephone:	(212) 782-2179
	Facsimile:	(212) 782-2187

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	Bank Hapoalim, B.M.
	Re:	Genentech
	Attention:	Commercial Loan Operations
	Account No.:	00117560000
	ABA No.:	026008866

(ii)	Wachovia Capital Investments, Inc. 191 Peachtree Street, NE Atlanta, Georgia 30303
Credit Contact: Wachovia Capital Investments, Inc. 191 Peachtree Street N.E. Atlanta, GA 30303
	Attention:	Charles O'Connor
	Telephone:	(404) 332-4490
	Facsimile:	(404) 332-4432
	Email:	charles.oconnor@wachovia.com

Administrative Contacts: Wachovia Capital Investments, Inc. 101 North Cherry Street Winston-Salem, NC 27102
	Attention:	Helen Lowder
	Telephone:	(336) 735-6063
	Facsimile:	(336) 773-6061
	Email:	helen.lowder@wachovia.com

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	Wachovia Leasing Corporation
	Re:	Genentech Vacaville
	Attention:	Helen Lowder
	Account No.:	8794-998514
	ABA No.:	053100494

(iii)	BNP Paribas 180 Montgomery Street San Francisco, CA 94104
	Attention:	Katherine Wolfe, Director
	Telephone:	1-415-772-1330
	Facsimile:	1-415-296-8954

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	BNP Paribas New York
	Re:	Genentech, Inc.
	Attention:	Dawn Hart
	Account No.:	BNP Paribas SF Account No. 14334000176
	ABA No.:	026007689

(e) SPC
DNA Finance Corp. c/o Global Securitization Services, LLC 114 West 47th Street, Suite 1715 New York, NY 10036
	Attention:	Mr. Andrew L. Stidd
	Telephone:	212-302-5151
	Facsimile:	212-302-8767

(f) Agent Bank

The Chase Manhattan Bank 1 Chase Manhattan Plaza, 8th floor New York, New York 10081
	Attention:	Christopher Gomes / Anne Bowles
	Telephone:	212-552-7326/ 212-270-5833
	Facsimile:	212-552-7500

with a copy to:

	Attention:	Dawn Leelum/ Shamir Kahn
	Telephone:	212-270-2472/ 212-270-5833
	Facsimile:	212-270-3279

	ABA/Acct. No.:	021000021
	Further credit to:	Acct No. 323224628
	Attention:	Christopher Gomes
	Ref:	Genentech Synth

(g) Banks

(i)	The Chase Manhattan Bank 1 Chase Manhattan Plaza New York, NY 10081
	Attention:	Sonia Rosario-Cancar
	Telephone:	212-552-7326
	Facsimile:	212-552-7500

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	Genentech
	Re:	Genentech
	Attention:	Doug Catron
	Account No.:	9420
	ABA No.:	021000021

with a copy to:

	Attention:	Dawn Leelum/ Shamir Kahn
	Telephone:	212-270-2472/ 212-270-5833
	Facsimile:	212-270-3279

(ii)	ABN Amro Bank N.V. 238 South LaSalle Street, Suite 1500 Chicago, IL 60604-1003

	Attention:	Connie Podgorny
	Telephone:	(312) 992-5110
	Facsimile:	(312) 992-5111

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	ABN AMRO Bank N.V.
	Re:	CPU # 00109363 Genentech Inc.
	Attention:	Chicago Branch CPU
	Account No.:	650-001-1789-41
	ABA No.:	026009580

(iii)	BNP Paribas 180 Montgomery Street San Francisco, CA 94104
	Attention:	Katherine Wolfe, Director
	Telephone:	1-415-772-1330
	Facsimile:	1-415-296-8954

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	BNP Paribas New York
	Re:	Genentech, Inc.
	Attention:	Dawn Hart
	Account No.:	BNP Paribas SF Account No. 14334000176
	ABA No.:	026007689

(iv)	The Bank of New York One Wall Street, 22nd Floor New York, NY 10286
	Attention:	Janeth Lopez
	Telephone:	212-635-6652
	Facsimile:	212-635-6397

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	The Bank of New York
	Re:	Genentech, Inc.
	Attention:	Commercial Loan Department (please specify amount)
	Account No.:	GLA111556
	ABA No.:	021000018

(v)	Credit Suisse First Boston 11 Madison Avenue New York, New York 10010
	Attention:	William S. Lutkins
	Telephone:	(212) 325-9705
	Facsimile:	(212) 325-8319

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	CSFB NY Trade Services
	Re:	Genentech Inc.
	Attention:	William Lutkins
	Account No.:	890-0329-262
	ABA No.:	021000018

(vi)	First Union National Bank 201 South College Street CP-17 Charlotte, NC 28288-1183
	Attention:	Doug Davis
	Telephone:	(704) 715-2370
	Facsimile:	(704) 374-4793

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	Healthcare For Profit
	Re:	Genentech
	Attention:	Tonya Rhyme
	Account No.:	1459168110012
	ABA No.:	053000219

(vii)	Mellon Bank, N.A. Three Mellon Bank, Rm. 2300 Pittsburgh, PA 15259
	Attention:	Emma Borza
	Telephone:	(412) 234-7365
	Facsimile:	(412) 209-6122

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	Loan Administration
	Re:	___________________
	Attention:	Emma Borza
	Account No.:	990873800
	ABA No.:	0430-0026-1

(viii)	UBS AG, Stamford Branch 677 Washington Avenue Stamford, Connecticut 06901
	Attention:	Marie Haddad
	Telephone:	(203) 719-5609
	Facsimile:	(203) 719-3888

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	_________________
	Re:	Genentech, Inc.
	Attention:	Marie Haddad
	Account No.:	101-WA-894001-001
	ABA No.:	026-007-993

(ix)	Wachovia Bank, N.A. 191 Peachtree Street, NE, 28th Floor Atlanta, Georgia 30303
	Attention:	Judy Duke
	Telephone:	(336) 777-5380
	Facsimile:	(336) 777-5111

Domestic Lending Office: Same as above

Eurodollar Lending Office: Same as above

Account Information:
	Name of Account:	FW Money Transfer Suspense Account
	Re:	_____________________
	Attention:	_____________________
	Account No.:	18-171-498
	ABA No.:	061000010

(h) Rating Agencies:

Standard & Poor's Ratings Services 25 Broadway, 13th floor New York, New York 10004
	Attention:	Helen Anagnostos

Moody's Investors Service, Inc. Structured Finance Group 99 Church Street, Fourth Floor New York, New York 10007
	Attention:	Sedare Coradin

(i) Placement Agents:

J. P. Morgan Securities Inc. 270 Park Avenue 9th Floor New York, New York 10017
	Attention:	Ralph Esposito
	Telephone:	(212) 834-5070
	Facsimile:	(212) 834-6560

(j) CP Administrative Agent

The Chase Manhattan Bank 450 West 33rd Street, 15th floor New York, New York 10001
	Attention:	Andrew J. Taylor
	Telephone:	212-946-7861
	Facsimile:	212-946-3875

with a copy to:

	Attention:	Dawn Leelum/ Shamir Kahn
	Telephone:	212-270-2472/ 212-270-5833
	Facsimile:	212-270-3279

	Account Information:	c/o Structured Finance Services/GTS
	Name of Account:	Genentech Funding Account
	Re:	Genentech Synth
	Attention:	_________________
	Account No.:	_________________
	ABA No.:	021000021

SCHEDULE II
TO
PARTICIPATION AGREEMENT

Investors and Commitments

Investor	Investor's Contribution Commitment
Wachovia Capital Investments, Inc.	$5,000,000
Bank Hapoalim BM	$4,550,000
BNP Paribas	$5,000,000